                                                                    EXHIBIT 10.5

================================================================================

                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                         E-TELECARE INTERNATIONAL, INC.

                                   AS PARENT,

                           MACARTHUR ACQUISITION CORP.

                                   AS BORROWER
               (THE RIGHTS AND OBLIGATIONS OF WHICH HEREUNDER ARE
                   TO BE ASSUMED BY PHASE 2 SOLUTIONS, INC.),

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.,

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                            DATED AS OF MAY 25, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    DEFINITIONS AND CONSTRUCTION.......................................      2

   1.1     DEFINITIONS...................................................      2
   1.2     ACCOUNTING TERMS..............................................     33
   1.3     CODE..........................................................     33
   1.4     CONSTRUCTION..................................................     33
   1.5     SCHEDULES AND EXHIBITS........................................     34

2.    LOAN AND TERMS OF PAYMENT..........................................     34

   2.1     REVOLVER ADVANCES.............................................     34
   2.2     TERM LOANS....................................................     34
   2.3     BORROWING PROCEDURES AND SETTLEMENTS..........................     35
   2.4     PAYMENTS......................................................     42
   2.5     OVERADVANCES..................................................     47
   2.6     INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS,
           AND CALCULATIONS..............................................     48
   2.7     CASH MANAGEMENT...............................................     50
   2.8     CREDITING PAYMENTS............................................     51
   2.9     DESIGNATED ACCOUNTS...........................................     51
   2.10    MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS........     52
   2.11    FEES..........................................................     52
   2.12    LETTERS OF CREDIT.............................................     53
   2.13    LIBOR OPTION..................................................     56
   2.14    CAPITAL REQUIREMENTS..........................................     59
   2.15    REGISTERED NOTES..............................................     59
   2.16    SECURITIZATION................................................     60

3.    CONDITIONS; TERM OF AGREEMENT......................................     60

   3.1     CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT.......     60
   3.2     CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT......     66
   3.3     CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT..............     66
   3.4     TERM..........................................................     67
   3.5     EFFECT OF TERMINATION.........................................     67
   3.6     EARLY TERMINATION BY BORROWER.................................     68

4.    CREATION OF SECURITY INTEREST......................................     68

   4.1     GRANT OF SECURITY INTEREST....................................     68
   4.2     NEGOTIABLE COLLATERAL.........................................     69
   4.3     COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE
           COLLATERAL....................................................     69
   4.4     FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS;
           DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.................     69
   4.5     POWER OF ATTORNEY.............................................     70
   4.6     RIGHT TO INSPECT..............................................     71
   4.7     CONTROL AGREEMENTS............................................     71

5.    REPRESENTATIONS AND WARRANTIES.....................................     71

   5.1     NO ENCUMBRANCES...............................................     72
   5.2     ELIGIBLE ACCOUNTS.............................................     72
   5.3     [INTENTIONALLY OMITTED].......................................     72
   5.4     EQUIPMENT.....................................................     72

   5.5     LOCATION OF BOOKS, INVENTORY AND EQUIPMENT....................     72
   5.6     INVENTORY RECORDS.............................................     72
   5.7     STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE;
           ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL
           TORT CLAIMS...................................................     72
   5.8     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............     73
   5.9     DUE AUTHORIZATION; NO CONFLICT................................     73
   5.10    LITIGATION....................................................     75
   5.11    NO MATERIAL ADVERSE CHANGE....................................     75
   5.12    FRAUDULENT TRANSFER...........................................     75
   5.13    EMPLOYEE BENEFITS.............................................     75
   5.14    ENVIRONMENTAL CONDITION.......................................     75
   5.15    BROKERAGE FEES................................................     76
   5.16    INTELLECTUAL PROPERTY.........................................     76
   5.17    LEASES........................................................     77
   5.18    DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS......................     77
   5.19    COMPLETE DISCLOSURE...........................................     77
   5.20    INDEBTEDNESS..................................................     78
   5.21    TAXES AND PAYMENTS............................................     78
   5.22    LABOR MATTERS.................................................     78
   5.23    ACQUISITION DOCUMENTS; MERGER DOCUMENTS.......................     78

6.    AFFIRMATIVE COVENANTS..............................................     79

   6.1     ACCOUNTING SYSTEM.............................................     79
   6.2     COLLATERAL REPORTING..........................................     79
   6.3     FINANCIAL STATEMENTS, REPORTS, CERTIFICATES...................     80
   6.4     GUARANTOR REPORTS.............................................     82
   6.5     [INTENTIONALLY OMITTED].......................................     82
   6.6     MAINTENANCE OF PROPERTIES.....................................     82
   6.7     TAXES.........................................................     82
   6.8     INSURANCE.....................................................     83
   6.9     LOCATION OF INVENTORY AND EQUIPMENT...........................     84
   6.10    COMPLIANCE WITH LAWS..........................................     84
   6.11    LEASES........................................................     84
   6.12    EXISTENCE.....................................................     84
   6.13    ENVIRONMENTAL.................................................     84
   6.14    DISCLOSURE UPDATES............................................     85
   6.15    FORMATION OF SUBSIDIARIES.....................................     85
   6.16    INTELLECTUAL PROPERTY.........................................     85
   6.17    ACQUISITION TRANSACTION; MERGER...............................     87
   6.18    PHASE2 ASSUMPTION DOCUMENTS...................................     87
   6.19    ACQUISITION LETTER OF CREDIT..................................     88
   6.20    EXCESS AVAILABILITY...........................................     88

7.    NEGATIVE COVENANTS.................................................     88

   7.1     INDEBTEDNESS..................................................     88
   7.2     LIENS.........................................................     89
   7.3     RESTRICTIONS ON FUNDAMENTAL CHANGES...........................     89
   7.4     DISPOSAL OF ASSETS............................................     90
   7.5     CHANGE NAME...................................................     90
   7.6     NATURE OF BUSINESS............................................     90
   7.7     PREPAYMENTS AND AMENDMENTS....................................     90
   7.8     [INTENTIONALLY OMITTED].......................................     90
   7.9     CONSIGNMENTS..................................................     90

   7.10    DISTRIBUTIONS.................................................     90
   7.11    ACCOUNTING METHODS............................................     91
   7.12    INVESTMENTS...................................................     91
   7.13    TRANSACTIONS WITH AFFILIATES..................................     91
   7.14    SUSPENSION....................................................     91
   7.15    COMPENSATION..................................................     91
   7.16    USE OF PROCEEDS...............................................     92
   7.17    INVENTORY AND EQUIPMENT WITH BAILEES..........................     92
   7.18    FINANCIAL COVENANTS...........................................     92
   7.19    ACQUISITION DOCUMENTS; MERGER DOCUMENTS.......................     94

8.    EVENTS OF DEFAULT..................................................     94

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES.............................     97

   9.1     RIGHTS AND REMEDIES...........................................     97
   9.2     REMEDIES CUMULATIVE...........................................     99

10.   TAXES AND EXPENSES.................................................     99

11.   WAIVERS; INDEMNIFICATION...........................................    100

   11.1    DEMAND; PROTEST; ETC..........................................    100
   11.2    THE LENDER GROUP'S LIABILITY FOR BORROWER COLLATERAL..........    100
   11.3    INDEMNIFICATION...............................................    100

12.   NOTICES............................................................    101

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.........................    102

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.........................    104

   14.1    ASSIGNMENTS AND PARTICIPATIONS................................    104
   14.2    SUCCESSORS....................................................    107

15.   AMENDMENTS; WAIVERS................................................    108

   15.1    AMENDMENTS AND WAIVERS........................................    108
   15.2    REPLACEMENT OF HOLDOUT LENDER.................................    109
   15.3    NO WAIVERS; CUMULATIVE REMEDIES...............................    109

16.   AGENT; THE LENDER GROUP............................................    110

   16.1    APPOINTMENT AND AUTHORIZATION OF AGENT........................    110
   16.2    DELEGATION OF DUTIES..........................................    111
   16.3    LIABILITY OF AGENT............................................    111
   16.4    RELIANCE BY AGENT.............................................    111
   16.5    NOTICE OF DEFAULT OR EVENT OF DEFAULT.........................    112
   16.6    CREDIT DECISION...............................................    112
   16.7    COSTS AND EXPENSES; INDEMNIFICATION...........................    113
   16.8    AGENT IN INDIVIDUAL CAPACITY..................................    113
   16.9    SUCCESSOR AGENT...............................................    114
   16.10   LENDER IN INDIVIDUAL CAPACITY.................................    114
   16.11   WITHHOLDING TAXES.............................................    114
   16.12   COLLATERAL MATTERS............................................    117
   16.13   RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.......    117
   16.14   AGENCY FOR PERFECTION.........................................    118
   16.15   PAYMENTS BY AGENT TO THE LENDERS..............................    118

   16.16   CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS..........    118
   16.17   FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY;
           DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION.........    119
   16.18   SEVERAL OBLIGATIONS; NO LIABILITY.............................    120
   16.19   BANK PRODUCT PROVIDERS........................................    120

17.   GENERAL PROVISIONS.................................................    120

   17.1    EFFECTIVENESS.................................................    120
   17.2    SECTION HEADINGS..............................................    120
   17.3    INTERPRETATION................................................    120
   17.4    SEVERABILITY OF PROVISIONS....................................    121
   17.5    COUNTERPARTS; ELECTRONIC EXECUTION............................    121
   17.6    REVIVAL AND REINSTATEMENT OF OBLIGATIONS......................    121
   17.7    CONFIDENTIALITY...............................................    121
   17.8    INTEGRATION...................................................    122
   17.9    DETERMINATIONS; JUDGMENT CURRENCY.............................    122

                             EXHIBITS AND SCHEDULES

Exhibit A-1        Form of Assignment and Acceptance Agreement
Exhibit C-1        Form of Compliance Certificate
Exhibit L-1        Form of LIBOR Notice
Exhibit M-1        Form of Merger Agreement
Exhibit P-1        Form of Phase2 Assumption Agreement

Schedule A-1       Agent's Account
Schedule C-1       Commitments
Schedule D-1       Designated Accounts
Schedule P-1       Permitted Liens
Schedule R-1       Restructuring Charges
Schedule 2.7(a)    Cash Management Banks
Schedule 5.5       Locations of Inventory and Equipment
Schedule 5.7(a)    States of Organization
Schedule 5.7(b)    Chief Executive Offices
Schedule 5.7(c)    Organizational Identification Numbers
Schedule 5.7(d)    Commercial Tort Claims
Schedule 5.8(b)    Capitalization of Parent's Subsidiaries
Schedule 5.10      Litigation
Schedule 5.14      Environmental Matters
Schedule 5.15      Brokerage Fees
Schedule 5.16(a)   Intellectual Property
Schedule 5.16(b)   Source Code Licenses
Schedule 5.18      Deposit Accounts and Securities Accounts
Schedule 5.20      Permitted Indebtedness
Schedule 5.21      Taxes and Payments
Schedule 7.12      Disbursement Accounts

                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of May 25, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), and, on the other hand, E-TELECARE INTERNATIONAL, INC., a Metro-Manila, Philippines corporation ("Parent"), and MACARTHUR ACQUISITION CORP. ("Newco"), a Delaware corporation (together with any successors of Newco, the "Company").

                                   WITNESSETH

          WHEREAS, Etelecare International, Inc., a Delaware corporation ("Etelecare US") is a wholly-owned subsidiary of Parent;

          WHEREAS, Newco is a newly formed company and is wholly-owned by Etelecare US;

          WHEREAS, Parent has assigned to Newco all of its rights, title and interest in and under that certain Stock Purchase Agreement, dated as of March 31, 2004 (the "Stock Purchase Agreement"), among Parent, Phase 2 Solutions, Inc., an Arizona corporation ("Phase2"), and the shareholders of Phase2 (the "Sellers"), pursuant to which Newco, as Parent's assignee, will acquire all of the stock (the "Phase2 Stock"), in a business combination transaction (the "Acquisition Transaction"), such Acquisition Transaction to be effective immediately upon receipt by the Sellers of the purchase price described in the Stock Purchase Agreement for the Sellers' shares of Phase2 Stock;

          WHEREAS, immediately following the Acquisition Transaction, Newco will merge with and into Phase2 (the "Merger"), with Phase2 surviving the Merger as a wholly-owned subsidiary of Etelecare US, pursuant to an Agreement of Merger substantially in the form of Exhibit M-1 hereto (the "Merger Agreement"), which provides, among other things, that (a) the Merger shall be effective automatically immediately following the consummation of the Acquisition Transaction and (b) Phase2 shall be the surviving corporation and shall become a wholly-owned subsidiary of Etelecare US;

          WHEREAS, in connection with the Merger, the rights and obligations of Newco as the "Borrower" (as hereinafter defined) hereunder and under the other Loan Documents (as hereinafter defined) will be assigned to Phase2 and assumed by Phase2 pursuant to the Phase2 Assumption Agreement (as hereinafter defined) and by operation of law (the "Phase2 Assumption");

          WHEREAS, after consummation of the Merger, Parent and its Subsidiaries plan to engage in the business of providing outsourced call center services and related functions to third parties; and

          WHEREAS, in order to (a) finance the Acquisition Transaction, (b) repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender (as hereinafter defined), (c) pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the Acquisition Documents (as hereinafter defined), the Merger Documents (as hereinafter defined), and the transactions contemplated hereby and thereby, and (d) finance ongoing working capital, capital expenditures, and general corporate needs of Parent and its subsidiaries following the Acquisition Transaction and the Merger, the Company and the Guarantors (as hereinafter defined) have requested that the Lenders extend credit to the Company pursuant to, and in accordance with, this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

          "Account" means an "account" (as such term is defined in Article 9 of the Code).

          "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a General Intangible.

          "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or its Subsidiaries.

          "Acquisition Documents" means the Stock Purchase Agreement and the other documents, instruments and agreements executed and delivered in connection with the Acquisition Transaction, or otherwise relating thereto, including the Subordinated Acquisition Note.

          "Acquisition Letter of Credit" means the Letter of Credit issued for the benefit of the Sellers as security for the Subordinated Acquisition Note.

          "Acquisition Transaction" has the meaning set forth in the recitals hereto.

          "Additional Documents" has the meaning set forth in Section 4.4(c).

          "Advances" has the meaning set forth in Section 2.1(a).

          "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and
Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

          "Agent" has the meaning set forth in the preamble to this Agreement.

          "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

          "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

          "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

          "Agent's Liens" means the Liens granted by Parent or its Subsidiaries to Agent under this Agreement or the other Loan Documents.

          "Agreement" has the meaning set forth in the preamble hereto.

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4.0% times the sum of
(i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination, and (e) during the period from and including the date that is the fourth anniversary of the Closing Date up to the Maturity Date, 1.0% times the sum of
(i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of Term Loan A on the date immediately prior to the date of determination; provided, however, that if this Agreement is terminated as a result of Borrower entering into a new financing arrangement with Wells Fargo or any Affiliate thereof, then the Applicable Prepayment Premium shall be deemed to be zero (0).

          "Assignee" has the meaning set forth in Section 14.1(a).

          "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

          "Authorized Person" means any officer or employee of Borrower.

          "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

          "Bank Product" means any financial accommodation extended to Parent or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

          "Bank Product Agreements" means those agreements entered into from time to time by Parent or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

          "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Parent or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or its Subsidiaries.

          "Bank Product Provider" means Wells Fargo or any of its Affiliates.

          "Bank Product Reserve" means, as of any date of determination, the lesser of (a) $500,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure of Parent and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding; provided, that in order to qualify as Bank Product Reserves, such reserves must be established on or prior to the date that the Bank Product Provider provides the applicable Bank Products and may not be subsequently increased unless new Bank Products are provided or the scope of a Bank Product previously provided is subsequently expanded; provided, further, that unless and until Borrower is extended any Bank Product by a Bank Product Provider, the Bank Product Reserve shall be zero ($0).

          "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

          "Base LIBOR Rate" means, with respect to any LIBOR Rate Loan for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 am (California time) two (2) Business Days prior to the first day of such Interest Period and having a maturity equal to such Interest Period; provided that, if no such British Bankers" Association LIBOR rate is available to the Agent, the applicable Base LIBOR Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Wells Fargo or an Affiliate thereof offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (California time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Rate Loan and having a maturity equal to such Interest Period, which determination shall be conclusive in the absence of manifest error.

          "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

          "Base Rate Loan" means the portion of the Advances or the Term Loans that bears interest at a rate determined by reference to the Base Rate.

          "Base Rate Margin" means 0.50 percentage points.

          "Base Rate Term Loan A Margin" means 3.50 percentage points.

          "Base Rate Term Loan B Margin" means 7.00 percentage points.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Parent or any Subsidiary or ERISA Affiliate of Parent has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

          "Books" means, with respect to a Person, such Person's now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of such Person's Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

          "Borrower" means initially Newco and, from and after the Phase2 Assumption, Phase2.

          "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

          (a) all of its Accounts,

          (b) all of its Books,

          (c) all of its commercial tort claims described on Schedule 5.7(d),

          (d) all of its Deposit Accounts,

          (e) all of its Equipment,

          (f) all of its General Intangibles,

          (g) all of its Inventory,

          (h) all of its Investment Property (including all of its securities and Securities Accounts),

          (i) all of its Negotiable Collateral,

          (j) all of its Supporting Obligations,

          (k) all of its money or other assets that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

          (l) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding the foregoing, "Collateral" shall not include (x) any rights or interests in any lease, license, or agreement if under the terms of such lease, license, or agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to

Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, or agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that the foregoing exclusion shall in no way be (i) construed to apply if any such prohibition would be rendered ineffective under the Code or other applicable law (including the Bankruptcy Code) or principles of equity,
(ii) construed so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of Borrower in or to the proceeds thereof, including monies due or to become due under any such lease, license, or agreement (including any Accounts), or (iii) construed to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, "Collateral" shall include any portion of such lease, license, or agreement that does not result in such prohibition; provided, further, that Borrower shall use its reasonable best efforts to obtain consents for the grant of a security interest or lien over any such lease, license, or agreement that is material to the operation of Borrower's business; or (y) any leased Real Property.

          "Borrower Intellectual Property Right" means all of Parent's or its Subsidiaries' right, title and interest in any Intellectual Property Right owned, used or held for use by Parent or any of its Subsidiaries, and any license agreement granting Parent or any of its Subsidiaries the right to use any Intellectual Property Right.

          "Borrower Intercompany Loans" means amounts loaned from time to time by Borrower to Parent, which loans shall not be secured by any assets or properties of Parent or any of its Subsidiaries.

          "Borrower Intercompany Note" means that certain promissory note evidencing the Borrower Intercompany Loans.

          "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loans) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

          "Borrowing Base" means, as of any date of determination, the difference between:

               (a) the lesser of

                    (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

                    (ii) an amount equal to Parent's and Borrower's Collections with respect to Accounts for the immediately preceding 90-day period (or 120-day period, from and after the Closing Date through August 31, 2004), minus

               (b) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Agent under
          Section 2.1(b).

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

          "Business Integration Costs" means all fees, costs and expenses incurred by Parent and its Subsidiaries in connection with the business restructuring to be consummated after the Acquisition and the Merger, including travel costs, severance payments, per diem expenses, and professional fees.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

          "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

          "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Cash Equivalents" means, as at any date of determination, (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one
(1) year from the date of acquisition thereof issued by (i) any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 or (ii) Citibank, N.A., Philippine Branch, (e) Deposit Accounts maintained with
(i) any bank that satisfies the criteria described in clauses (d)(i) or (d)(ii) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

          "Cash Management Account" has the meaning set forth in Section 2.7(a).

          "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Lead Lenders, each of which is among Parent or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

          "Cash Management Bank" has the meaning set forth in Section 2.7(a).

          "Cash Sweep Instruction" has the meaning set forth in Section 2.7(c).

          "Change of Control" means that (a) Permitted Holders fail to own and control, directly or indirectly, a majority of the Stock of Parent having the right to vote for the election of members of the Board of Directors prior to a listing by introduction or initial public offering of Parent's Stock, or more than 40% of such Stock after such initial public offering has been consummated,
(b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (c) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (d) except as contemplated by the Merger, Parent ceases to own, directly or indirectly, and control 100% of the outstanding Stock of each of its Subsidiaries in existence as of the Closing Date.

          "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

          "Closing Date Business Plan" means the set of Projections of Parent and its Subsidiaries for the three (3) year period following the Closing Date (on a year by year basis, and for the one (1) year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lead Lenders.

          "Code" means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

          "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Parent or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

          "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Parent's or its Subsidiaries' Books, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Lead Lenders.

          "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Commercial Tort Claim Assignment" has the meaning set forth in
Section 4.4(b).

          "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan A Commitment, its Term Loan B Commitment, or its
Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan A Commitments, their Term Loan B Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

          "Company" has the meaning set forth in the preamble hereto.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.

          "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, or (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was endorsed by, and received votes from, at least 51% of the Permitted Holders.

          "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Lead Lenders, executed and delivered by Parent or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

          "Copyright Security Agreement" means a copyright security agreement executed and delivered by Borrower, each Guarantor and Agent, the form and substance reasonably of which is satisfactory to Lead Lenders.

          "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

          "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

          "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

          "Defaulting Lender Rate" means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

          "Deposit Account" means any "deposit account" (as such term is defined in Article 9 of the Code).

          "Designated Accounts" means the Deposit Accounts of Borrower identified on Schedule D-1.

          "Designated Account Bank" has the meaning ascribed thereto on Schedule D-1.

          "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior six-month period, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, credits, or other dilutive items with respect to Borrower's and Parent's Accounts during such period, by (b) Borrower's and Parent's billings with respect to Accounts during such period.

          "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of 5.0%.

          "Disbursement Accounts" has the meaning set for in Section 7.12.

          "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lead Lenders.

          "Dollars" or "$" means United States dollars.

          "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to Parent, together with Parent's, Phase2's, and their respective Subsidiaries' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lead Lenders.

          "EBITDA" means, with respect to any fiscal period, Parent's, Borrower's and their Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, non-cash non-recurring or extraordinary expenses, Restructuring Charges, and depreciation and amortization for such period, in each case, as determined in accordance with GAAP.

          "Eligible Accounts" means those Accounts created by Parent and Borrower in the ordinary course of business, that arise out of Parent's and Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 60 days of due date or Accounts with payment terms of more than 60 days,

          (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

          (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or Parent, or an employee or agent of Borrower, Parent or any Affiliate of Borrower or Parent,

          (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

          (e) Accounts that are not payable in Dollars,

          (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(x) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent, or (z) the Account Debtor, while not organized under the laws of the United States, has significant United States operations, and the Account arises principally from the United States portion of such Account Debtor's operations,

          (g) Accounts with respect to which the Account Debtor is the United States or any state, department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower or Parent, as applicable, has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727 or, with respect to any state of the United States, such similar state statute),

          (h) Accounts with respect to which the Account Debtor is a creditor of Borrower or Parent, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account in writing, to the extent of such claim, right of setoff, or dispute,

          (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower and Parent exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, as to the following Account Debtors, the following percentage limitations (in lieu of 10%) shall apply for purposes hereof: (i) Dell, 35%; (ii) SBC, 30%; (iii) AT&T Wireless, 25%; (iv) Cingular, 20%; and (v) American Express, 15%; provided, further, that an aggregate percentage limitation of 55% shall apply for purposes hereof with respect to the Account Debtors set forth in (ii), (iii) and (iv) above; provided, further, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

          (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower or Parent has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

          (k) Accounts with respect to which the Account Debtor is both organized and maintains operations only in states or jurisdictions (e.g., New Jersey, Minnesota, and West Virginia) that require, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower or Parent has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower or Parent may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

          (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

          (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

          (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

          (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower or Parent of the subject contract for goods or services.

          "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans having (together with its Affiliates) total assets (including assets under management) in excess of $250,000,000, (d) any Lender or any Affiliate (other than individuals) of any Lender, including a fund or account managed by any Lender or an Affiliate of any Lender or its investment manager, including, in the case of Highbridge and its Affiliates, Bernard Leveraged Loan Investors, Ltd. (a "Related Fund"), (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

          "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Parent or its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Parent or its Subsidiaries, or any of their predecessors in interest.

          "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Parent or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 USC Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC Section 6901 et seq.; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC Section 2601 et seq.; the Clean Air Act, 42 USC
Section 7401 et seq.; the Safe Drinking Water Act, 42

USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Environmental Liabilities and Costs" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equipment" means "equipment" (as such term is defined in Article 9 of the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

          "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Parent or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Parent or any of its Subsidiaries is a member under IRC Section 414(m), or
(d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Parent or any of its Subsidiaries and whose employees are aggregated with the employees of Parent or its Subsidiaries under IRC Section 414(o).

          "Etelecare US" has the meaning set forth in the recitals hereto.

          "Event of Default" has the meaning set forth in Section 8.

          "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Parent and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Parent and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

          "Excess Cash Flow" means, as of the date any determination thereof is to be made, (a) EBITDA for the immediately preceding fiscal year, less (b)(i) total interest payments (to the extent paid in cash) on any Indebtedness of Borrower permitted hereunder during such period, determined in accordance with GAAP, (ii) principal payments on any Indebtedness of Borrower permitted hereunder paid in cash during such period (but, in the case of revolving loans, only to the extent that the revolving credit commitment with respect thereto is permanently reduced by the amount of such payments), (iii) all Lender Group Expenses paid during such period, (iv) all Capital Expenditures made during such period, (v) payments of Taxes made in cash during such period and (vi) the excess, if any, of Working Investment at the end of such period over Working Investment at the beginning of such period (or plus the excess, if any, of Working Investment at the beginning of such period over Working Investment at the end of such period).

          "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

          "Existing Lenders" means First Community Financial Corporation and Philippines Bank of Communications.

          "Extraordinary Receipts" means any cash received by Parent or any of its Subsidiaries not in the ordinary course of business, including (i) foreign, United States, state or local tax refunds (other than the New Mexico Subsidy (as such term is defined in the Stock Purchase Agreement)), solely to the extent that the aggregate amount of such refunds exceeds $250,000 in any fiscal year,
(ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof),
(vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement; it being understood that "Escrow Funds" (as defined in the Stock Purchase Agreement) released to Parent or any of its Subsidiaries pursuant to the terms of the Stock Purchase Agreement shall not constitute Extraordinary Receipts hereunder.

          "February Payment Date" means the date that Parent makes final payments, in full, to Sellers pursuant to Section 2.4(b) of the Stock Purchase Agreement.

          "Federal Lien" has the meaning set forth in Section 8.7(a).

          "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Lead Lenders.

          "FEIN" means Federal Employer Identification Number.

          "Filing Authorization Letter" means a letter duly executed by Borrower and each Guarantor authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents.

          "Funded Debt" means, as of any date of determination, total outstanding Obligations constituting Indebtedness of Parent and its Subsidiaries, determined on a consolidated basis, without duplication, in accordance with GAAP.

          "Funding Date" means the date on which a Borrowing occurs.

          "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

          "GAAP" means (i) with respect to Phase2, generally accepted accounting principles as in effect from time to time in the United States, consistently applied, and (ii) with respect to the Parent, generally accepted accounting principles as in effect from time to time in the Philippines, consistently applied.

          "General Intangibles" means "general intangibles" (as such term is defined in Article 9 of the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

          "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

          "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Guarantors" means (a) each Subsidiary of Borrower, (b) Parent, and
(c) Etelecare US, and "Guarantor" means any one of them.

          "Guarantor Security Agreement" means one or more security agreements executed and delivered by each Guarantor in favor of Agent, in each case, in form and substance satisfactory to Lead Lenders.

          "Guaranty" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Lead Lenders.

          "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Parent or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

          "Highbridge" means Highbridge/Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership.

          "Holdout Lender" has the meaning set forth in Section 15.2(a).

          "Indebtedness" means, as applied to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives, or other similar products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements, and
(g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

          "Indemnified Liabilities" has the meaning set forth in Section 11.3.

          "Indemnified Person" has the meaning set forth in Section 11.3.

          "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or other applicable bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, corporate rehabilitations, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and including the appointment of a trustee, receiver, administrative receiver, administrator or similar officer.

          "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

          "Intellectual Property Right" means any copyright, patent, or trademark (including any registrations or applications for registration of any of the foregoing), or trade secret including, but not limited to, any such legal rights included in any schematics, technology, know-how, computer software programs or applications (in both source code and object code form) or in other tangible or intangible information or material, and any license to use the foregoing.

          "Intercompany Loans" means Parent Intercompany Loans and Borrower Intercompany Loans.

          "Intercompany Notes" means the Parent Intercompany Note and the Borrower Intercompany Note.

          "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Parent and each of its Subsidiaries and Agent, the form and substance of which is satisfactory to Lead Lenders.

          "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

          "Inventory" means "inventory" (as such term is defined in Article 9 of the Code).

          "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Investment Property" means "investment property" (as such term is defined in Article 9 of the Code).

          "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

          "Issuing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

          "Judgment Currency" has the meaning set forth in Section 17.9.

          "Judgment Conversion Date" has the meaning set forth in Section 17.9.

          "L/C" has the meaning set forth in Section 2.12(a).

          "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "L/C Undertaking" has the meaning set forth in Section 2.12(a).

          "Lead Lenders" means WFF and Highbridge.

          "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

          "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

          "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Parent or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) out-of-pocket fees or charges paid or incurred by the Lead Lenders in connection with the Lender Group's transactions with Parent or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, Uniform Commercial Code and other applicable searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisals (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of the Lead Lenders related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Parent or any of its Subsidiaries, (h) Agent's and each Lender's reasonable out-of-pocket costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Parent or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.

          "Lender Side Letter Agreement" means an agreement among two or more of the Lenders, as amended, modified, supplemented or restated from time to time in accordance with the terms thereof.

          "Leverage Ratio" means, with respect to Parent and its Subsidiaries for any period, the ratio of (a) Funded Debt as of the last day of the applicable period to (b) EBITDA for such period.

          "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

          "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

          "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

          "LIBOR Notice" means a written notice in the form of Exhibit L-1.

          "LIBOR Option" has the meaning set forth in Section 2.13(a).

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

          "LIBOR Rate Margin" means 3.00 percentage points.

          "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.

          "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guarantor Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Philippines Security Documents, the Securities Pledge Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Parent or any of its Subsidiaries and the Lender Group in connection with this Agreement (including any agreements entered into pursuant to Section 6.15).

          "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) a material impairment of Parent's or any of its Subsidiaries' ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Parent or its Subsidiaries.

          "Maturity Date" has the meaning set forth in Section 3.4.

          "Maximum Credit Amount" means $37,500,000.

          "Maximum Revolver Amount" means $15,000,000.

          "Merger" has the meaning set forth in the recitals hereto.

          "Merger Agreement" has the meaning set forth in the recitals hereto.

          "Merger Documents" means the Merger Agreement and any other documents, instruments and agreements executed and delivered in connection with the Merger or otherwise relating thereto.

          "Moody's" has the meaning set forth in the definition of Cash Equivalents.

          "Mortgage Policy" has the meaning set forth in Section 3.1(v).

          "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Parent, Borrower or any of their Subsidiaries in favor of Agent, in form and substance satisfactory to Lead Lenders, that encumber the Real Property Collateral or other Collateral (in the case of chattel mortgages).

          "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

          "Newco" has the meaning set forth in the preamble hereto.

          "Non-Federal Non-Priority Lien" has the meaning set forth in Section 8.7(b).

          "Non-Federal Priority Lien" has the meaning set forth in Section
8.7(a).

          "Obligations" means (a) all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

          "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Parent, together with the Company's, Phase2's and the Guarantors' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lead Lenders.

          "Originating Lender" has the meaning set forth in Section 14.1(e).

          "Overadvance" has the meaning set forth in Section 2.5.

          "Parent" has the meaning set forth in the preamble hereto.

          "Parent Intercompany Loans" means amounts loaned from time to time by Parent to Borrower, the proceeds of which shall be used by Borrower solely to repay the Obligations, which loans shall not be secured by any assets or properties of Borrower or any of its Subsidiaries.

          "Parent Intercompany Note" means that certain promissory note evidencing the Parent Intercompany Loans.

          "Participant" has the meaning set forth in Section 14.1(e).

          "Participant Register" has the meaning set forth in Section 14.1(i).

          "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower, each Guarantor and Agent, the form and substance of which is satisfactory to Lead Lenders.

          "Pay-Off Letter" means a letter, in form and substance satisfactory to Lead Lenders, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Parent and its Subsidiaries owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Parent and its Subsidiaries.

          "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and
(e) sales or other dispositions of Equipment in an aggregate amount not to exceed $150,000 in any calendar year.

          "Permitted Holder" means a group that includes one or more of Crimson Asia Capital, Ltd., Crimson Investments, Ltd., Crimson Velocity Funds LP, Electra Partners Mauritius Limited, A Soriano Corporation, AIG Asian Opportunity Fund LP, Philamlife, Integrated Telecom LLC, James W. Franke, and Derek W. Holley.

          "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Parent or any of its Subsidiaries effected in the ordinary course of business or owing to Parent or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Parent or its Subsidiaries, (e) Intercompany Loans, (f) the Acquisition Transaction, (g) Investments by Parent or Borrower in any Guarantor, and (h) Investments that are Permitted Reorganization Transactions.

          "Permitted Liens" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (i) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that (i) do not materially interfere with or impair the use or operation thereof and (ii) are not Environmental Liens, and (l) deposits made available to lessors or landlords in connection with the lease of Real Property, in an aggregate amount not to exceed $1,000,000 at any time.

          "Permitted Protest" means the right of Parent or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

          "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $2,500,000.

          "Permitted Reorganization Transaction" means (a) any transaction pursuant to which Parent or any Subsidiary thereof (other than Borrower) is merged with or into the Borrower or any Guarantor, provided, that, with respect to any such transaction, the surviving entity is either the Borrower or such Guarantor or (b) any transaction pursuant to which Parent or any Subsidiary thereof (other than Borrower) is merged with or into any Person (other than Borrower), provided, that, with respect to any such transaction, (i) the surviving entity is a Guarantor and (ii) no Change of Control shall have occurred.

          "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Phase2" has the meaning set forth in the recitals hereto.

          "Phase2 Assumption" has the meaning set forth in the recitals hereto.

          "Phase2 Assumption Agreement" means the Assumption Agreement to be executed and delivered by Newco and Phase2 in connection with the Merger, substantially in the form of Exhibit P-1 hereto, with such changes thereto as shall be approved by Lead Lenders, providing for the Phase2 Assumption.

          "Phase2 Stock" has the meaning set forth in the recitals hereto.

          "Philippines Security Documents" means those deeds of assignment and Mortgages entered into by Parent in favor of Agent, in form and substance reasonably satisfactory to Lead Lenders.

          "Pledged Notes" means the promissory notes, including the Intercompany Notes, pledged to Agent pursuant to the Securities Pledge Agreement.

          "Projections" means Parent's and its Subsidiaries' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent's and its Subsidiaries' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means, as of any date of determination:

          (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto,
(i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

          (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

          (c) with respect to a Lender's obligation to make the Term Loan A and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of Term Loan A, the percentage obtained by dividing (y) such Lender's Term Loan A Commitment, by (z) the aggregate amount of all Lenders' Term Loan A Commitments, and (ii) from and after the making of Term Loan A, the percentage obtained by dividing (y) the principal amount of such Lender's portion of Term Loan A by (z) the principal amount of the Term Loan A, and

          (d) with respect to a Lender's obligation to make the Term Loan B and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of Term Loan B, the percentage obtained by dividing (y) such Lender's Term Loan B Commitment, by (z) the aggregate amount of all Lenders' Term Loan B Commitments, and (ii) from and after the making of Term Loan B, the percentage obtained by dividing (y) the principal amount of such Lender's portion of Term Loan B by (z) the principal amount of the Term Loan B, and

          (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing

(i) such Lender's Revolver Commitment plus the outstanding principal amount of such Lender's portion of the Term Loans, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loans; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender's portion of the Term Loans, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of the Term Loans.

          "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 180 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

          "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Parent and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of a bank or securities intermediary located within the United States.

          "Qualified Philippines Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Parent that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of a bank or securities intermediary located within the Philippines.

          "Rating Agencies" has the meaning set forth in Section 2.16.

          "Real Property" means any estates or interests in real property now owned or hereafter acquired by Parent or its Subsidiaries and the improvements thereto.

          "Real Property Collateral" means Real Property hereafter acquired by Parent or its Subsidiaries.

          "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          "Register" has the meaning set forth in Section 14.1(h).

          "Registered Loan" means any loan recorded on the Register pursuant to
Section 14.1(h).

          "Registered Note" has the meaning set forth in Section 2.15.

          "Related Fund" has the meaning set forth in the definition of Eligible Transferee.

          "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.

          "Replacement Lender" has the meaning set forth in Section 15.2(a).

          "Report" has the meaning set forth in Section 16.17.

          "Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $5,000,000.

          "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (e) of the definition of Pro Rata Shares) equal or exceed 51%; provided that (a) so long as WFF and its Affiliates hold not less than 50% of the sum of (i) the Revolver Commitment (or if the Revolver Commitment has been terminated or reduced to zero, the then extant Revolver Usage), and (ii) the Term Loan A Commitment (or, from and after the making of Term Loan A, the aggregate unpaid principal amount of Term Loan A), "Required Lenders" shall include WFF, and (b) so long as Highbridge and its Affiliates and Related Funds hold not less than 50% of the Term Loan B Commitment (or, from and after the making of the Term Loan B, the aggregate unpaid principal amount of the Term Loan B), "Required Lenders" shall include Highbridge.

          "Required Revolver/Term Loan A Lenders" means, at any time, (a) Agent and (b) Lenders whose Pro Rata Shares equal or exceed 51% of the aggregate of the Revolver Commitment and the Term Loan A Commitment.

          "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Responsible Person" means Borrower's President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or Treasurer.

          "Restructuring Charges" means those fees, costs and expenses incurred by Parent its Subsidiaries set forth on Schedule R-1 hereto in connection with the financing contemplated by this Agreement, the Acquisition and the Merger, as well as Business Integration Costs; provided, however, that the aggregate amount of Business Integration Costs included in "Restructuring Charges" shall not exceed $250,000.

          "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

          "Revolver Usage" means, as of any date of determination, the sum of
(a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.

          "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "SEC" means the United States Securities and Exchange Commission and any successor thereto.

          "Securities Account" means a "securities account" (as such term is defined in Article 8 of the Code).

          "Securities Pledge Agreement" means a securities pledge agreement, in form and substance reasonably satisfactory to Lead Lenders, executed and delivered by Borrower and Guarantors to Agent.

          "Securitization" has the meaning set forth in Section 2.16.

          "Securitization Liabilities" has the meaning set forth in Section
2.16.

          "Securitization Parties" has the meaning set forth in Section 2.16.

          "Sellers" has the meaning set forth in the recitals hereto.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

          "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

          "S&P" has the meaning set forth in the definition of Cash Equivalents.

          "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Stock Purchase Agreement" has the meaning set forth in the recitals hereto.

          "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls a majority of the shares of Stock having ordinary voting power to elect the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Supporting Obligation" means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

          "Suppressed Availability" means, as of any date of determination, the difference between (a) an amount equal to (i) the Borrowing Base less (ii) the Letter of Credit Usage less (b) Availability.

          "Swing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

          "Taxes" has the meaning set forth in Section 16.11.

          "Term Loan A" has the meaning set forth in Section 2.2(a).

          "Term Loan A Amount" means $9,000,000.

          "Term Loan A Commitment" means, with respect to each Lender, its Term Loan A Commitment, and, with respect to all Lenders, their Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

          "Term Loan A Formula Amount" means, at any date of determination, the lesser of (a) an amount equal to the result of (i) 1.75 times EBITDA for the immediately preceding 12-month period less (ii) the Maximum Revolver Amount and
(b) an amount equal to (i) 35% of the low concluded range of Parent and its Subsidiaries' business enterprise valuation, based upon the most recent annual valuation report by a qualified appraisal company selected by Lead Lenders less
(ii) the Maximum Revolver Amount.

          "Term Loan B" has the meaning set forth in Section 2.2(b).

          "Term Loan B Amount" means $13,500,000.

          "Term Loan B Commitment" means, with respect to each Lender, its Term Loan B Commitment, and, with respect to all Lenders, their Term Loan B Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

          "Term Loans" has the meaning set forth in Section 2.2(b).

          "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 14.1.

          "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower, each Guarantor and Agent, the form and substance of which is reasonably satisfactory to Lead Lenders.

          "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

          "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

          "United States" means the United States of America.

          "Voidable Transfer" has the meaning set forth in Section 17.6.

          "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

          "WFF" means Wells Fargo Foothill, Inc., a California corporation.

          "Working Investment" means, at any date of determination thereof, (i) the sum, for any Person and its Subsidiaries, of (A) the unpaid face amount of all accounts receivable of such Person and its Subsidiaries as at such date of determination, plus (B) the aggregate amount of prepaid expenses and other current assets (including inventory, but excluding cash and cash equivalents) of such Person and its Subsidiaries as at such date of determination, minus (ii) the sum, for such Person and its Subsidiaries, of (A) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (B) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes).

     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern.

     1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1 REVOLVER ADVANCES.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.

          (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

          (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

          (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2 TERM LOANS.

          (a) TERM LOAN A. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan A Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, "Term Loan A") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan A Amount. Term Loan A shall be repaid in monthly installments, each in an amount equal to one-thirty-sixth (1/36th) of the Term Loan A Amount, plus accrued and unpaid interest on such amounts, such installments to be due and payable on the first day of each month commencing on August 1, 2004 and continuing until the Maturity Date, with the outstanding unpaid principal balance and all accrued and unpaid interest under Term Loan A due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under Term Loan A shall constitute Obligations. Once any portion of Term Loan A has been paid or prepaid, it may not be reborrowed.

          (b) TERM LOAN B. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan B Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, "Term Loan B," and, collectively with Term Loan A, the "Term Loans") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan B Amount. On the earlier of (i) the Maturity Date and (ii) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration, the unpaid balance of Term Loan B shall be due and payable in full, together with all accrued and unpaid interest on such amount. All amounts outstanding under Term Loan B shall constitute Obligations. Once any portion of Term Loan B has been paid or prepaid, it may not be reborrowed.

     2.3 BORROWING PROCEDURES AND SETTLEMENTS.

          (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, (ii) the applicable Designated Account, and
(iii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for a Swing Loan in an amount of $1,500,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

          (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

          (c) MAKING OF LOANS.

               (i) In the event that Agent shall elect to have the terms of this
Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loans, as applicable), Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the applicable Designated Accounts; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loans) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

               (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the Term Loans, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances (or portion of the Term Loans, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of the Term Loans, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of the Term Loans, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance (or portion of the Term Loans, as applicable) to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

          (d) MAKING OF SWING LOANS.

                (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to the applicable Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                (ii) The Swing Loans shall be secured by the Agent's Liens, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

          (e) AGENT ADVANCES.

               (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any time, when taken together with the aggregate principal amount of Overadvances made in accordance with
Section 2.3(i) hereof outstanding at any time, shall not exceed an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $1,500,000. Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a

LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

               (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Advances and Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

          (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Parent's or its Subsidiaries' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including
Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

               (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

               (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

          (g) NOTATION. Agent shall record on its books the principal amount of the Advances (or portion of the Term Loans, as applicable) owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances (or portion of the Term Loans, as applicable) in its books and records, including computer records.

          (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

          (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including Swing Loans), the outstanding Revolver Usage does not exceed the Borrowing Base by more than an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $1,500,000, (ii) after giving effect to such Advances (including Swing Loans), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, (iii) the aggregate principal amount of Overadvances made pursuant to this Section 2.3(i) when taken together with the aggregate principal amount of Agent Advances made pursuant to Section 2.3(e) does not exceed at any time an amount equal to the lesser of (x) 10% of the Borrowing Base then in effect and (y) $1,500,000, and (iv) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                    (A) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                    (B) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

     2.4  PAYMENTS.

          (a) PAYMENTS BY BORROWER.

               (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (b) APPORTIONMENT AND APPLICATION.

               (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Except as otherwise specifically provided in clause (b)(iii) below or Section 2.4(c), all payments shall be remitted to Agent and all such payments (other than payments received while no Event of Default has occurred and is continuing and which relate to the payment of principal or interest or Obligations to which a particular fee or expense relates), and all proceeds of Collateral received by Agent, shall be applied as follows:

                    (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                    (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                    (C) third, to pay any fees then due to Agent (for its separate account, after giving effect to the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                    (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full; provided that, if an Event of Default has occurred and is continuing, the priority of the payment of any fee payable to any Lender with respect to its Term Loan B shall, unless the Required Revolver/Term Loan A Lenders agree in their sole discretion to forego deferring such payment, be deferred to item "fifteenth" below,

                    (E) fifth, to pay interest due in respect of all Agent Advances until paid in full,

                    (F) sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans, and the Term Loans until paid in full; provided that, if an Event of Default has occurred and is continuing, the priority of the payment of any interest payable to any Lender with respect to its Term Loan B shall, unless the Required Revolver/Term Loan A Lenders agree in their sole discretion to forego deferring such payment, be deferred to item "sixteenth" below,

                    (G) seventh, to pay the principal of all Agent Advances until paid in full,

                    (H) eighth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan A until paid in full,

                    (I) ninth, so long as no Event of Default has occurred and is continuing, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to Term Loan B until paid in full,

                    (J) tenth, to pay the principal of all Swing Loans until paid in full,

                    (K) eleventh, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Parent or its Subsidiaries in respect of Bank Products until paid in full,

                    (L) twelfth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                    (M) thirteenth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full,
(ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established on or prior to the date that the Bank Product Provider provides the applicable Bank Product, until Parent's and its Subsidiaries' obligations in respect of Bank Products have been paid in full or the cash collateral amount has been exhausted,

                    (N) fourteenth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of Term Loan A (in the inverse order of the maturity of the installments due thereunder) until Term Loan A is paid in full,

                    (O) fifteenth, if an Event of Default has occurred and is continuing, to pay fees due in respect of Term Loan B, until paid in full,

                    (P) sixteenth, if an Event of Default has occurred and is continuing, to pay interest due in respect of Term Loan B, until paid in full,

                    (Q) seventeenth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of Term Loan B, until paid in full,

                    (R) eighteenth, if an Event of Default has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Parent's and its Subsidiaries' obligations in respect of Bank Products), and

                    (S) nineteenth, to Borrower (to be wired to the Designated Account specified by Borrower) or such other Person entitled thereto under applicable law.

               (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

               (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

               (iv) For purposes of the foregoing (other than clause (R)), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, except to the extent that default interest (but not any other interest) and loan fees, each arising from or related to a default are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (R), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (v) Notwithstanding anything to the contrary in this Agreement, the Applicable Prepayment Premium shall not be paid to any Lender until all other Obligations have been paid in full.

               (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

          (c) PREPAYMENTS.

               (i) OPTIONAL PREPAYMENTS. The Term Loans may be voluntarily prepaid in full or in part at any time without any penalty or premium, subject to the terms of Section 3.6; provided that (A) no Event of Default shall have occurred or be continuing either immediately before or immediately after such prepayment and (B) the sum of (1) Excess Availability plus (2) Qualified Cash plus (3) Suppressed Availability is not less than $7,500,000 immediately after giving effect to such prepayment. Any such prepayments shall be applied first to the outstanding principal amount of the Term Loan A, in the inverse order of maturity, until paid in full, and second to the outstanding principal amount of the Term Loan B, until paid in full.

               (ii) MANDATORY PREPAYMENTS.

                    (A) Borrower shall immediately prepay the outstanding principal amount of the Term Loans in the event that the Revolver Commitment is terminated for any reason.

                    (B) If on any day the aggregate outstanding principal amount of the Term Loan A exceeds the Term Loan A Formula Amount, Borrower shall immediately prepay the outstanding principal of Term Loan A in accordance with
Section 2.4(d)(i) in an amount equal to such excess.

                    (C) Upon the receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall immediately prepay the outstanding principal of the Term Loans and the Advances in accordance with Section 2.4(d)(ii) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                    (D) On or prior to the date that is 100 days after the end of each fiscal year of Parent commencing with the fiscal year ended December 31, 2004, Borrower shall prepay the outstanding principal of Term Loans and Advances in accordance with Section 2.4(d)(iii) in an amount equal to 50% of the Excess Cash Flow of Parent and its Subsidiaries for such fiscal year.

          (d) APPLICATION OF PROCEEDS.

               (i) Each prepayment pursuant to subclause (c)(ii)(B) above shall be applied to the outstanding principal amount of the Term Loan A, until paid in full, in the inverse order of maturity.

               (ii) Each prepayment pursuant to subclause (c)(ii)(C) above shall, (x) so long as no Event of Default shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Term Loan A, until paid in full, second, to the outstanding principal amount of the Term Loan B, until paid in full, and third, to the outstanding principal amount of the Advances and (y) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(i); provided, that, if such Extraordinary Receipts consist of insurance proceeds or a condemnation award related to a casualty or loss of Collateral, such proceeds shall not be required to be so applied to the extent that such proceeds are used to replace, repair or restore the properties or assets in respect of which such proceeds were paid if
(1) the amount of proceeds received in respect of such sale, disposition or insurance proceeds or condemnation award is less than $200,000, (2) Borrower delivers a certificate to Agent within 30 days after the date of such loss, destruction or taking, stating that such proceeds shall be used to replace, repair or restore such properties or assets within a period specified in such certificate not to exceed 90 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), and
(3) such proceeds are immediately deposited in a Deposit Account subject to a Control Agreement. If all or any portion of such proceeds not so applied to the prepayment of the Term Loans and Advances in accordance with this clause (ii) are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, or if an Event of Default occurs prior to the last day of such specified period, such remaining portion shall be applied to the Term Loans and Advances in accordance with this clause (ii) on the last day of such specified period, or upon the occurrence of such Event of Default, as the case may be; provided, further, that if such Extraordinary Receipts consist of business interruption insurance proceeds, 40% of such proceeds shall be applied in accordance with Section 2.4(b)(i) and 60% of such proceeds shall be applied in accordance with this Section 2.4(d)(ii); provided, further, that if such Extraordinary Receipts consist of proceeds of key man life insurance paid in respect of any individual in accordance with
Section 6.8(d), $1,000,000 of such proceeds shall be applied in accordance with
Section 2.4(b)(i) and the remaining amount shall be applied in accordance with this Section 2.4(d)(ii). Any prepayment of the Term Loan A in accordance with this clause (ii) shall be applied against the remaining installments of principal thereof in the inverse order of maturity.

               (iii) Each prepayment pursuant to subclause (c)(ii)(D) above shall, (x) so long as no Event of Default shall have occurred and be continuing, be applied, first, (1) to the outstanding principal amount of the Term Loan B in an amount equal to 60% (or, upon payment in full of the Term Loan A, 100%) of such prepayment, until paid in full, and (2) to the outstanding principal amount of the Term Loan A in an amount equal to 40% (or, upon payment in full of the Term Loan B, 100%) of such prepayment, until paid in full, and second, to the outstanding principal amount of the Advances and (y) if an Event of Default shall have occurred and be continuing, be applied in the manner set forth in
Section 2.4(b)(i). Each such prepayment of the Term Loan A shall be applied against the remaining installments of principal thereof in the inverse order of maturity.

               (iv) Notwithstanding anything to the contrary contained in this
Section 2.4(d), if the sum of (A) Excess Availability plus (B) Qualified Cash plus (C) Suppressed Availability is less than or equal to $5,000,000 immediately after giving effect to any prepayment that is required to be allocated to the Term Loan B pursuant to this Section 2.4(d), then no such prepayment of the Term Loan B shall be made and (x) Agent shall apply such amounts to the payment of the Advances and, concurrently with such payment of the Advances, establish and maintain a corresponding reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the amount that would have otherwise been applied by Borrower to the prepayment of the Term Loan B, and (y) the amount that is applied to the Advances pursuant to clause (x) shall be applied to the prepayment of the Term Loan B, and the corresponding reserve against the Borrowing Base and the Maximum Revolver Amount shall be released, from time to time thereafter when the sum of (A) Excess Availability plus (B) Qualified Cash plus (C) Suppressed Availability will be greater than $5,000,000 immediately after giving effect to such prepayment of the Term Loan B.

          (e) INTEREST AND FEES. Any prepayment made pursuant to Section 2.4(c) shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment and (ii) in the case of Section 2.4(c)(i), if such prepayment would reduce the amount of the outstanding loans to zero at a time when the Revolver Commitment has been terminated, the Applicable Prepayment Premium.

          (f) CUMULATIVE PREPAYMENTS. Except as otherwise expressly provided in
Section 2.4(c), payments with respect to any subsection of Section 2.4(c) are in addition to payments made or required to be made under any other subsection of
Section 2.4(c).

     2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Section 2.1 or Section 2.12 is greater than any of the limitations set forth in Section 2.1 or Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the

Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

          (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin, (iii) if the relevant Obligation is a portion of Term Loan B, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan B Margin, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

          The foregoing notwithstanding, at no time shall (x) any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than 4.00% and (y) any portion of the Term Loan B bear interest on the Daily Balance thereof at a per annum rate less than 11.00%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

          (b) LETTER OF CREDIT FEE. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 3.00% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

          (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders in the case of all Obligations other than Obligations attributable to Term Loan B, and, at the election of Highbridge, in the case of Obligations attributable to Term Loan B),

               (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) whether or not charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3.00% above the per annum rate otherwise applicable hereunder, and

               (ii) the Letter of Credit fee provided for above shall be increased to 4.00% above the per annum rate otherwise applicable hereunder.

          (d) PAYMENT. Except as provided to the contrary in Section 2.11 or
Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to, and Agent agrees that it will, charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loans and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder; provided, that if, at the time that any amounts due in respect of interest on the Term Loan B are charged to the Loan Account an Event of Default or Overadvance exists or would result from such charge to the Loan Account, such amounts shall not constitute Advances but instead shall continue to remain outstanding as amounts due in respect of the Term Loan B and such amounts shall be compounded and added to the outstanding principal balance of the Term Loan B; provided that the failure to make any such payment and the compounding of such interest shall nonetheless constitute an Event of Default under Section 8.1. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder; provided, that if, at the time that any amounts due in respect of interest on the Term Loan B are charged to the Loan Account an Event of Default or Overadvance exists or would result from such charge to the Loan Account, such amounts shall not constitute Advances but instead shall continue to remain outstanding as amounts due in respect of the Term Loan B and such amounts shall be compounded and added to the outstanding principal balance of the Term Loan B, provided that the failure to make any such payment and the compounding of such interest shall nonetheless constitute an Event of Default under Section 8.1.

          (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 CASH MANAGEMENT.

          (a) Parent shall and shall cause each of its Subsidiaries to (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and its Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Parent or one of its Subsidiaries) into a bank account in Agent's name (a "Cash Management Account") at one of the Cash Management Banks.

          (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrower, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Borrower or its Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and
(iii) it will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Agent's Account. All amounts swept to Agent's Account pursuant to this Section 2.7(b) shall be applied in accordance with Section 2.4(b)(i).

          (c) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Parent, in form and substance acceptable to Lead Lenders. Each such Cash Management Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Parent or its Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, (iii) at any time after which the Agent so instructs such Cash Management Bank (a "Cash Sweep Instruction"), it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account, and (iv) if clause (iii) is not applicable, then Parent shall direct such Cash Management Bank to immediately transfer all such amounts to any Deposit Account that is subject to a Control Agreement specified by Borrower to be designated as Parent Intercompany Loans. Borrower shall immediately remit the proceeds of all Parent Intercompany Loans received pursuant to clause (iv) of the preceding sentence to Agent's Account in order to repay the Obligations, which amounts shall be applied in accordance with Section 2.4(b)(i). Agent may issue a Cash Sweep Instruction only if an Event of Default shall have occurred and be continuing.

          (d) So long as no Default or Event of Default has occurred and is continuing, Parent may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, Parent (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Parent (or its Subsidiaries, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

          (e) The Cash Management Accounts shall be cash collateral accounts subject to Control Agreements.

     2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

     2.9 DESIGNATED ACCOUNTS. Agent is authorized to make the Advances and the Term Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Accounts with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Accounts.

     2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loans, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 FEES. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders:

          (a) UNUSED LINE FEE. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.50% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

          (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

          (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day, per analyst, plus out-of-pocket expenses for each financial audit of Parent or its Subsidiaries performed by personnel employed by any Lead Lender, and for the establishment of electronic collateral reporting systems performed by personnel employed by Agent, and (ii) the actual charges paid or incurred by any Lead Lender if it elects to employ the services of one or more third Persons to perform financial audits of Parent or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Parent's or its Subsidiaries' business valuation.

          (d) FLOAT CHARGE. From and after the Closing Date, Agent shall be entitled to charge Borrower for two (2) Business Days of 'clearance' or 'float' at the rate then applicable under Section 2.6 to Advances that are Base Rate Loans on all Collections that are received by Parent and its Subsidiaries (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board two (2) Business Day clearance or float charge on all Collections of Parent and its Subsidiaries is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging interest on such Collections through the completion of a period ending two (2) Business Days after the receipt thereof. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.11(d) shall be for the exclusive benefit of Agent.

     2.12 LETTERS OF CREDIT.

          (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

               (i) the Letter of Credit Usage would exceed the Borrowing Base less the outstanding amount of Advances, or

               (ii) the Letter of Credit Usage would exceed $5,000,000, or

               (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount Advances.

          Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

          (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

          (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

          (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

          (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

          (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR OPTION.

          (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three
(3) months in duration, interest shall be payable at three (3) month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period),

(ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof have elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

          (b) LIBOR ELECTION.

               (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least three
(3) Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than five (5) LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $250,000 in excess thereof.

          (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Parent's and its Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

          (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

               (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent prompt notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

               (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

          (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 CAPITAL REQUIREMENTS. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error); provided, however, that Borrower shall not have any obligation to reimburse amounts to any Lender incurred more than 180 days prior to the date of such Lender's presentation of such statement; provided, further, that if the event giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.15 REGISTERED NOTES. Borrower agrees to record each Term Loan B on the Register referred to in Section 14.1(h). Each Term Loan B recorded on the Register may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of each Term Loan B, Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 14.1(h) (a

"Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, each Term Loan B may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

     2.16 SECURITIZATION. Borrower hereby acknowledges that each Lender with a Term Loan B Commitment and each of its Affiliates and Related Funds may sell or securitize the Term Loan B (a "Securitization") through the pledge of the Term Loan B as collateral security for loans to such Lender or its Affiliates or Related Funds or through the sale of the Term Loan B or the issuance of direct or indirect interests in the Term Loan B, which loans to such Lender or its Affiliates or Related Funds or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). Borrower agrees to cooperate with such Lenders and their Affiliates and Related Funds to effect the Securitization including, without limitation, by
(a) executing such additional documents, as reasonably requested by such Lenders in connection with the Securitization, provided that (i) any such additional documentation does not impose additional costs (other than de minimus costs) on Borrower, and (ii) any such additional documentation does not adversely affect the rights, or increase the obligations, of Borrower under the Loan Documents or change or affect in a manner adverse to Borrower the financial terms of the Term Loan B, (b) providing such information as may be reasonably requested by such Lenders in connection with the rating of the Term Loan B or the Securitization, and (c) if requested by such Lenders, providing in connection with any rating of the Term Loan B a certificate (i) agreeing to indemnify such Lenders and any of their Affiliates and Related Funds, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Securitization Liabilities") to which such Lenders or any of their Affiliates or Related Funds, or such Securitization Parties, may become subject insofar as the Liabilities arise out of or are based upon a breach of the representation and warranty contained in Section 5.19, and (ii) agreeing to reimburse such Lenders and their Affiliates and Related Funds, and such Securitization Parties, for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities. Notwithstanding the foregoing, this Section 2.16 is subject to Agent's and the Required Lenders' rights and obligations under Sections 14 and 15 hereof in all respects and, in the event of a direct conflict between this Section 2.16 and any provision of
Section 14 or 15 with respect to Agent's and the Required Lenders' rights and obligations, it is the intent of the parties that the applicable provision of
Section 14 or 15 shall control and govern.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

          (a) the Closing Date shall occur on or before May 25, 2004;

          (b) Agent shall have received a Filing Authorization Letter, duly executed by Newco, Phase2 and each Guarantor, together with appropriate initial financing statements duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

          (c) Agent shall have received each of the following documents, in form and substance satisfactory to Lead Lenders, duly executed, and each such document shall be in full force and effect:

               (i) the Cash Management Agreements,

               (ii) the Control Agreements,

               (iii) the Copyright Security Agreement,

               (iv) the Disbursement Letter,

               (v) the Due Diligence Letter,

               (vi) the Fee Letter,

               (vii) the Guarantor Security Agreement,

               (viii) the Guaranty,

               (ix) the Intercompany Subordination Agreement,

               (x) the Lender Side Letter Agreement,

               (xi) the Officers' Certificate,

               (xii) the Patent Security Agreement,

               (xiii) the Pay-Off Letter, together with termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Parent and its Subsidiaries,

               (xiv) the Philippines Security Documents,

               (xv) the Securities Pledge Agreement, together with all Pledged Notes and certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, and

               (xvi) the Trademark Security Agreement;

          (d) Agent shall have received a certificate from the Secretary of Newco (i) attesting to the resolutions of Newco's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Newco is a party, (ii) authorizing specific officers of Newco to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Newco;

          (e) Agent shall have received copies of Newco's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the appropriate officer of the jurisdiction of organization of Newco;

          (f) Agent shall have received a certificate of status with respect to Newco, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Newco, which certificate shall indicate that Newco is in good standing in such jurisdiction;

          (g) Agent shall have received certificates of status with respect to Newco, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Newco) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Newco is in good standing in such jurisdictions;

          (h) Agent shall have received a certificate from the Secretary of Phase2 (i) attesting to the resolutions of Phase2's Board of Directors authorizing its execution, delivery, and performance of the Phase2 Assumption Agreement and the other Loan Documents to which Phase2 is a party, (ii) authorizing specific officers of Phase2 to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Phase2;

          (i) Agent shall have received copies of Phase2's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the appropriate officer of the jurisdiction of organization of Phase2;

          (j) Agent shall have received a certificate of status with respect to Phase2, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Phase2, which certificate shall indicate that Phase2 is in good standing in such jurisdiction;

          (k) Agent shall have received certificates of status with respect to Phase2, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Phase2) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Phase2 is in good standing in such jurisdictions;

          (l) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of such Guarantor;

          (m) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the appropriate officer of the jurisdiction of organization of such Guarantor;

          (n) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

          (o) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

          (p) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lead Lenders;

          (q) Agent shall have received Collateral Access Agreements with respect to the following locations: (i) 8901 E. Raintree, Suite #100, Scottsdale, Arizona 85260; (ii) 8801 E. Raintree, Suite #400, Scottsdale, Arizona 85260; (iii) 8901 E. Raintree, Suite #300, Scottsdale, Arizona 85260;
(iv) 1215 W. Cherry Street, Vermillion, SD. 57069; (v) 609 30th Avenue NW, Minot, ND. 58703; (vi) 1330 20th Avenue SW, Minot, ND. 58701; and (vii) 602 E. Huntington Drive, Suite H, Monrovia, California;

          (r) Agent shall have received opinions of Newco's, Phase2's and the Guarantors' U.S. and Philippines counsel, in form and substance satisfactory to Lead Lenders;

          (s) Lead Lenders shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Parent and its Subsidiaries have been timely filed and all taxes upon Parent and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (t) Lead Lenders shall have received satisfactory evidence (including a certificate of the chief financial officer of Phase2) that all tax returns required to be filed by Phase2 and its Subsidiaries have been timely filed and all taxes upon Phase2 and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (u) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

          (v) Lead Lenders shall have completed their business, legal, and collateral due diligence, including (i) a collateral audit and review of Parent's, Phase2's and their respective Subsidiaries' books and records and verification of Parent's, Phase2's and their respective Subsidiaries' representations and warranties to the Lender Group, the results of which shall be satisfactory to Lead Lenders, and (ii) a review of Parent's, Phase2's and their respective Subsidiaries' material agreements, the results of which shall be satisfactory to Lead Lenders;

          (w) Agent shall have received completed reference checks with respect to Parent's and Phase2's senior management, the results of which are satisfactory to Lead Lenders in their sole discretion;

          (x) Agent shall have received a quality of earnings report, performed by a valuation firm selected by Agent, the results of which shall be satisfactory to Lead Lenders;

          (y) Agent shall have received the Closing Date Business Plan;

          (z) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

          (aa) Lenders shall have received final credit approval for the financing contemplated hereby;

          (bb) a pre-funding audit shall have been conducted by or on behalf of Agent, the results of which shall be satisfactory to Lead Lenders;

          (cc) Lead Lenders and their counsel shall have reviewed the Acquisition Documents and the Merger Documents, and shall be satisfied in all respects with the Acquisition Documents and the Merger Documents;

          (dd) there shall be no (i) litigation, investigation or proceeding (judicial or administrative) pending or, to the best knowledge of Parent or the Company, threatened, against Parent, Phase2, or any of their respective Subsidiaries by any Governmental Authority arising out of the transactions contemplated by or effected in connection with the Acquisition Documents, the Merger Documents or the Loan Documents, (ii) injunction, writ or restraining order restraining or prohibiting the transactions contemplated by the Acquisition Documents, the Merger Documents or the consummation of the financing arrangements contemplated under the Loan Documents, or (iii) suit, action, investigation or proceeding (judicial or administrative) pending or, to the best knowledge of Parent or the

Company, threatened against Parent, Phase2, or any of their respective Subsidiaries which, in the opinion of Lead Lenders, could reasonably be expected to cause a Material Adverse Change;

          (ee) All director, stockholder, governmental and third party consents and approvals necessary in connection with each aspect of the Acquisition Transaction and the Merger shall have been obtained (without the imposition of any conditions that are not acceptable to Lead Lenders) and shall remain in effect, other than those third party consents disclosed in writing to Lead Lenders; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of Lead Lenders that restrains, prevents or imposes material adverse conditions upon any aspect of the Acquisition Transaction or the Merger;

          (ff) Borrower shall have remitted by wire transfer to Agent all cash (and delivered all Cash Equivalents in such manner as directed by Agent) of Borrower utilized to calculate the Required Availability;

          (gg) Agent shall have received Uniform Commercial Code, applicable Philippine searches, tax lien and litigation searches, the results of which shall be satisfactory to Lead Lenders;

          (hh) Lead Lenders and their counsel shall be satisfied with Parent's and its Subsidiaries' corporate structure following the Merger;

          (ii) Agent shall have received a flow of funds memo, which shall specify, among other things, the flow of funds from Lenders to the purchasers of the Phase2 Stock, the form and substance of which shall be satisfactory to Lead Lenders;

          (jj) Lead Lenders and their counsel have received a copy of the executed Subordinated Acquisition Note, the form and substance of which shall be satisfactory to Lead Lenders;

          (kk) Borrower shall have implemented an electronic reporting system satisfactory to Lead Lenders;

          (ll) Parent and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Parent or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

          (mm) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lead Lenders.

     3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

          (a) within 15 days after the Closing Date, Parent shall have redirected, and shall have notified all of its Account Debtors to redirect, any and all payments from (x) its account with Citibank, N.A., Philippine Branch, account number 0602692027, and its account with Citizens Business Bank, account number 240119269, to (y) its account with Wells Fargo, account number 4100065689, and shall have taken all commercially reasonable steps to ensure that periodic notices are sent to non-complying Account Debtors thereafter;

          (b) within 30 days after the Closing Date, Borrower shall have delivered to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lead Lenders and their counsel;

          (c) within 30 days after the Closing Date, Agent shall have received Collateral Access Agreements with respect to the following locations: (i) 6311
E. Lone Mountain Road, Cave Creek, Arizona 85331, (ii) 6090 Zenith Court, Rio Rancho, NM. 87144; (iii) 19th-20th Floor, Citibank Square, Eastwood City Cyber Park, Bagumbayan, Quezon City, Metro Manila, Philippines; (iv) 12th, 14th-16th Floor, PBCom Tower, 6795 Ayala Avenue corner V. A. Rufino St., Makati City 1226, Metro Manila, Philippines, (v) 20th-21st Floor, Cyber One Building, Eastwood City Cyber Park, Bagumbayan, Quezon City, Metro Manila, Philippines; (vi) Units 202 and 203, 2nd Floor, International Center for Information Technology (ICITE) Building, Eastwood City Cyber Park, Bagumbayan, Quezon City, Metro Manila, Philippines; and (vii) 120 East Van Buren Street 2nd Floor West Suite 202 Phoenix, AZ 85004.

          (d) as soon as possible, and in any event within 90 days after the Closing Date, Parent shall have delivered to Agent a certificate of insurance evidencing the procurement of business interruption insurance with a minimum blanket limit of $6,500,000 and $4,000,000 for the United States and Philippine operations, respectively, the form and substance of which shall be satisfactory to Lead Lenders; and

          (e) as soon as possible, and in any event within 90 days after the Closing Date, Parent shall have delivered to Agent a certificate of insurance evidencing the procurement of political risk insurance with a minimum policy limit of $4,000,000 for the Philippine operations, the form and substance of which shall be satisfactory to Lead Lenders.

     3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

          (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; and

          (d) no Material Adverse Change shall have occurred.

     3.4 TERM. This Agreement shall continue in full force and effect for a term ending on the fifth anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral (other than those Liens that were previously released in accordance with Section 16.12 of this Agreement) shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations (other than contingent indemnification obligations or obligations to reimburse Lenders for drawings under outstanding letters of credit that have been fully cash collateralized as provided above) have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the

Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 60 days prior written notice to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or
(ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon the Lender Side Letter Agreement and any other agreements between Agent and individual Lenders), measured as of the date of such termination.

4.   CREATION OF SECURITY INTEREST.

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan

Documents. The Agent's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2 NEGOTIABLE COLLATERAL. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, promptly upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

     4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect Borrower's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its, Parent's or Parent's Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.

     4.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

          (a) Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law. Borrower hereby ratifies the filing of any financing statement filed without the signature of Borrower prior to the date hereof. Such financing statements may describe the Borrower Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Borrower Collateral granted to Agent herein, including describing such property as "all assets, whether now owned or hereafter acquired" or "all personal property, whether now owned or hereafter acquired."

          (b) If Borrower or its Subsidiaries acquire any commercial tort claims after the date hereof, Borrower shall promptly (but in any event within 10 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to Lead Lenders, pursuant to which Borrower or its Subsidiary, as applicable, shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment") and, if Agent reasonably determines that perfection or priority of Agent's security interest is dependent on or enhanced by filing Commercial Tort Claim Assignments, Borrower, immediately upon the request of Agent, shall file all such Commercial Tort Claim Assignments with the court as appropriate.

          (c) At any time upon the request of Agent, Borrower shall execute or deliver to Agent and shall cause its Subsidiaries to execute or deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, mortgages, surveys, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any owned Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall reasonably require, Borrower shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are reasonably necessary to the conduct of their businesses as currently conducted and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof consistent with sound business practices, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder; provided, however, that neither Borrower nor any of its Subsidiaries shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising, or developed) unless (i) Borrower provides Agent with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (ii) prior to such registration, the applicable Person executes and delivers to Agent a copyright security agreement in form and substance satisfactory to Agent, supplemental schedules to any existing copyright security agreement, or such other documentation as Agent reasonably deems necessary in order to perfect and continue perfected Agent's Liens on such copyrights following such registration.

     4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of

Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or its Subsidiaries' Accounts, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or its Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     4.7 CONTROL AGREEMENTS. Borrower agrees that it will and will cause its Subsidiaries to take any or all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 7.12) all of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lender Group to enter into this Agreement, Parent and Borrower make the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 NO ENCUMBRANCES. Parent and its Subsidiaries each have good and indefeasible title to, or a valid leasehold interest in, its personal property assets and good and marketable title to, or a valid leasehold interest in, its Real Property, in each case, free and clear of Liens except for Permitted Liens.

     5.2 ELIGIBLE ACCOUNTS. As to each Account that is identified by Parent or Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Parent's or Borrower's business, (b) owed to Parent or Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) to Borrower's or Parent's knowledge, as applicable, not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

     5.3 [INTENTIONALLY OMITTED].

     5.4 EQUIPMENT. All of the Equipment of Parent and its Subsidiaries is used or held for use in their business and is fit for such purposes.

     5.5 LOCATION OF BOOKS, INVENTORY AND EQUIPMENT. The Inventory and Equipment of Parent and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9). All of Parent's and Etelecare US' Books are located at 602 E. Huntington Drive, Suite H, Monrovia, California and 12/F PBCom Tower, Ayala Avenue, Makati City, Philippines. Phase2's Books are located at 8901 E. Raintree, Scottsdale, Arizona 85260.

     5.6 INVENTORY RECORDS. Parent and Borrower keep correct and accurate records itemizing and describing the type, quality, and quantity of Parent's and its Subsidiaries' Inventory and the book value thereof.

     5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

          (a) The jurisdiction of organization of Parent and each of its Subsidiaries is set forth on Schedule 5.7(a).

          (b) The chief executive office of Parent and each of its Subsidiaries is located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

          (c) Parent's and each of its Subsidiaries' FEIN and organizational identification numbers, if any, are identified on Schedule 5.7(c).

          (d) As of the Closing Date, Parent and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7(d).

     5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Each of Parent and Borrower are duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

          (b) Set forth on Schedule 5.8(b) is a complete and accurate list of Parent's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (c) Except as set forth on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Parent nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Parent's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock, except for repurchases of stock to be consummated upon the termination of employment of officers, directors, employees or service providers to the Parent and/or its Subsidiaries (to the extent permitted by Section 7.10).

     5.9 DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

          (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate (A) in any material manner any provision of federal, state, or local law or regulation applicable to Borrower, (B) the Governing Documents of Borrower, or (C) any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

          (c) Other than (i) the filing of financing statements, (ii) any recording of the Copyright Security Agreement in the United States Copyright Office (or any other appropriate government agencies in foreign jurisdictions or in any court) or the recording of the Patent Security Agreement and the Trademark Security Agreement in the United States Patent and Trademark Office (or any other appropriate government agencies in foreign jurisdictions or in any court), and (iii) the recordation of the Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

          (d) This Agreement, the other Loan Documents, the Acquisition Documents and the Merger Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

          (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate (A) in any material manner any provision of federal, state, or local law or regulation applicable to such Guarantor, (B) the Governing Documents of such Guarantor, or
(C) any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

          (h) Other than (i) the filing of financing statements, (ii) any recording of the Copyright Security Agreement in the United States Copyright Office (or any other appropriate government agencies in foreign jurisdictions or in any court) or the recording of the Patent Security Agreement and the Trademark Security Agreement in the United States Patent and Trademark Office (or any other appropriate government agencies in foreign jurisdictions or in any court), and (iii) the recordation of the Mortgages, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

          (i) The Loan Documents, the Acquisition Documents and the Merger Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10 and other than matters arising after the Closing Date that reasonably could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent and Borrower, threatened against Parent or any of its Subsidiaries.

     5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Parent and its Subsidiaries that have been delivered by Parent to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Parent's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Parent or any of its Subsidiaries since the date of the latest financial statements submitted to Agent on or before the Closing Date.

     5.12 FRAUDULENT TRANSFER.

          (a) Parent and each of its Subsidiaries are Solvent.

          (b) No transfer of property is being made by Parent or its Subsidiaries and no obligation is being incurred by Parent or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent or its Subsidiaries.

     5.13 EMPLOYEE BENEFITS. None of Parent, any of its Subsidiaries, or any of their ERISA Affiliates has maintained or contributed, or currently maintains or contributes, to any Benefit Plan.

     5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Parent's or its Subsidiaries' properties or assets has ever been used by Parent, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Parent's or Borrower's knowledge, none of Parent's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Parent nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Parent or its Subsidiaries, and (d) neither Parent nor its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15 BROKERAGE FEES. Except as set forth on Schedule 5.15, neither Parent nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Parent or its Subsidiaries in connection herewith.

     5.16 INTELLECTUAL PROPERTY.

          (a) Each of Parent and its Subsidiaries owns, or holds licenses in, all Intellectual Property Rights that are reasonably necessary to the conduct of their businesses as currently conducted. Attached hereto as Schedule 5.16(a) (which Parent may amend from time to time provided that notice and copies thereof are promptly provided to Agent) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications and copyrights (including copyright registrations and applications) as to which Parent and its Subsidiaries are the owners or exclusive licensees.

          (b) Each of Parent and its Subsidiaries has taken all actions reasonably necessary to protect Borrower Intellectual Property Rights that are reasonably necessary to the conduct of their businesses as currently conducted, including (i) protecting the secrecy and confidentiality of Parent's and its Subsidiaries' confidential information and trade secrets by having and enforcing a policy requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality and invention assignment agreements; (ii) taking all actions reasonably necessary to ensure that no trade secret of Parent or its Subsidiaries falls or has fallen into the public domain; and (iii) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which Parent and its Subsidiaries is the owner or licensee by having and enforcing a policy requiring any licensees of such source code to enter into license agreements with appropriate use and non-disclosure restrictions. Parent and its Subsidiaries have only entered into such source code licenses as set forth in
Schedule 5.16(b).

          (c) No past or present employee or contractor of Parent or its Subsidiaries has any ownership interest, license, permission or other right in or to any Borrower Intellectual Property Rights.

          (d) Parent and its Subsidiaries have made all necessary payments, filings and recordations to protect and maintain their interest in all Borrower Intellectual Property Rights in the United States or any other jurisdiction that are material to the conduct of their businesses as currently conducted, including (i) making all necessary registration, maintenance, and renewal fee payments; and (ii) filing all necessary documents, including all applications for registration of copyrights, trademarks, and patents.

          (e) No claim has been made and is continuing or threatened that the use by Parent or its Subsidiaries of any item of General Intangibles is invalid or unenforceable or that the use by Parent or its Subsidiaries of any General Intangibles does or may violate the rights of any Person, other than any such claim which would not cause a Material Adverse Change. To the best of Parent's and Borrower's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property Rights contained on Schedule 5.16(a), except as would not result in a Material Adverse Change.

          (f) Parent and its Subsidiaries have filed applications and taken any and all other actions reasonably necessary to register all copyrights that are material to the conduct of their businesses as currently conducted, in good faith in accordance with the procedures and regulations of the U.S. Copyright Office in a manner sufficient to impart constructive notice of Parent's and its Subsidiaries' ownership thereof.

     5.17 LEASES. Parent and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such leases are valid and subsisting and no material default by Parent or its Subsidiaries (or, to the knowledge of Parent and Borrower, by the lessors thereunder) exists under any of them.

     5.18 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule 5.18 is a listing of all of Parent's and its Subsidiaries' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, the Acquisition Documents, the Merger Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to

Agent, such additional Projections represent Parent's good faith estimate of its and its Subsidiaries future performance for the periods covered thereby.

     5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Parent and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and describes the principal terms thereof.

     5.21 TAXES AND PAYMENTS. Parent and its Subsidiaries have filed all federal, state and other relevant income tax returns and all other material tax returns, domestic and foreign, required to be filed by them in all relevant jurisdictions and have paid all taxes and assessments payable by them which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Parent and its Subsidiaries, in accordance with GAAP and for which Parent and its Subsidiaries, as applicable, have provided adequate reserves (in the good faith judgment of the management of Parent and its Subsidiaries). Parent and its Subsidiaries have provided adequate reserves (in the good faith judgment of the management of Parent and its Subsidiaries) for the payment of all federal, state, local and foreign income taxes applicable for the current fiscal year to date. Except as set forth on Schedule 5.21, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Parent or Borrower threatened, by any authority regarding any taxes relating to Parent or its Subsidiaries that could reasonably be expected to result in a material liability to any of Parent, Borrower or any of their respective Subsidiaries. Except as set forth on Schedule 5.21, as of the Closing Date, none of Parent nor any of its Subsidiaries have entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

     5.22 LABOR MATTERS. There are no strikes or other material labor disputes against Parent or its Subsidiaries or, to the knowledge of Parent and Borrower, threatened. To the knowledge of Parent and Borrower, hours worked by and payments made to any employee of Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, other than a violation that reasonably could not be expected to cause a Material Adverse Change.

     5.23 ACQUISITION DOCUMENTS; MERGER DOCUMENTS. Borrower has delivered to Agent true and correct copies of the Acquisition Documents and the Merger Documents. The transactions contemplated by the Stock Purchase Agreement and the other Acquisition Documents have been consummated in accordance with their respective terms and nothing has come to Parent's or Borrower's attention that would indicate that any of the representations and warranties contained in the Acquisition Documents are not true and correct. The transactions contemplated by the Merger Documents have been consummated in accordance with their terms and nothing has come to Parent's or Borrower's attention that would indicate that any of the representations and warranties contained in the Merger Documents are not true and correct. All of the representations and warranties of the Company and the Asset Purchasers in the Stock Purchase Agreement, the other Acquisition Documents and the Merger Documents are true and correct.

6.   AFFIRMATIVE COVENANTS.

          Parent and Borrower each covenant and agree that, until termination of all of the Commitments and payment in full of the Obligations, Parent and Borrower shall, and Parent shall cause each of its Subsidiaries to, do all of the following:

     6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Parent also shall keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' sales.

     6.2 COLLATERAL REPORTING. Provide Lead Lenders (and if so requested by Agent, with copies for each other Lender) with the following documents at the following times in form satisfactory to Lead Lenders:

Weekly (a) a report detailing the daily cash position of each Disbursement Account.

Monthly (not later than          (b) a detailed calculation of the Borrowing
the 15th day of each month)      Base (including detail regarding those Accounts
                                 of Parent and Borrower that are not Eligible
                                 Accounts),

                                 (c) a detailed aging, by total, of the Accounts of Parent and Borrower, together with a roll-forward,

                                 (d) a summary aging, by vendor, of Parent's and its Subsidiaries' accounts payable and any book overdraft or held checks,

                                 (e) a report of deemed dividend tax liability, if any,

                                 (f) proof of payment of Parent's and its Subsidiaries' applicable taxes, including accrued but unpaid ad valorem taxes and Philippines taxes,

                                 (g) a detailed report regarding Parent and its Subsidiaries' cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash, and

                                 (h) a calculation of Dilution for the month most recently ended.

Monthly (not later than the      (i) roll-forwards of the aging summaries
20th day of each month;          provided to Lead Lenders in the prior month.
provided, that, after October
1, 2004, such reports to be
provided not later than the
15th day of each month))

Quarterly                        (j) a detailed list of Parent's and its
                                 Subsidiaries' customers, and

                                 (k) a report regarding Parent's and its
                                 Subsidiaries' accrued, but unpaid, ad valorem taxes.

Upon request by any Lead         (l) copies of invoices in connection with
Lender                           Parent's and its Subsidiaries' Accounts, credit
                                 memos, remittance advices, deposit slips,
                                 shipping and delivery documents in connection
                                 with Parent's and its Subsidiaries' Accounts
                                 and, for Inventory and Equipment acquired by
                                 Parent or any of its Subsidiaries, purchase
                                 orders and invoices, and

                                 (m) such other reports as to the Collateral or the financial condition of Parent and its Subsidiaries, as any Lead Lender may reasonably request.

          In addition, each of Parent and Borrower agree to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent, with copies to each Lender:

          (a) as soon as available, but in any event within 30 days (45 days in the case of (x) a month that is the end of one of Parent's fiscal quarters and
(y) the month of May 2004; and 60 days in the case of the month of June 2004) after the end of each month during each of Parent's fiscal years,

               (i) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period, and

               (ii) a Compliance Certificate, including a calculation of the required covenants for the applicable period,

          (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

               (i) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lead Lenders and certified, without any qualifications (including any (A) "going concern" or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.18), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

               (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18, and

               (iii) a Compliance Certificate,

          (c) (i) as soon as available, but in any event within 15 days prior to the start of each of Parent's fiscal years, draft copies of Projections that have been presented to the Board of Directors for the forthcoming fiscal year, month by month, in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lead Lenders, in their Permitted Discretion (it being agreed by the Lead Lenders that the form of the Projections provided to Lead Lenders prior to the Closing Date shall be satisfactory during the term of this Agreement), and certified by the chief financial officer of Borrower as being such officer's good faith estimate of the financial performance of Parent and Borrower during the period covered thereby and (ii) as soon as available, but in any event prior to February 15 of each year, (x) final copies of the Projections delivered to Agent pursuant to clause (i) above and
(y) Projections in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lead Lenders, in their Permitted Discretion, for the forthcoming two (2) years, year by year, in each case, certified by the chief financial officer of Borrower as being such officer's good faith estimate of the financial performance of Parent and Borrower during the period covered thereby,

          (d) if and when filed by Parent or Borrower,

               (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii) any other filings made by Parent or Borrower with the SEC, the Philippine Securities and Exchange Commission, the Philippine Economic Zone Authority, and any other similar Philippine Governmental Authority,

               (iii) upon any Lead Lender's request, copies of Parent's and Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service and the Philippine Bureau of Internal Revenue, and

               (iv) any other information that is provided by Parent or Borrower to its shareholders generally,

          (e) promptly, but in any event within five (5) days after a Responsible Person of Parent or Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Parent and Borrower propose to take with respect thereto,

          (f) promptly after the commencement thereof, but in any event within five (5) days after the service of process with respect thereto on Parent or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Parent or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Change, and

          (g) upon the reasonable request of any Lead Lender, any other information reasonably requested relating to the financial condition of Parent or its Subsidiaries.

          In addition, Parent agrees that no Subsidiary of Parent will have a fiscal year different from that of Parent. Parent and Borrower also agree to cooperate with Lead Lenders to allow Lead Lenders to consult with its independent certified public accountants if any Lead Lender reasonably requests the right to do so and that, in such connection, its independent certified public accountants are authorized to communicate with Lead Lenders and to release to Lead Lenders whatever financial information concerning Parent or its Subsidiaries that any Lead Lender reasonably may request.

     6.4 GUARANTOR REPORTS. Cause each Guarantor to deliver its annual financial statements at the time when Parent provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Parent's and Borrower's financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

     6.5 [INTENTIONALLY OMITTED].

     6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent, its Subsidiaries in all relevant jurisdictions, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Parent will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, federal and foreign income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Parent and its Subsidiaries have made such payments or deposits.

     6.8 INSURANCE.

          (a) At Parent's and Borrower's expense, maintain insurance respecting Parent's and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Parent and its Subsidiaries also shall maintain customary business interruption, public liability, product liability insurance, and political risk insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation as ordinarily are insured against or by other Persons engaged in the same or similar businesses. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower and Parent shall deliver copies of all such policies to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

          (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies in excess of $200,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower or Parent whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be applied in accordance with Section 2.4(d).

          (c) Parent will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as an additional insured or loss payee under a lender's loss payable endorsement. Borrower promptly shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

          (d) At its expense, maintain key man life insurance policies with respect to the following individuals and in the following amounts:

      Name           Amount
      ----        ----------
Derek W. Holley   $5,000,000
James W. Franke   $5,000,000

Borrower shall furnish Agent with an "Absolute Assignment" of each such key man life insurance policy, shall record each such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key man life insurance policies shall be payable to Agent to be applied on account of the Obligations in accordance with Section 2.4(d).

     6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Parent's and its Subsidiaries' Inventory and Equipment only at the locations identified on
Schedule 5.5 and their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and
Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides Agent a Collateral Access Agreement with respect thereto.

     6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     6.11 LEASES. Pay when due all rents and other amounts payable under any material leases to which Parent or any of its Subsidiaries is a party or by which Parent's or any such Subsidiary's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12 EXISTENCE. At all times preserve and keep in full force and effect Parent's and its Subsidiaries valid existence and good standing and any rights and franchises material to their businesses.

     6.13 ENVIRONMENTAL.

          (a) Keep any property either owned or operated by Parent or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Parent or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within five (5) days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Parent or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Parent or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.14 DISCLOSURE UPDATES. Promptly and in no event later than five (5) Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

     6.15 FORMATION OF SUBSIDIARIES. If Borrower or any Guarantor intends to form any direct or indirect Subsidiary or acquire any direct or indirect Subsidiary after the Closing Date, Borrower or such Guarantor shall provide at least five (5) days prior written notice to Agent before forming or acquiring such Subsidiary. At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a guaranty and a guarantor security agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Lead Lenders (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lead Lenders, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Lead Lenders, which in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document. Notwithstanding the foregoing provisions of this Section 6.15, Lenders shall not be obligated to consent to any such formation or acquisition of a Subsidiary unless such formation or acquisition is otherwise expressly permitted hereunder.

     6.16 INTELLECTUAL PROPERTY.

          (a) Each of Parent and Borrower agrees that, should Parent or any of its Subsidiaries obtain an ownership interest in any Intellectual Property Right which is not now a part of the Collateral, (i) any such Intellectual Property Right shall automatically become Collateral and (ii) with respect to any ownership interest in any Intellectual Property Right that Parent or such Subsidiary should obtain, it shall give prompt written notice thereof to Agent in accordance with Section 12 hereof. Borrower and Parent authorize Agent to modify this Agreement by amending Schedule 5.16(a) (and will cooperate reasonably with Agent in effecting any such amendment) to include any Intellectual Property Right which becomes part of the Collateral under this Section.

          (b) With respect to any Borrower Intellectual Property Rights that are reasonably necessary to the conduct of Parent's and its Subsidiaries' businesses, each of Parent and Borrower agrees, subject to the last sentence of this subsection, to take all necessary steps, including making all necessary payments and filings in connection with registration, maintenance, and renewal of copyrights, trademarks, and patents in the U.S. Copyright Office, the U.S. Patent and Trademark Office, any other appropriate government agencies in foreign jurisdictions or in any court, to maintain each such Borrower Intellectual Property Right. Each of Parent and Borrower agrees to take corresponding steps with respect to each new or acquired Intellectual Property Right to which Parent or any of its Subsidiaries is now or later becomes entitled that are reasonably necessary to the conduct of their businesses. Any expenses incurred in connection with such activities shall be borne solely by Borrower. None of Parent, Borrower or any of Parent's Subsidiaries shall discontinue use of or otherwise abandon any Intellectual Property Right without the written consent of Lead Lenders, unless Parent or such Subsidiary shall have previously determined that such use or the pursuit or maintenance of such registration is no longer desirable in the conduct of Parent's or such Subsidiary's business and that the loss thereof will not cause a Material Adverse Change, in which case, Borrower will give notice of any such abandonment to Agent pursuant to the terms of Section 12 hereof.

          (c) Parent and Borrower will continue to take all actions reasonably necessary to protect the Borrower Intellectual Property Rights that are reasonably necessary to the conduct of Parent's and its Subsidiaries' businesses, including such steps as are set forth in Sections 5.16(a) and (b) above.

          (d) Each of Parent and Borrower agrees to notify Agent promptly and in writing if it learns (i) that any item of the Borrower Intellectual Property Rights contained on Schedule 5.16(a) may be determined to have become abandoned or dedicated or (ii) of any adverse determination or the institution of any proceeding (including the institution of any proceeding in the U.S. Copyright Office, U.S. Patent and Trademark Office and any other appropriate government agencies in foreign jurisdictions, or any court) regarding any item of the Borrower Intellectual Property Rights that would cause a Material Adverse Change.

          (e) In the event that Parent or Borrower becomes aware that any item of the General Intangibles is infringed or misappropriated by a third party, Borrower shall promptly notify Agent and shall take such actions as Parent, Borrower or any Lead Lender deems appropriate under the circumstances to protect such General Intangibles, including suing for infringement or misappropriation and for an injunction against such infringement or misappropriation, unless any such infringement or misappropriation would not cause a Material Adverse Change. Any expense incurred in connection with such activities shall be borne solely by Borrower.

          (f) Each of Parent and Borrower agrees that, should Parent or any of its Subsidiaries create or otherwise obtain an ownership interest in, or license of, material copyrights after the Closing Date that are reasonably necessary to the conduct of their businesses, it shall, promptly after such creation or acquisition (but in no event to exceed 60 days after such creation or acquisition), (i) provide the Agent with 30 days' prior written notice of its intent to effect any registration thereof with the United States Copyright Office, (ii) file applications and take any and all other actions reasonably necessary to register all such copyrights in good faith in accordance with the procedures and regulations of the United States Copyright Office or any other appropriate government agencies in foreign jurisdictions in a manner sufficient to impart constructive notice of Parent's or such Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent, with sufficient time to permit Agent to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Agent in such new copyrights, which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office any other appropriate government agencies in foreign jurisdictions so as to give constructive notice, when so registered, of the transfer by Parent or such Subsidiary to Agent of a security interest in such copyrights.

          (g) Notwithstanding any term of condition herein contained to the contrary, this Section 6.16 shall have no application with respect to off-the-shelf or shrink-wrap software which is licensed to the Borrower, Parent or any Subsidiary thereof.

     6.17 ACQUISITION TRANSACTION; MERGER.

          (a) Immediately following the initial extension of credit hereunder:
(i) cause all transactions contemplated by the Acquisition Documents and the Merger Documents to be consummated; (ii) cause the Acquisition Transaction and the Merger to become effective; and (c) furnish evidence thereof to Agent, as well as certified (as of the Closing Date) true and complete copies of the Merger Documents and Acquisition Documents which shall be in compliance with all applicable laws and all necessary approvals shall have been obtained in connection therewith.

          (b) Promptly provide Agent with true and complete copies of any and all material documents delivered to any Person pursuant to, or in connection with, the Acquisition Documents and the Merger Documents.

     6.18 PHASE2 ASSUMPTION DOCUMENTS. Simultaneously with, or immediately following, the consummation of the Merger: (a) cause the Phase2 Assumption Agreement to be executed and delivered to Agent; (b) cause the Phase2 Assumption to become effective; and (c) cause Phase2 to deliver to Agent an acknowledgment to each of the documents described in Sections 3.1(c)(i), (ii), (iii), (vi), (ix), (xii),
(xv) and (xvi), in form and substance satisfactory to Lead Lenders, acknowledging the agreement of Phase2 to be bound by the terms of each such document.

     6.19 ACQUISITION LETTER OF CREDIT.

          (a) On the February Payment Date, cause the aggregate amount payable under the Acquisition Letter of Credit to be reduced to $1,000,000.

          (b) Terminate the Acquisition Letter of Credit prior to May 1, 2006.

     6.20 EXCESS AVAILABILITY.

          (a) During the period of time from and after the Closing Date until the February Payment Date, cause the sum of (i) Excess Availability plus (ii) Qualified Cash plus (iii) Suppressed Availability to be greater than $2,000,000 at all times.

          (b) After the February Payment Date, cause the sum of (i) Excess Availability plus (ii) Qualified Cash plus (iii) Suppressed Availability to be greater than $3,000,000 at all times.

7.   NEGATIVE COVENANTS.

          Each of Parent and Borrower covenant and agree that, until termination of all of the Commitments and payment in full of the Obligations, Parent and Borrower will not and will not permit any of Parent's Subsidiaries to do any of the following:

     7.1 INDEBTEDNESS. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

          (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

          (b) Indebtedness set forth on Schedule 5.20,

          (c) Permitted Purchase Money Indebtedness,

          (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lead Lenders' reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended or add one or more obligors as liable with respect thereto if such additional obligor was not liable with respect to the original Indebtedness, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to the applicable obligor with respect thereto, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and (v) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

          (e) endorsement of instruments or other payment items for deposit,

          (f) guaranties of Indebtedness of a Subsidiary relating to Indebtedness otherwise permitted under this Agreement and the other Loan Documents,

          (g) Indebtedness of Borrower, Parent or any of their Subsidiaries, to the extent not otherwise permitted under this Section 7.1; provided, however, that (i) such Indebtedness is not secured by any of the assets or properties of Borrower or any Guarantor; (ii) the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 at any one time outstanding; and (iii) such Indebtedness is subordinate to the Obligations on terms and conditions satisfactory to the Lead Lenders, and

          (h) Indebtedness composing Permitted Investments.

     7.2 LIENS. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

          (a) Except in respect of the Merger and the Acquisition Transaction, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or purchase all or substantially all of the assets or Stock of any other Person, in any case, in one transaction or a series of transactions, or enter into any agreement in respect of or to undertake any of the foregoing, other than a Permitted Reorganization Transaction.

          (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

          (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

     7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Parent's or its Subsidiaries assets.

     7.5 CHANGE NAME. Except in respect of the Merger and the Acquisition Transaction, change Parent's or any of its Subsidiary's names, FEIN, organizational identification number, state of organization or organizational identity; provided, however, that Parent or any of its Subsidiaries may change their names upon at least 30 days prior written notice to Agent of such change so long as, (a) at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens and (b) immediately after such name change Borrower provides Agent with evidence of such name change (including copies of any related public filings).

     7.6 NATURE OF BUSINESS. Make any change in the principal nature of its or their business.

     7.7 PREPAYMENTS AND AMENDMENTS. Except in connection with a refinancing permitted by Section 7.1(d),

          (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than the Obligations in accordance with this Agreement, or

          (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 7.1(b) or (c).

     7.8 [INTENTIONALLY OMITTED].

     7.9 CONSIGNMENTS. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.10 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Parent's or Borrower's Stock, of any class, whether now or hereafter outstanding, except in connection with the repurchase of Parent's Stock from an officer, director, employee or service provider, in an aggregate amount not to exceed $250,000 in any fiscal year, upon the termination of such Person's relationship with Parent or any of its Subsidiaries, so long as, both before and after giving effect to such repurchase, (a) no Default or Event of Default has occurred or is continuing and (b) the sum of Excess Availability plus (ii) Qualified Cash plus (iii) Suppressed Availability exceeds $5,000,000.

     7.11 ACCOUNTING METHODS. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrower's and its Subsidiaries' financial condition in accordance with Section 6.3(b)(ii) and the final paragraph of Section 6.3.

     7.12 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that
(a) Parent and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in Deposit Accounts or Securities Accounts in the United States in an aggregate amount in excess of $20,000 at any one time unless Parent or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments; provided, that Parent and its Subsidiaries may have Permitted Investments in the payroll and other accounts used solely for disbursements set forth on Schedule 7.12 (the "Disbursement Accounts") so long as (x) no more than $1,000,000 (or such other amount agreed in advance by Lead Lenders), in the aggregate, shall be in Disbursement Accounts in the Philippines for longer than three (3) consecutive Business Days or six (6) Business Days during any month, and (y) no more than $1,000,000 (or such other amount agreed in advance by Lead Lenders), in the aggregate, shall be in Disbursement Accounts in the United States for longer than three (3) consecutive Business Days or six
(6) Business Days during any month, and (b) Parent and its Subsidiaries shall not have Permitted Investments in Deposit Accounts or Securities Accounts in the Philippines other than Qualified Philippines Cash in an aggregate amount not to exceed $500,000 at any one time outstanding. Subject to the foregoing proviso, Parent shall not and shall not permit its Subsidiaries to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     7.13 TRANSACTIONS WITH AFFILIATES. Other than the Merger, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Parent or Borrower except for transactions that (a) are in the ordinary course of Parent's or Borrower's business, (b) are upon fair and reasonable terms, (c) if they involve one or more payments by Parent or its Subsidiaries in excess of $1,000,000, are fully disclosed to Agent, and (d) are no less favorable to Parent or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate.

     7.14 SUSPENSION. Suspend or go out of a substantial portion of its or their business.

     7.15 COMPENSATION.

          (a) In calendar year 2005, pay in the aggregate greater than $2,500,000 in cash compensation to the most senior seven officers of Parent and
Borrower: (i) Chairman, two Co-presidents, Chief Financial Officer, and Vice President-Program Management and Corporate Development of Parent and (ii) President and Chief Operating Officer of Borrower.

          (b) In each calendar year after 2005, pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 120% of that paid or accrued in the prior year.

          (c) Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 20% over the prior year.

     7.16 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, (i) to consummate the Acquisition Transaction, (ii) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and
(iii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the Acquisition Documents, the Merger Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, (i) to finance ongoing working capital, capital expenditures, and general corporate needs of Parent and its Subsidiaries and (ii) subject to the terms of this Agreement and the Acquisition Documents, to make the payments contemplated by the Acquisition Documents provided to the Lead Lenders on or prior to the date of this Agreement, including payments made to capital lessors who did not provide their consent to the Merger, which failure to provide such consent was previously disclosed to the Lead Lenders.

     7.17 INVENTORY AND EQUIPMENT WITH BAILEES. Store the Inventory or Equipment of Parent or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

     7.18 FINANCIAL COVENANTS.

          (a) Fail to maintain or achieve:

               (i) MINIMUM EBITDA. EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount             Applicable Period
-----------------   -------------------------------------
   $ 6,935,000            For the six-month period
                            ending June 30, 2004

   $ 8,620,000           For the seven-month period

                            ending July 31, 2004

   $10,711,000           For the eight-month period
                           ending August 31, 2004

   $12,957,000            For the nine-month period
                          ending September 30, 2004

   $15,694,000             For the 10-month period
                           ending October 31, 2004

   $18,580,000             For the 11-month period
                          ending November 30, 2004

   $22,368,000             For the 12-month period
                          ending December 31, 2004

   $22,700,000             For the 12-month period
                           ending January 31, 2005

   $22,900,000             For the 12-month period
                          ending February 28, 2005

   $22,700,000             For the 12-month period
                            ending March 31, 2005

   $22,700,000             For the 12-month period
                    ending each fiscal quarter thereafter

               (ii) LEVERAGE RATIO. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period.

Applicable Ratio             Applicable Period
----------------   -------------------------------------
    4.4:1.0               For the six-month period
                            ending June 30, 2004

    3.8:1.0              For the seven-month period
                            ending July 31, 2004

    3.5:1.0              For the eight-month period
                           ending August 31, 2004

    2.8:1.0              For the nine-month period

                         ending September 30, 2004

    2.3:1.0               For the ten-month period
                          ending October 31, 2004

    1.9:1.0             For the eleven-month period
                          ending November 30, 2004

    1.7:1.0               For the 12-month period
                          ending December 31, 2004

    1.5:1.0               For the 12-month period
                          ending January 31, 2005

    1.5:1.0               For the 12-month period
                          ending February 28, 2005

    1.5:1.0               For the 12-month period
                           ending March 30, 2005

    1.5:1.0               For the 12-month period
                   ending each fiscal quarter thereafter

          (b) Make:

               (i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the following: (A) $16,842,000 in fiscal year 2004; and (B) 18,036,000 in fiscal year 2005 and in each fiscal year thereafter.

     7.19 ACQUISITION DOCUMENTS; MERGER DOCUMENTS. Amend, modify or waive in any way materially adverse to Parent, Borrower, or the Lender Group, any term or provision of the Acquisition Documents or the Merger Documents.

8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

     8.2 If Parent or any of its Subsidiaries:

          (a) fails to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 2.7, 3.2, 4.2, 4.4, 4.5, 4.6, 6.8, 6.10,
6.12, 6.15, 6.17, 6.18, 6.19, 6.20, and 7.1 through 7.19 of this Agreement;

          (b) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in Sections 6.2, 6.3, 6.6, 6.7, 6.9, 6.11, and 6.14 of this Agreement and such failure continues for a period of five
(5) Business Days; or

          (c) fails or neglects to perform, keep, or observe any other term, provision, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 Business Days;

          ; provided that, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, Lenders shall be relieved of their obligation to extend credit hereunder;

     8.3 If any material portion of Parent's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

     8.4 If an Insolvency Proceeding is commenced by Parent or any of its Subsidiaries;

     8.5 If an Insolvency Proceeding is commenced against Parent, or any of its Subsidiaries, and any of the following events occur: (a) Parent or such Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee (or, if applicable, a trustee, an administrator, administrative or other receiver or similar officer) is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent or any of its Subsidiaries, or
(e) an order for relief shall have been entered therein;

     8.6 If Parent or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7 (a) If a notice of Lien is filed of record with respect to Parent's, Borrower's or any of their respective Subsidiaries' assets by the United States or any department, agency, or instrumentality thereof (a "Federal Lien"), or by any state, county, municipal, or governmental agency and such state, county, municipal, or governmental agency Lien has priority over the Liens of Lender in and to the Collateral or any portion thereof (a "Non-Federal Priority Lien"); or

          (b) If a notice of Lien is filed of record with respect to Parent's, Borrowers', or any of their respective Subsidiaries' assets by any state, county, municipal, or governmental agency that is not a Non-Federal Priority Lien (a "Non-Federal Non-Priority Lien"); provided, however, that, if the aggregate amount claimed with respect to any such Non-Federal Non-Priority Liens, or combination thereof, is less than $100,000, an Event of Default shall not occur under this subsection if the claims that are the subject of such Liens are the subject of Permitted Protests and if the Liens are released, discharged, or bonded against within 30 days of each such Lien first being filed of record or, if earlier, at least 5 days prior to the date on which assets that are subject to such Liens are subject to being sold or forfeited and, in any such case, Lender shall have the absolute right to establish and maintain a reserve against the Borrowing Base and the Maximum Revolver Amount in an amount equal to the aggregate amount of the underlying claims (determined by Lender, in its Permitted Discretion, and irrespective of any Permitted Protests with respect thereto and including any penalties or interest that are estimated by Lender, in its Permitted Discretion, to arise in connection therewith);

     8.8 If one or more judgments or other claims involving an aggregate amount of $250,000, or more, in excess of the amount covered by insurance, becomes a Lien or encumbrance upon any of Borrower's assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or five (5) days prior to the date on which such asset is subject to being forfeited by Borrower;

     8.9 If there is a default in any material agreement to which Parent or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Parent's or its Subsidiaries' obligations thereunder or to terminate such agreement;

     8.10 If Parent or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.11 If any misstatement or misrepresentation exists, as of the date when made or deemed made, in any warranty, representation, statement, or Record made to the Lender Group by Parent, its Subsidiaries, or any officer, employee, agent, or director of Parent or any of its Subsidiaries;

     8.12 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

     8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

     8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Parent or its Subsidiaries, or a proceeding shall be commenced by Parent or its Subsidiaries, or by any Governmental Authority having jurisdiction over Parent or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Parent or its Subsidiaries shall deny that Parent or its Subsidiaries has any liability or obligation purported to be created under any Loan Document, or

     8.15 A Change of Control shall occur.

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Parent and Borrower:

          (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease or restrict advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

          (e) Cause Borrower to hold all of its returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of Borrower or in Borrower's possession;

          (f) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each of Parent and Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each of Parent and Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the priority of Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Parent's or Borrower's owned or leased premises, each of Parent and Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to Borrower or Parent (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower or Parent held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

          (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's or Parent's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

          (k) Except in those circumstances where no notice is required under the Code, Agent shall give notice of the disposition of the Collateral as follows:

               (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (l) Agent, on behalf of the Lender Group and with the consent of the Lenders, may credit bid and purchase at any public sale;

          (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

          (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower, Parent or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower and Parent.

     9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

          If Parent or Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower or Parent, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Borrowing Base or the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 DEMAND; PROTEST; ETC. Each of Parent and Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Parent or Borrower may in any way be liable.

     11.2 THE LENDER GROUP'S LIABILITY FOR BORROWER COLLATERAL. Parent and Borrower hereby agree that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and
(b) all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

     11.3 INDEMNIFICATION. Parent and Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, costs, fines, penalties, and damages, and all reasonable attorneys', experts' and consultants' fees and disbursements and other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent's and its Subsidiaries' compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Parent or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties or Parent or any of its Subsidiaries (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Parent and Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Parent or Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Parent and Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by Parent and Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

          If to Borrower
          or Parent:          Phase 2 Solutions, Inc
                              MacArthur Acquisition Corp.
                              c/o eTelecare International, Inc.
                              602 E. Huntington Drive, Suite H
                              Monrovia, CA 91016
                              Attn: Jim Franke
                              Fax No. 626-303-6757

          and:                Crimson
                              2475 Hanover Street
                              Palo Alto, CA 94304
                              Attn: Alfredo I. Ayala
                              Fax No. 650-233-6919
          with copies to:     PILLSBURY WINTHROP LLP
                              2475 Hanover Street
                              Palo Alto, CA 94304
                              Attn: Kerry Smith, Esq.
                              Fax No. 650-233-4545

          If to Agent:        WELLS FARGO FOOTHILL, INC.
                              One Boston Place, 18th Floor
                              Boston, Massachusetts 02108
                              Attn: Business Finance Manager
                              Fax No.: 617-523-1697

          with copies to:     MORRISON & FOERSTER LLP
                              1290 Avenue of the Americas, 41st Floor
                              New York, New York 10104-0050
                              Attn: Mark B. Joachim, Esq.
                              Fax No.: 212-468-7900

          If to Highbridge:   HIGHBRIDGE/ZWIRN SPECIAL
                              OPPORTUNITIES FUND, L.P.
                              745 Fifth Avenue, 18th Floor
                              New York, New York  10151
                              Attn: Vasan Kesavan
                              Fax No. 646-746-8669

          with copies to:     SCHULTE ROTH & ZABEL LLP
                              919 Third Avenue
                              New York, New York 10022
                              Attn: Frederic L. Ragucci, Esq.
                              Fax No.: 212-593-5955

          Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

          (c) PARENT, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 ASSIGNMENTS AND PARTICIPATIONS.

          (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or any Related Fund or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance Agreement, and
(iii) the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender or (y) the assignee is a Lender or an Affiliate of a Lender or a Related Fund.

          (b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance Agreement and payment of the above-referenced processing fee (if required), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from such assigning Lender's obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and Section 17.7 of this Agreement. Notwithstanding anything to the contrary contained in this Section 14.1, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or a Related Fund without written notice of such assignment to Borrower or Agent or delivering an executed Assignment and Acceptance Agreement to Agent or Borrower, and without the payment of the above-referenced processing fee; provided, however, that (x) Borrower and Agent may continue to deal solely and directly with the assigning Lender until such Assignment and Acceptance Agreement has been delivered to Agent, and (y) the failure of such assigning Lender to deliver such notice or to deliver the Assignment and Acceptance Agreement to Agent or any other Person shall not affect the legality, validity, or binding effect of such assignment.

          (c) By executing and delivering an Assignment and Acceptance Agreement, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon Agent's receipt of any required processing fee payment and the fully executed Assignment and Acceptance Agreement (or the assigning Lender's receipt of a fully executed Assignment and Acceptance Agreement, in the case of an assignment from a Lender to one or more of its Affiliates or Related Funds, as to which the assigning Lender has not delivered an Assignment and Acceptance Agreement to Agent or Borrower and in which case the payment of a processing fee is not required), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in all or any portion of its Obligations, the Commitment, and the other rights and interests of that Lender

(the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Parent or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this
Section 14.1(e) are solely for the benefit of the Lender Group, and Borrower shall not have any rights as third party beneficiaries of any such provisions.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of
Section 17.7, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with

Regulation A of the Federal Reserve Bank or United States Treasury Regulation 31 CFR Section 203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          (h) Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan B held by such Lender. Other than in connection with an assignment by a Lender of all or any portion of its Term Loan B to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Term Loan B to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a comparable register.

          (i) In the event that a Lender sells participations in the Registered Loan, such Lender, on behalf of borrower, shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

     14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations; provided, however, that nothing contained in this Section 14.2 shall be deemed to prohibit or otherwise restrict the consummation of the Merger, which Merger is expressly consented to for all purposes by the parties hereto in this Section 14.2. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to

Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements), and no consent with respect to any departure by Parent or Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders), Parent and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

          (a) increase or extend any Commitment of any Lender,

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

          (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

          (d) change the Pro Rata Share that is required to take any action hereunder,

          (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

          (f) other than as permitted by Section 16.12, release Agent's Lien in and to any of the Collateral,

          (g) change the definition of "Required Lenders" or "Pro Rata Share",

          (h) contractually subordinate any of the Agent's Liens,

          (i) release Borrower or any Guarantor from any obligation for the payment of money, or

          (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Maximum Credit Amount, Maximum Revolver Amount, Term Loan A Amount, Term Loan A Formula Amount, Term Loan B Amount, Term Loan B Formula Amount, or change Section 2.1(b), or

          (k) amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower. Notwithstanding anything to the contrary contained herein, the parties hereto agree that from and after the execution of the Phase2 Assumption Agreement, all references to Borrower shall be deemed to be references to Phase2 in its capacity as Borrower.

     15.2 REPLACEMENT OF HOLDOUT LENDER.

          (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

          (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.  AGENT; THE LENDER GROUP.

     16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and, subject to Section 15.1, each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 (other than the proviso to Section 16.11(a))are solely for the benefit of Agent, and the Lenders, and Parent and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Parent and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Parent and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or Parent, the Obligations, the Collateral, the Collections of Parent and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Parent or any Subsidiary or Affiliate of Parent, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Parent, Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Parent or the books or records or properties of any of Parent's Subsidiaries or Affiliates.

     16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Parent and Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Default or Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Default or Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Default or Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that if an event occurs or a circumstance exists that materially and imminently threatens the ability of Agent and the Lenders to realize upon any material part of the Collateral, such as, without limitation, fraudulent removal, concealment or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto, Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable; provided, that Agent shall first use commercially reasonable efforts to contact the Lead Lenders regarding the taking of such action.

     16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Parent and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Parent, Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Parent, Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Parent, Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Parent and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Parent and its Subsidiaries received by Agent or otherwise by Parent or Borrower, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8 AGENT IN INDIVIDUAL CAPACITY. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Parent or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other

Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

     16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Parent and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Parent or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Parent or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

     16.11 WITHHOLDING TAXES.

          (a) All payments made by Parent or Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Parent and Borrower shall comply with the penultimate sentence of this Section 16.11(a). "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower and Parent agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Parent and Borrower shall not be required to increase any such amounts if the increase in such amount payable results solely from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Parent and Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Parent or Borrower.

          (b) If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent, Parent and Borrower, to deliver to Agent:

               (i) if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Parent or Borrower within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent, Parent or Borrower;

               (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent, Parent or Borrower;

               (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent, Parent or Borrower; or;

               (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent, Parent or Borrower.

Lender agrees promptly to notify Agent, Parent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (c) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent, Parent and Borrower, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent, Parent or Borrower.

Lender agrees promptly to notify Agent, Parent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (d) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's documentation provided pursuant to Sections 16.11(b) or 16.11(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 16.11 (b) or 16.11(c), if applicable.

          (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 16.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 16.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     16.12 COLLATERAL MATTERS.

          (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

          (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such

Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

          (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

     16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

          (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

          (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.7, and

          (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19 BANK PRODUCT PROVIDERS. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

17.  GENERAL PROVISIONS.

     17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 COUNTERPARTS; ELECTRONIC EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.7 CONFIDENTIALITY. Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries, Affiliates and Related Funds of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary, Affiliate or Related Fund shall have agreed to receive such information hereunder subject to the terms of this Section 17.7, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Parent or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.7 shall survive for 2 years after the payment in full of the Obligations.

     17.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.9 DETERMINATIONS; JUDGMENT CURRENCY.

          (a) This is an international financial transaction in which the specification of a currency and payment in New York City is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Agent's Account in immediately available funds. To the fullest extent permitted by applicable law, the Obligations of Borrower to Agent and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in any other manner than to the Agent's Account to the extent that the amount so paid after conversion under this Agreement and transfer to the Agent's Account does not yield the amount of Dollars in New York City due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining or enforcing judgment against Borrower in any court in any jurisdiction in connection with this Agreement or any Loan Document, it becomes necessary to convert into any other currency (such other currency being referred to as the "Judgment Currency") an amount due under this Agreement or any Loan Document in Dollars other than Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that would give effect to such conversion being made on such date, or (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 17.9 being hereinafter referred to as the "Judgment Conversion Date").

          (b) If, in the case of any proceeding in the court of any jurisdiction referred to in subsection (a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, Borrower shall pay such additional amount (if any and in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. The term "rate of exchange" in this Section means the spot rate of exchange at which Agent would, on the relevant date at or about 12:00 noon (California time), be prepared to sell Dollars against the Judgment Currency.

          (c) Any amount due from Borrower under this Section 17.9 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any Loan Document.

          (d) Where any amount is denominated in Dollars under this Agreement but requires for its determination an amount which is determined in another currency, Agent shall determine the applicable exchange rate in its sole discretion.

                          [Signature pages to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        E-TELECARE INTERNATIONAL, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo I. Ayala
                                            ------------------------------------
                                        Name: Alfredo I. Ayala
                                        Title: Chairman of the Board


                                        MACARTHUR ACQUISITION CORP.
                                        a Delaware corporation, as Borrower


                                        By: /s/ Alfredo I. Ayala
                                            ------------------------------------
                                        Name: Alfredo I. Ayala
                                        Title: President & CEO

                  SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

ny-566019

                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Brent E. Shay
                                            ------------------------------------
                                        Name: Brent E. Shay
                                        Title: Vice President


                                        HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES
                                        FUND, L.P.,
                                        a Delaware limited partnership, as a
                                        Lender

                                        By: HIGHBRIDGE/ZWIRN PARTNERS, LLC,
                                            its general partner

                                            BY: ZWIRN HOLDINGS, LLC,
                                                its managing member


                                        By: /s/ David A. Proshan
                                            ------------------------------------
                                        Name: David A. Proshan
                                        Title: General Counsel


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ David A. Proshan
                                            ------------------------------------
                                        Name: David A. Proshan
                                        Title: General Counsel

                  SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT

ny-566019

                                  SCHEDULE A-1

                                 AGENT'S ACCOUNT

          An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                                  SCHEDULE C-1

                                   COMMITMENTS

                               REVOLVER    TERM LOAN A   TERM LOAN B      TOTAL
            LENDER            COMMITMENT    COMMITMENT    COMMITMENT    COMMITMENT
            ------           -----------   -----------   -----------   -----------
WELLS FARGO FOOTHILL, INC.   $15,000,000    $9,000,000   $         0   $24,000,000
HIGHBRIDGE/ZWIRN SPECIAL     $         0    $        0   $ 4,500,000   $ 4,500,000
OPPORTUNITIES FUND, L.P.
BERNARD NATIONAL LOAN                                    $ 9,000,000   $ 9,000,000
INVESTORS, LTD
ALL LENDERS                  $15,000,000    $9,000,000   $13,500,000   $37,500,000

                                  SCHEDULE D-1

                               DESIGNATED ACCOUNTS

          Account number _________ of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

          Account number _________ of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

          "Designated Account Bank" means ____________, whose office is located at _________, and whose ABA number is _____________.

                                  SCHEDULE D-1

                               DESIGNATED ACCOUNTS

          Account number 4100065911 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

          Account number 0047500150 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

          "Designated Account Bank" means Wells Fargo Bank, N.A., whose office is located at in San Francisco, California, and whose ABA number is 121000248, in the case of the first account listed above, and First National Bank of Arizona, whose office is located in Scottsdale, Arizona, and whose ABA number is 122105757, in the case of the second account listed above.

                                  SCHEDULE P-1

                                 PERMITTED LIENS

UCC FINANCING STATEMENTS

DEBTOR                        STATE                  CREDITOR                 FILE DATE     FILE NUMBER
------                     ----------   ----------------------------------   ----------   --------------
eTelecare International,   California   Newcourt Communications Finance       7/5/2000      00-18860329
Inc.                                    Corporation
                                        CIT Communications Finance            12/4/2000     00-34260257
                                        Corporation
                                        Information Leasing Corporation       1/9/2004      04-01460707
                           Delaware     Stratasoft, Inc.                      5/2/2002       21091390
                                        Stratasoft, Inc.                      6/17/2003      31524647

Phase 2 Solutions, Inc.    Arizona      Venserve Inc.                        12/18/2000      0115302-0
                                        Wells Fargo Equipment Finance         1/12/2001      1156463-0
                                        Fidelity Leasing                      1/19/2001      1157125-0
                                        Manifest Group                        2/8/2001       1159116-0
                                        Loyal Oak Financial, LLC              4/13/2001      1169444-0
                                        Banc One Leasing Corporation          9/14/2001   2001-1189332-4
                                        Hewlett Packard Financial Services    9/9/2002    2002-1232616-2
                                        Corporation
                                        Banc One Leasing Corporation          7/8/2003    2003-1269424-9

DEBTOR                        STATE                  CREDITOR                 FILE DATE     FILE NUMBER
------                     ----------   ----------------------------------   ----------   --------------
                                        Continental Bank                     12/18/2003   2003-1291685-1
                                        Applied Financial LLC                12/24/2003   2003-1291775-0
                                        Wells Fargo Equipment Finance Inc.    1/29/2004   2004-1297374-9
                                        Varilease Finance Inc.                3/15/2004   2004-1304941-3

REAL ESTATE LEASE DEPOSITS

LESSEE                                        REAL ESTATE                AMOUNT OF DEPOSIT
------                           -------------------------------------   -----------------
Phase 2 Solutions, Inc.          Raintree 1                              $33,555.20
                                 8801 E. Raintree #400
                                 Scottsdale, AZ 85260 USA

                                 Raintree 2                              $34,187.36
                                 8901 E. Raintree #300
                                 Scottsdale, AZ 85260 USA

                                 Raintree Exp. USA                       $10,760.29

                                 Adevco - Rio Rancho USA                 $20,000.00

eTelecare International, Inc.    Call Center 1                           Php 3,667,518.00
                                 19th - 20th Floor, Citibank Square
                                 Eastwood City Cyber Park
                                 Bagumbayan, Quezon City
                                 Metro Manila, Philippines

                                 Call Center 2                           Php 5,813,955.00
                                 12th, 14th - 16th Floor, PBCOM Tower
                                 6795 Ayala Avenue, corner V.A. Rufino
                                 St. Makati City 1226
                                 Metro Manila, Philippines

                                 Call Center 3                           Php 4,231,811.98
                                 20th - 21st Floor, Cyber One Building
                                 Eastwood City Cyber Park

                                 Bagumbayan, Quezon City
                                 Metro Manila, Philippines

LESSEE                                        REAL ESTATE                AMOUNT OF DEPOSIT
------                           -------------------------------------   -----------------
                                 Icite Training Center                   Php 200,640.00
                                 Units 202 and 203, 2nd Floor
                                 International Center for Information
                                 Technology (ICITE) Building
                                 Eastwood City Cyber Park
                                 Bagumbayan, Quezon City
                                 Metro Manila, Philippines

eTelecare International, Inc.    602 E. Huntington Drive, Suite H        $9,935.33
(US)                             Monrovia, CA 91016 USA

                                 4675 MacArthur Court, Suite 1110        $2,318.00
                                 Newport Beach, CA 92660 USA

Total Amount of Lease Deposits in USD: $359,068.37

Additionally, Schedule 5.20 is incorporated in its entirety.

                                 SCHEDULE 2.7(A)

                              CASH MANAGEMENT BANKS

Citizen's Business Bank
124 N. First Ave.
Arcadia, CA, USA

Account Number               240119269

Citibank
Citibank Tower
Paseo De Roxas Ave.
Makati City, Philippines

Account Number               0602692027

Wells Fargo
2nd Floor, 1000 Lakes Drive
West Covina, CA 91790

Collection Account           4100065671
Collection Account           4100065689
Operating Account            4100065911

1st National Bank of Arizona
17600 N. Perimeter Drive
Scottsdale, AZ 85255

Account Number               0047500150

                                  SCHEDULE 5.5

                      LOCATIONS OF INVENTORY AND EQUIPMENT

eTelecare International, Inc. - Philippines and U.S. ("eTelecare Group"):

1.   19th - 20th Floor, Citibank Square
     Eastwood City Cyber Park
     Bagumbayan, Quezon City
     Metro Manila, Philippines
     (Call Center 1/Philippine Corporate Office)

2.   12th, 14th - 16th Floor, PBCom Tower
     6795 Ayala Avenue corner V.A. Rufino St.
     Makati City 1226, Metro Manila, Philippines
     (Call Center 2)

3.   20th - 21st Floor, Cyber One Building
     Eastwood City Cyber Park
     Bagumbayan, Quezon City
     Metro Manila, Philippines
     (Call Center 3)

4.   Units 202 and 203, 2nd Floor
     International Center for Information Technology (ICITE) Building Eastwood City Cyber Park
     Bagumbayan, Quezon City
     Metro Manila, Philippines

5.   602 E. Huntington Drive, Suite H
     Monrovia, CA 91016 USA
     (US Corporate Office)

6.   4675 MacArthur Court, Suite 1110
     Newport Beach, CA 92660 USA
     (Sales Office)

7.   120 East Van Buren Street
     2nd Floor West Suite 202
     Phoenix, AZ, 85004, USA
     (eTelecare Data Center)

Phase 2 Solutions, Inc:

1.   8801 E. Raintree #400
     Scottsdale, AZ 85260, USA
     (Raintree 1)

2.   8901 E. Raintree #300
     Scottsdale, AZ 85260, USA
     (Raintree 2)

3.   8901 E. Raintree #100
     Scottsdale, AZ 85260, USA
     (Raintree 3)

4.   1215 W. Cherry Street
     Vermillion, SD 57069, USA
     (Vermillion)

5.   609 30th Avenue NW
     Minot, ND 58703, USA
     (Minot 1)

6.   1330 20th Avenue SW
     Minot, ND, 58701, USA
     (Minot 2)

7.   6311 E. Lone Mtn. Rd.
     Cave Creek, AZ 85331, USA

8.   6090 Zenith Court
     Rio Rancho, NM 97144 USA

                                 SCHEDULE 5.7(A)

                          JURISDICTIONS OF ORGANIZATION

              Entity                 Jurisdiction
----------------------------------   ------------
eTelecare International, Inc.        Philippines
eTelecare International, Inc. (US)   Delaware
MacArthur Acquisition Corp.          Delaware
Phase 2 Solutions, Inc.              Arizona

                                 SCHEDULE 5.7(B)

                             CHIEF EXECUTIVE OFFICES

              Entity                       Chief Executive Office
----------------------------------   ----------------------------------
eTelecare International, Inc.        19th - 20th Floor, Citibank Square
                                     Eastwood City Cyber Park
                                     Bagumbayan, Quezon City
                                     Metro Manila, Philippines

eTelecare International, Inc. (US)   602 E. Huntington Drive, Suite H
                                     Monrovia, CA 91016 USA

MacArthur Acquisition Corp.          602 Huntington Drive, Suite H
                                     Monrovia, CA 91016 USA

Phase 2 Solutions, Inc.              8901 E. Raintree Drive
                                     Suite 100
                                     Scottsdale, AZ, 85260, USA

                                 SCHEDULE 5.7(C)

                      ORGANIZATIONAL IDENTIFICATION NUMBERS

              Entity                 FEIN / Organizational #
----------------------------------   -----------------------
eTelecare International, Inc.        52-2315612
eTelecare International, Inc. (US)   95-4786049
MacArthur Acquisitions Corp.         36-4554128
Phase 2 Solutions, Inc.              86-0920048

                                 SCHEDULE 5.7(D)

                             COMMERCIAL TORT CLAIMS

eTelecare Group - None.

Phase 2 Solutions, Inc. - None.

                                 SCHEDULE 5.8(B)

                     CAPITALIZATION OF PARENT'S SUBSIDIARIES

eTelecare International, Inc. - Philippines ("Parent"):

(1) Parent directly owns 100% of Etelecare International, Inc. - US ("Etelecare US")

     Information regarding Etelecare US

          -    Jurisdiction of organization - DE

          -    Authorized stock - 10,000 shares of one class of Common Stock

          -    Parent owns 1,000 (100% of issued shares) of Etelecare US

(2)  Etelecare US directly owns 100% of Phase 2 Solutions, Inc. ("Phase 2")

     Information regarding Phase 2

          -    Jurisdiction of organization - AZ

          -    Authorized stock - 1,000,000 shares of common stock

          -    Etelecare US owns 100% of Phase 2

Phase 2 Solutions, Inc.:

No direct or indirect Subsidiaries.

                                  SCHEDULE 5.10

                                   LITIGATION

     eTelecare International, Inc.:

          In the Philippines

1. Bernarda M. Goni-Miranda v. E-Telecare Int'l., Ernest Cu, Benedict Hernandez, Pamela Wu, Monica Maralit, Joy Jardenil and SPI Technologies, Inc. (NLRC-NCR-Case No. 035864-03, National Labor Relations Commission ["NLRC"] Quezon City)

          Ms. Goni-Miranda ("Complainant") filed a labor complaint alleging illegal dismissal, illegal suspension, non-payment of salaries/wages. She claimed moral and exemplary damages and attorney's fees with prayer for full backwages without loss of seniority rights and benefits. The Labor Arbiter issued a Decision dismissing the complaint for lack of merit. The Complainant appealed, which appeal is still pending with the NLRC.

2. Albert Florendo v. E-Telecare Int'l., Benedict Hernandez and Pamela Wu (NLRC-NCR-Case No. 00-09-10711-03, National Labor Relations Commission, Bookman Bldg., Quezon Avenue, Quezon City)

          Mr. Florendo filed a labor complaint alleging illegal dismissal and illegal suspension and made various claims for damages. Rejoinders were submitted on February 10, 2004.

3. Faegan Stephen Celestino v. E-Telecare Int'l and/or Benedict Hernandez (NLRC-NCR-Case No. 10-09143-2002, National Labor Relations Commission, PPSTA Bldg., Banawe, Quezon City)

          Mr. Celestino filed a labor compliant alleging illegal dismissal and claimed separation pay and backwages. The case was submitted for resolution by the Labor Arbiter, who has yet to issue a Decision or Resolution.

4. People of the Philippines v. Marc Andrew Bonnevie (Civil Case No. 110144-46, MeTC-Quezon City, Branch 43)

          The Company filed a criminal complaint against former employee Mr. Bonnevie, alleging his violation of Section 33 of the E-Commerce Act. The Company's total claim against Mr. Bonnevie is $7,500.00. The Company was due to present its evidence on April 20, 2004.

5. Etelecare v. Arlene Reyes (I.S. No. 02-5912, For: Estafa, City Prosecutor's Office, Quezon City)

          The Company filed a criminal complaint against former employee Ms. Reyes alleging estafa. The investigation was dismissed by the Prosecutor's Office for failure to secure recommendation from the National Bureau of Investigation. The Company intends to amend the complaint to allege Computer Fraud under the E-Commerce Act and refile.

Phase 2 Solutions, Inc.:

1.   NorthPoint Bankruptcy Preference Claim

     On January 9, 2003 the Trustee in Bankruptcy filed a Complaint against Phase 2 Solutions and others to recover payments NorthPoint made during the 90 day period preceding NorthPoint's filing for bankruptcy. Although the amount of the Trustee's claim is $203,277.19, Phase 2 has a complete defense to the claim, including that the payments were made in exchange for new value given, and that the payments were made during the ordinary course of business between the parties. Counsel for the Trustee has admitted that the claims were filed quickly in order to comply with the statute of limitations. Phase 2 has made a nuisance value settlement offer in the amount of $10,000, and is awaiting a response.

     The total amount of preference claims brought by the Trustee on behalf of NorthPoint is approximately $13,000,000.00. The claim against Phase 2 accounts for approximately 1.5% of the total claims. The approximately 20 defendants in the case have joined together to enter into a joint defense agreement whereby they intend to challenge NorthPoint's insolvency at the time that it filed for bankruptcy. Phase 2 has served all of the necessary disclosures on the Trustee and has responded to all written discovery requests. There is no trial date set in this matter.

2.   Phase 2 adv. Cathy Simmons

     Ms. Simmons previously filed a charge of discrimination with the Equal Employment Opportunity Commission alleging discrimination on the basis of disability and sex. Although the local office of the EEOC issued a finding of cause for discrimination, the attorneys for the EEOC declined to pursue the matter and issued a right to sue letter to Ms. Simmons. She subsequently filed a lawsuit in the United States District Court for the District of Arizona here in Phoenix. She has alleged claims of sex discrimination under both the federal and Arizona Civil Rights Act, disability discrimination in the Americans With Disabilities Act and the Arizona Civil Rights Act, and a violation of the notice provisions under COBRA/ERISA, along with intentional infliction of emotional distress and negligent misrepresentation. We are in the process of filing a Motion for Summary Judgment as to all of the claims and expect a favorable ruling thereon. The maximum amount of the claim, if she were successful on all matters, would be up to 2 years back pay. As an example of the spurious nature of her claims, she alleged discrimination based on sex with regard to promotions, despite the fact that she was employed for less than the 90 day probationary period. No employee has ever been promoted within the 90 day probationary period. Under her claim for failure to receive timely notice required by COBRA, she would be entitled to damages for 55 days at $100.00 per day, or a maximum of $5,500.00. Although the notice was sent out timely, she claims that she never received it and an additional copy was sent by the Company 55 days after it was due. The grounds for the summary judgment include the following: (1) That Ms. Simmons did not have a disability covered by the Americans With Disabilities Act; (2) Ms. Simmons cannot state a prima facie claim for sex discrimination because she has no evidence of any adverse employment action taken because she was female; (3) That the claims under the Arizona Civil Rights Act are barred by the statute of limitations; (4) That the claims under COBRA/ERISA are time barred; (5) That Ms. Simmons cannot state a prima facie case for violation of COBRA's notice provision because the required notice was timely sent to the last known address; and (6) That the State law Torts of Intentional Infliction of Emotional Distress and Negligence Misrepresentation fail, absent any evidence of a wrongful termination under Arizona law. In light of the foregoing, there are no settlement negotiations pending and no offer has been made.

                                  SCHEDULE 5.14

                              ENVIRONMENTAL MATTERS

     eTelecare Group:

(a) None of eTelecare's properties or assets has ever been used (including by previous owners or operators) in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation, in any material respect of any applicable Environmental Law;

(b) None of eTelecare's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site;

(c) eTelecare has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by it; and

(d) eTelecare has not received a summons, citation, notice, or directive from the United States Environmental protection Agency or other federal or state governmental agency concerning any action or omission by it resulting in the release or disposal of Hazardous Materials into the environment.

     Phase 2 Solutions, Inc.:

(a) None of Phase 2's properties or assets has ever been used (including by previous owners or operators) in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials in violation, in any material respect of any applicable Environmental Law;

(b) None of Phase 2's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site;

(c) Phase 2 has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by it; and

(d) Phase 2 has not received a summons, citation, notice, or directive from the United States Environmental protection Agency or other federal or state governmental agency concerning any action or omission by it resulting in the release or disposal of Hazardous Materials into the environment.

                                  SCHEDULE 5.15

                                 BROKERAGE FEES

$468,750.00 - Rodman & Renshaw, LLC

$670,905.00 - Victor Sese

                                SCHEDULE 5.16(A)

                              INTELLECTUAL PROPERTY

eTelecare Group:

None.

Phase 2 Solutions, Inc.:

None.

                                SCHEDULE 5.16(B)

                              SOURCE CODE LICENSES

eTelecare Group:

None.

Phase 2 Solutions, Inc.:

None.

                                  SCHEDULE 5.18

                    DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

     eTelecare Group:

-    Philippine Bank of Communications
     PBCOM Building
     Ayala Ave.
     Makati City
     Philippines

     Savings Account 224-27-000150-0
     Checking Account 224-10-000652-4

-    Citibank
     Citibank Tower
     Paseo De Roxas Ave.
     Makati City
     Philippines

     Checking Account. 0-602692-027
     Checking Account 0-602692-019

-    International Exchange Bank
     Quezon Ave., cor. Scout Albano Street
     Quezon City
     Philippines

     Savings Account 024-03-0-00227-7

-    Equitable PCI Bank
     Ground Floor
     Rufino Towers
     6784 Ayala Ave.
     Makati City
     Philippines

     Savings Account 1470-10676-6

-    Citizen's Business Bank
     125 N. First Ave.
     Arcadia, CA, USA

     Certificate of Deposit 240954504

     Certificate of Deposit 240954541
     Certificate of Deposit 240954572
     Checking Account       240298554
     Checking Account       240117851

     Savings Account        240119269
     Savings Account        240298562

          Phase 2 Solutions, Inc.:

-    1st National Bank of Arizona
     17600 N. Perimeter Drive
     Scottsdale, AZ 85255
     (480) 458-3047

          Main Checking 0047500150
          Payroll Account 0047500168

-    Bank One
          15576 N. Pima Road, Suite 7
          Scottsdale, AZ  85260
          (480) 970-7280

          Certificates of Deposit: 880057638532
                                   880058468993
                                   880058472474

-    Wells Fargo
     2nd Floor, 1000 Lakes Drive
     West Covina, CA  917901

     Collection Account 4100065671
     Collection Account 4100065689
     Operating Account  4100065911

                                  SCHEDULE 5.20

                             PERMITTED INDEBTEDNESS

     eTelecare Group:

1. Capital lease by and between PCI Leasing and eTelecare International, Inc. Thirty-five (35) monthly payments of $141,006.00 between December 2003 and October 2006.

2. Capital lease by and between PCI Leasing and eTelecare International, Inc. Thirty-five (35) monthly payments of $250,317.00 between March 2004 and January 2007.

3. Capital lease by and between PCI Leasing and eTelecare International, Inc. Thirty-five (35) monthly payments of $125,211.00 between April 2004 and February 2007.

4. Capital lease by and between PCI Leasing and eTelecare International, Inc. Thirty-five (35) monthly payments of $26,272.00 between April 2004 and February 2007.

5. Capital lease by and between PCI Leasing and eTelecare International, Inc. Thirty-five (35) monthly payments of $97,027.00 between May 2004 and March 2007.

6. Capital lease by and between ORIX Metro Leasing and eTelecare International, Inc. Thirty-six (36) monthly payments of $172,559.00 between March 2004 and February 2007.

7. Capital lease by and between Avaya Financials and eTelecare International, Inc. (US). Sixty (60) monthly payments of $8,421.25 between July 2000 and June 2005.

8. Capital lease by and between Avaya Financials and eTelecare International, Inc. (US). Sixty (60) monthly payments of $7,434.41 between December 2000 and November 2005.

9. Capital lease by and between Avaya Financials and eTelecare International, Inc. (US). Fifty-six (56) monthly payments of $492.46 between December 2000 and July 2005.

10. Capital lease by and between Avaya Financials and eTelecare International, Inc. (US). Fifty-two monthly payments of $5,128.97 between June 2001 and September 2005.

11. Capital lease by and between Avaya Financials and eTelecare International, Inc. (US). Forty-seven (47) monthly payments of $32.35 between September 2001 and July 2005.

12. Capital lease by and between Avaya Financials and eTelecare International, Inc. (US). Forty-four (44) monthly payments of $22.41 between December 2001 and July 2005.

13. Subordinated Acquisition Note in an amount up to $8 million from e-Telecare International, Inc. (Philippines) to Robert D. Miller

14. Letter of Credit issued by Citizen's Business Bank to support the Avaya leases which are secured by the certificates of deposit maintained at such bank.

     Phase 2 Solutions, Inc.:

1. Master Lease Agreement, by and between Applied Financial, LLC and Phase 2 Solutions, Inc., dated December 18, 2003. $392,748 drawn down as of March 24, 2004.

2. Master Lease Agreement, by and between Varilease Finance, Inc. and Phase 2 Solutions, Inc., dated December 18, 2003. $431,182 drawn down as of March 24, 2004.*

3. Promissory Note, issued to Stratasoft, Inc., dated July 24, 2003. Monthly payment of $12,000 through January 15, 2006.

4. Lease Agreement (#1000111368), by and between Banc One Leasing Corporation and Phase 2 Solutions, Inc., dated September 6, 2001. Thirty-six (36) monthly payments of $6,911.74.

5. Lease Agreement (#1000117952), by and between Banc One Leasing Corporation and Phase 2 Solutions, Inc., dated November 25, 2003. Thirty-six (36) monthly payments of $17,876.26.

6. Lease Agreement (#1000100869), by and between Banc One Leasing Corporation and Phase 2 Acquisitions Services, Inc., dated December 23, 1999. Sixty
     (60) monthly payments of $3,518.46.

7. Lease Agreement, by and between First Western Bank and Trust and Phase 2 Solutions, Inc., effective as of September 1, 2003. Thirty-six (36) monthly payments of $5,000.

8. Business Lease Agreement, by and between Hewlett-Packard Financial Services Company and Phase 2 Solutions, Inc., dated July 30, 2002. Thirty-six (36) monthly payments of $5,509.82.

9. Lease Agreement, by and between Loyal Oak Financial, LLC and Phase 2 Solutions, Inc., dated December 10, 2001. Thirty-six (36) monthly payments of $8,074.*

10. Lease Agreement, by and between Loyal Oak Financial, LLC and Phase 2 Solutions, Inc., dated January 9, 2003. Thirty-six (36) monthly payments of $2,880.*

* including any Indebtedness, whether or not evidenced by a promissory note, incurred in connection with a disbursement of amounts from any escrow established pursuant to the Acquisition Documents to settle claims related to such capital leases.

                                  SCHEDULE 5.21

                               TAXES AND PAYMENTS

eTelecare Group:

None.

Phase 2 Solutions, Inc.:

None.

                                  SCHEDULE 7.12

                              DISBURSEMENT ACCOUNTS

-    Philippine Bank of Communications
     PBCOM Building
     Ayala Ave.
     Makati City
     Philippines

     Savings Account 224-27-000150-0
     Checking Account 224-10-000652-4

-    Citibank
     Citibank Tower
     Paseo De Roxas Ave.
     Makati City
     Philippines

     Checking Account. 0-602692-027
     Checking Account 0-602692-019

-    International Exchange Bank
     Quezon Ave., cor. Scout Albano Street
     Quezon City
     Philippines

     Savings Account 024-03-0-00227-7

-    Equitable PCI Bank
     Ground Floor
     Rufino Towers
     6784 Ayala Ave.
     Makati City
     Philippines

     Savings Account 1470-10676-6

-    Citizen's Business Bank
     125 N. First Ave.
     Arcadia, CA, USA

     Checking Account 240298554
     Checking Account 240117851

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "First amendment") is made and entered into as of August 25, 2004, by and among E-Telecare International, Inc., a Metro-Manila, Philippines corporation ("Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended, supplemented or modified to date, the "Loan Agreement");

     WHEREAS, pursuant to Section 3.2 of the Loan Agreement, the Borrower was required to make certain post-closing deliveries;

     WHEREAS, Parent, Borrower, the Lenders and the Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Fourth Amendment becomes effective in accordance with Section 4 hereof, as follows:

     2.01 AMENDMENT TO SECTION 3.1(P) OF THE LOAN AGREEMENT. Section 3.1(p) of the Loan Agreement is hereby amended by inserting "(other than any certificate of insurance to be delivered pursuant to Section 3.2)" after "certificate of insurance" in the first line thereof.

     2.02 AMENDMENT TO SECTION 3.2(B) OF THE LOAN AGREEMENT. Section 3.2(b) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in replacement thereof:

     "(b) on or prior to September 15, 2004, Borrower shall have delivered to Agent certified copies of the policies of insurance (other than in respect of insurance described in Section 3.2(d), (e) or (f)), together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lead Lenders and their counsel;"

     2.03 AMENDMENT TO SECTION 3.2(C) OF THE LOAN AGREEMENT. Section 3.2(c) of the Loan Agreement is hereby amended and restated by waiving the requirement that Borrowers deliver a Collateral Access Agreement in respect of the location of 12th, 14th-16th Floor, PBCom Tower, 6795 Ayala Avenue corner V. A. Rufino St., Makati City 1226, Metro Manila, Philippines, and by deleting such Section in its entirety and inserting the following in replacement thereof:

     "(c) on or prior to August 25, 2004, Agent shall have received Collateral Access Agreements with respect to the following locations: (i) 6090 Zenith Court, Rio Rancho, NM. 87144; (ii) 19th-20th Floor, Citibank Square, Eastwood City Cyber Park, Bagumbayan, Quezon City, Metro Manila, Philippines; (iii) 20th-21st Floor, Cyber One Building, Eastwood City Cyber Park, Bagumbayan, Quezon City, Metro Manila, Philippines; and (iv) Units 202 and 203, 2nd Floor, International Center for Information Technology (ICITE) Building, Eastwood City Cyber Park, Bagumbayan, Quezon City, Metro Manila, Philippines;"

     2.04 AMENDMENT TO SECTION 3.2(D) OF THE LOAN AGREEMENT. Section 3.2(d) of the Loan Agreement is hereby amended by deleting "within 90 days after the Closing Date" from such Section and inserting "on or prior to September 15, 2004" in lieu thereof.

     2.05 AMENDMENT TO SECTION 3.2(E) OF THE LOAN AGREEMENT. Section 3.2(e) of the Loan Agreement is hereby amended by deleting "within 90 days after the Closing Date" from such Section and inserting "on or prior to September 15, 2004" in lieu thereof.

     2.06 AMENDMENT TO SECTION 3.2 OF THE LOAN AGREEMENT. Section 3.2 of the Loan Agreement is hereby amended by inserting the following as new Section 3.2(f):

     "(f) as soon as possible, and in any event on or prior to September 15, 2004, Parent shall have delivered to Agent a certificate of insurance evidencing the procurement of key man insurance required pursuant to Section 6.8(d).

     2.07 AMENDMENT TO SECTION 6.8(D) OF THE LOAN AGREEMENT. Section 6.8(d) of the Loan Agreement is hereby amended by inserting "On or prior to September 15, 2004," at the beginning of each of the first two sentences of such Section.

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this First amendment, each of Parent and Borrower hereby represents and warrants that:

     3.01 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this First amendment and at and as of the Effective Date and both prior to and after giving effect to this First amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     3.02 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this First amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this First amendment and the consummation of the transactions contemplated hereby.

     3.03 NO CONFLICT. The execution, delivery and performance by such Person of this First amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     3.04 BINDING EFFECT. This First amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4. CONDITIONS. This First amendment shall be effective as of August 25, 2004 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5:

     4.01 EXECUTION OF THE FIRST AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this First amendment.

     4.02 DELIVERY OF OTHER DOCUMENTS. The Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

     4.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

     4.04 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

SECTION 5. MISCELLANEOUS.

     5.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     5.02 NO WAIVER; DEFAULTS. This First Amendment is limited as specified and the execution, delivery and effectiveness of this First Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything to the contrary contained herein, this First Amendment shall not in any way constitute a waiver of any existing Event of Default under the Loan Agreement. Any such Events of Default shall be continuing Events of Default, and the Lenders hereby expressly reserve all rights and remedies under the Loan Documents, including the right to establish reserves in accordance with the Loan Agreement.

     5.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this First amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     5.04 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     5.05 SEVERABILITY. The provisions of this First amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this First amendment in any jurisdiction.

     5.06 COUNTERPARTS. This First amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     5.07 HEADINGS. Section headings in this First amendment are included herein for convenience of reference only and shall not constitute a part of this First amendment for any other purpose.

     5.08 BINDING EFFECT; ASSIGNMENT. This First amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and the Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this First amendment shall not be assigned or delegated without the prior written consent of the Agent.

     5.09 EXPENSES. The Borrower agrees to pay the Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Agent (who may be employees of the Agent), incurred by the Agent in connection with the preparation, negotiation and execution of this First amendment and any document required to be furnished herewith.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        E-TELECARE INTERNATIONAL, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ James Franke
                                            ------------------------------------
                                        Name: James Franke
                                        Title: President


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ James Franke
                                            ------------------------------------
                                        Name: James Franke
                                        Title: CEO


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES
                                        FUND, L.P.,
                                        a Delaware limited partnership,
                                        as a Lender

                                        By: HIGHBRIDGE/ZWIRN PARTNERS, LLC,
                                            its general partner

                                            BY: ZWIRN HOLDINGS, LLC,
                                                its managing member


                                        By: /s/ Daniel B. Zwirn
                                            ------------------------------------
                                        Name: Daniel B. Zwirn
                                        Title: Managing Partner


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Daniel B. Zwirn
                                            ------------------------------------
                                        Name: Daniel B. Zwirn
                                        Title: Director

                                                                  Execution Copy

                     SECOND AMENDMENT TO, AND WAIVER UNDER,
                           LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO, AND WAIVER UNDER, LOAN AND SECURITY AGREEMENT (this "Second Amendment") is made and entered into as of October 4, 2004, by and among E-Telecare International, Inc., a Metro-Manila, Philippines corporation ("Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, Parent and Borrower are not in compliance with Section 6.20 of the Loan Agreement, which has resulted in an Event of Default under the Loan Agreement (the "Section 6.20 Default");

     WHEREAS, Parent and Borrower are not in compliance with the covenants set forth in Section 7.18(a) of the Loan Agreement with respect to the seven-month period ended July 31, 2004 and the eight-month period ended August 31, 2004, which have resulted in Events of Default under the Loan Agreement (the "Section
7.18 Defaults" and, collectively with the Section 6.20 Default, the "Existing Defaults");

     WHEREAS, subject to the terms and conditions herein, the Agent and the Lenders have agreed to waive the Existing Defaults as herein provided;

     WHEREAS, Parent, Borrower, the Lenders and the Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. WAIVER. Subject to the terms and conditions set forth herein, Agent and the Lenders hereby agree to waive the Existing Defaults.

SECTION 3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Second Amendment becomes effective in accordance with Section 5 hereof, as follows:

     3.01 AMENDMENTS TO SECTION 1.1.

          (a) The definition of "Affiliate" is hereby amended by deleting "Eligible Accounts" in the sixth line thereof and inserting "Eligible Billed Accounts, Eligible Unbilled Accounts" in lieu thereof.

          (b) The definition of "Borrowing Base" is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          "Borrowing Base" means, as of any date of determination, the difference between:

               (a) the lesser of

                    "(i) the sum of

                    (A) 85% of the amount of Eligible Billed Accounts, less the amount, if any, of the Dilution Reserve allocable to Eligible Billed Accounts, plus

                    (B) the lesser of

                         (I) 75% of the amount of Eligible Unbilled Accounts,
                    less the amount, if any, of the Dilution Reserve allocable to Eligible Unbilled Accounts, and

                         (II) the Eligible Unbilled Accounts Limiter, and

                    (ii) an amount equal to Parent's and Borrower's Collections with respect to Accounts for the immediately preceding 90-day period (or 120-day period, from and after the Closing Date through August 31, 2004), minus

               (b) the sum of (i) the Bank Product Reserve, (ii) the Availability Reserve, and (iii) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

          (c) The definition of "Eligible Accounts" is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          "Eligible Accounts" means, collectively, Eligible Billed Accounts and Eligible Unbilled Accounts.

          (d) The following additional definitions shall be inserted in Section
1.1 of the Loan Agreement in proper alphabetical order:

          "Availability Reserve" means a reserve established against the Borrowing Base and the Maximum Revolver Amount in an amount equal to (a) prior to August 1, 2005, $1,000,000; (b) from (and including) August 1, 2005 through (and including) December 31, 2005, $1,500,000; and (c) from and after January 1, 2006, $2,000,000.

          "Eligible Billed Accounts" means those Accounts created by Parent and Borrower in the ordinary course of business, that arise out of Parent's and Borrower's sale of goods or rendition of services, with respect to which the relevant Account Debtors have been invoiced in writing (including, without limitation, invoices sent by electronic mail) by Parent or Borrower, as applicable, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Billed Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Billed Accounts shall not include the following:

          (a) ACCOUNTS THAT THE ACCOUNT DEBTOR HAS FAILED TO PAY WITHIN 60 DAYS OF DUE DATE OR ACCOUNTS WITH PAYMENT TERMS OF MORE THAN 60 DAYS,

          (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

          (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or Parent, or an employee or agent of Borrower, Parent or any Affiliate of Borrower or Parent,

          (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

          (e) Accounts that are not payable in Dollars,

          (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(x) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent, or (z) the Account Debtor, while not organized under the laws of the United States, has significant United States operations, and the Account arises principally from the United States portion of such Account Debtor's operations,

          (g) Accounts with respect to which the Account Debtor is the United States or any state, department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower or Parent, as applicable, has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC Section 3727 or, with respect to any state of the United States, such similar state statute),

          (h) Accounts with respect to which the Account Debtor is a creditor of Borrower or Parent, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account in writing, to the extent of such claim, right of setoff, or dispute,

          (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower and Parent exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, as to the following Account Debtors, the following percentage limitations (in lieu of 10%) shall apply for purposes hereof: (i) Dell, 35%; (ii) SBC, 30%; (iii) AT&T Wireless, 35%; (iv) Cingular, 20%; and (v) American Express, 15%; provided, further, that an aggregate percentage limitation of 60% shall apply for purposes hereof with respect to the Account Debtors set forth in (ii), (iii) and (iv) above; provided, further, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

          (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower or Parent has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

          (k) Accounts with respect to which the Account Debtor is both organized and maintains operations only in states or jurisdictions (e.g., New Jersey, Minnesota, and West Virginia) that require, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower or Parent has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower or Parent may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

          (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

          (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

          (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

          (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower or Parent of the subject contract for goods or services.

          "Eligible Unbilled Accounts" means, as of any date of determination, those Accounts of Parent (and only Parent) that (a) are capable of being billed by Parent to its customers in accordance with Parent's usual billing methods for Accounts, but that have not yet been billed and invoiced to such customers, (b) do not remain outstanding after the 15th day of the month following the month in which the relevant services were actually rendered, and (c) in all other respects would qualify as an Eligible Billed Account, but for the fact that they have not yet been billed and invoiced to Parent's customers. Eligible Unbilled Accounts shall be net of contra accounts. If an Account that, immediately prior to being billed and invoiced, was an Eligible Unbilled Account, then is billed and invoiced, it thereupon shall cease to be an Eligible Unbilled Account and if it then meets the criteria applicable thereto, it shall become an Eligible Billed Account.

          "Eligible Unbilled Accounts Limiter" means (a) prior to January 1, 2005, $3,000,000, and (b) from and after January 1, 2005, $2,000,000.

          "Subordinated Acquisition Note" means that certain subordinated promissory note, in an aggregate principal amount not to exceed $8,000,000, issued by Parent in favor of Robert D. Miller, in form and substance satisfactory to Lead Lenders.

     3.02 AMENDMENTS TO SECTION 2.4.

          (a) Section 2.4(c)(i) of the Loan Agreement is hereby amended by deleting "Qualified Cash plus (3)" from the fifth line thereof.

          (b) Section 2.4(d)(iv) of the Loan Agreement is hereby amended by deleting "Qualified Cash plus (C)" from the second and thirteenth lines thereof and inserting "Qualified Cash plus (C) an amount equal to the then existing Availability Reserve plus (D)" in lieu thereof.

     3.03 AMENDMENT TO SECTION 3.2(D). Section 3.2(d) of the Loan Agreement is hereby amended by deleting "September 15, 2004" from such Section and inserting "October 15, 2004" in lieu thereof.

     3.04 AMENDMENT TO SECTION 3.2(E) OF THE LOAN AGREEMENT. Section 3.2(e) of the Loan Agreement is hereby amended by deleting "September 15, 2004" from such Section and inserting "October 15, 2004" in lieu thereof.

     3.05 AMENDMENT TO SECTION 6.8(D) OF THE LOAN AGREEMENT. Section 6.8(d) of the Loan Agreement is hereby amended by deleting "September 15, 2004" from such Section and inserting "October 15, 2004" in lieu thereof.

     3.06 AMENDMENT TO SECTION 6.19. Section 6.19 of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in replacement thereof:

          "6.19 ACQUISITION LETTER OF CREDIT. Terminate the Acquisition Letter of Credit prior to October 7, 2004.

     3.07 AMENDMENT TO SECTION 6.20. Section 6.20 of the Loan Agreement is hereby amended by deleting such Section in its entirety, and inserting "Intentionally Omitted" in lieu thereof.

     3.08 AMENDMENT TO SECTION 7.1. Section 7.1 of the Loan Agreement is hereby amended by inserting the following as new Section 7.1(i):

     (i) Indebtedness evidenced by the Subordinated Acquisition Note.

     3.09 AMENDMENT TO SECTION 7.10. Section 7.10 of the Loan Agreement is hereby amended by deleting "Qualified Cash plus (iii)" from the eighth line thereof.

     3.10 AMENDMENTS TO SECTION 7.18. Section 7.18(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

          (a) (i) MINIMUM EBITDA. Fail to maintain or achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount             Applicable Period
-----------------   -------------------------------------
   $ 9,500,000            For the nine-month period
                          ending September 30, 2004

   $10,600,000             For the 10-month period
                           ending October 31, 2004

   $12,500,000             For the 11-month period
                           ending November 30, 2004

   $14,000,000             For the 12-month period
                           ending December 31, 2004

   $15,000,000             For the 12-month period

                           ending January 31, 2005

   $15,200,000             For the 12-month period
                          ending February 28, 2005

   $15,300,000             For the 12-month period
                            ending March 31, 2005

   $15,900,000             For the 12-month period
                            ending April 30, 2005

   $16,500,000             For the 12-month period
                             ending May 31, 2005

   $17,500,000             For the 12-month period
                            ending June 30, 2005

   $18,500,000             For the 12-month period
                            ending July 31, 2005

   $19,500,000             For the 12-month period
                           ending August 31, 2005

   $20,000,000             For the 12-month period
                          ending September 30, 2005

   $20,500,000             For the 12-month period
                           ending October 31, 2005

   $21,000,000             For the 12-month period
                          ending November 30, 2005

   $22,700,000             For the 12-month period
                          ending December 31, 2005

   $22,700,000             For the 12-month period
                    ending each fiscal quarter thereafter

               (ii) LEVERAGE RATIO. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period.

Applicable Ratio             Applicable Period
----------------   -------------------------------------
    3.59:1.0             For the nine-month period
                         ending September 30, 2004

    3.14:1.0              For the 10-month period
                          ending October 31, 2004

    2.80:1.0              For the 11-month period
                          ending November 30, 2004

    2.41:1.0              For the 12-month period
                          ending December 31, 2004

    2.21:1.0              For the 12-month period
                          ending January 31, 2005

    2.16:1.0              For the 12-month period
                          ending February 28, 2005

    2.13:1.0              For the 12-month period
                           ending March 31, 2005

    2.03:1.0              For the 12-month period
                           ending April 30, 2005

    1.95:1.0              For the 12-month period
                            ending May 31, 2005

    1.85:1.0              For the 12-month period
                            ending June 30, 2005

    1.73:1.0              For the 12-month period
                            ending July 31, 2005

    1.64:1.0              For the 12-month period
                           ending August 31, 2005

    1.56:1.0              For the 12-month period
                         ending September 30, 2005

    1.50:1.0              For the 12-month period
                          ending October 31, 2005

    1.50:1.0              For the 12-month period
                          ending November 30, 2005

    1.50:1.0              For the 12-month period
                          ending December 31, 2005

    1.50:1.0              For the 12-month period
                   ending each fiscal quarter thereafter

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Second Amendment, each of Parent and Borrower hereby represents and warrants that:

     4.01 NO DEFAULT. At and as of the date of this Second Amendment, after giving effect to this Second Amendment, no Default or Event of Default exists.

     4.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Second Amendment and at and as of the Effective Date and both prior to and after giving effect to this Second Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     4.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Second Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Second Amendment and the consummation of the transactions contemplated hereby.

     4.04 NO CONFLICT. The execution, delivery and performance by such Person of this Second Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     4.05 BINDING EFFECT. This Second Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5. CONDITIONS. This Second Amendment shall be effective as of October 4, 2004 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5:

     5.01 EXECUTION OF THE SECOND AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Second Amendment.

     5.02 DELIVERY OF OTHER DOCUMENTS. The Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

     5.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

     5.04 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

     5.05 TERMINATION OF ACQUISITION LETTER OF CREDIT. The Acquisition Letter of Credit shall have been terminated, and Agent shall have received documentation evidencing such termination in form and substance satisfactory to Agent.

SECTION 6. CLOSING FEE. A fee in the amount of $150,000 shall be earned as of the Effective Date, and shall be payable by Parent and Borrower to Agent, for the benefit of the Lenders, as follows: (a) $50,000 shall be payable on the Effective Date; (b) $50,000 shall be payable on the date that is 30 days after the Effective Date; and (c) $50,000 shall be payable on the date that is 60 days after the Effective Date. Agent is hereby expressly authorized by Parent and Borrower to charge the Loan Account in the applicable amount on each date that any portion of such fee is payable.

SECTION 7. AMENDMENT TO STOCK PURCHASE AGREEMENT. Agent and Lenders hereby consent to the amendment to the Stock Purchase Agreement, dated as of September 27, 2004, attached hereto as Exhibit A.

SECTION 8. MISCELLANEOUS.

     8.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     8.02 NO WAIVER; DEFAULTS. This Second Amendment is limited as specified and the execution, delivery and effectiveness of this Second Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Except as specifically provided herein, this Second Amendment shall not in any way constitute a waiver of any existing Event of Default under the Loan Agreement. Any such Events of Default shall be continuing Events of Default, and the Lenders hereby expressly reserve all rights and remedies under the Loan Documents, including the right to establish reserves in accordance with the Loan Agreement.

     8.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Second Amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     8.04 GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8.05 SEVERABILITY. The provisions of this Second Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Second Amendment in any jurisdiction.

     8.06 COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     8.07 HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

     8.08 BINDING EFFECT; ASSIGNMENT. This Second Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and the Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Second Amendment shall not be assigned or delegated without the prior written consent of the Agent.

     8.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Second Amendment and any document required to be furnished herewith.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        E-TELECARE INTERNATIONAL, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        HIGHBRIDGE/ZWIRN SPECIAL OPPORTUNITIES
                                        FUND, L.P.,
                                        a Delaware limited partnership,
                                        as a Lender


                                        By: HIGHBRIDGE/ZWIRN PARTNERS, LLC,
                                        its general partner

                                             BY: ZWIRN HOLDINGS, LLC,
                                                 its managing member


                                        By: /s/ Daniel B. Zwirm
                                            ------------------------------------
                                        Name: Daniel B. Zwirm
                                        Title: Managing Partner

                      [SIGNATURE PAGE OF SECOND AMENDMENT]

                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Daniel B. Zwirm
                                            ------------------------------------
                                        Name: Daniel B. Zwirm
                                        Title: Director


                                        BERNARD LEVERAGED LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Winston Ginsberg
                                            ------------------------------------
                                        Name: Winston Ginsberg
                                        Title: Director

                      [SIGNATURE PAGE OF SECOND AMENDMENT]

                                                                  Execution Copy

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Third Amendment") is made and entered into as of December 28, 2004, by and among E-Telecare International, Inc., a Metro-Manila, Philippines corporation ("Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004 and October 4, 2004, and as may be further amended, supplemented or modified, the "Loan Agreement"); and

     WHEREAS, Parent, Borrower, the Lenders and the Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Third Amendment becomes effective in accordance with Section 4 hereof, by deleting the definition of "Eligible Unbilled Accounts Limiter" in Section 1.1 thereof and inserting the following in lieu thereof

          "Eligible Unbilled Accounts Limiter" means $3,000,000.

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Third Amendment, each of Parent and Borrower hereby represents and warrants that:

     3.01 NO DEFAULT. At and as of the date of this Third Amendment, after giving effect to this Third Amendment, no Default or Event of Default exists.

     3.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Third Amendment and at and as of the Effective Date and both prior to and after giving effect to this Third Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     3.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Third Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Third Amendment and the consummation of the transactions contemplated hereby.

     3.04 NO CONFLICT. The execution, delivery and performance by such Person of this Third Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     3.05 BINDING EFFECT. This Third Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4. CONDITIONS. This Third Amendment shall be effective as of December 28, 2004 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

     4.01 EXECUTION OF THE THIRD AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Third Amendment.

     4.02 DELIVERY OF OTHER DOCUMENTS. The Agent shall have received all such instruments, documents and agreements as the Agent may reasonably request, in form and substance reasonably satisfactory to the Agent.

     4.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

     4.04 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

SECTION 5. MISCELLANEOUS.

     5.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     5.02 NO WAIVER; DEFAULTS. This Third Amendment is limited as specified and the execution, delivery and effectiveness of this Third Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

     5.03 REFERENCES.

     (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Third Amendment.

     (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof', "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof', "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     5.04 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     5.05 SEVERABILITY. The provisions of this Third Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Third Amendment in any jurisdiction.

     5.06 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     5.07 HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

     5.08 BINDING EFFECT; ASSIGNMENT. This Third Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and the Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Third Amendment shall not be assigned or delegated without the prior written consent of the Agent.

     5.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Third Amendment and any document required to be furnished herewith.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        E-TELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        L.P.,
                                        a Delaware limited partnership

                                        By: D.B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Chief Financial Officer

                       [SIGNATURE PAGE OF THIRD AMENDMENT]

                                        BERNARD GLOBAL LOAN INVESTORS, LTD.,
                                        a Cayman islands company, as a Lender


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Director


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Hugh Thompson
                                            ------------------------------------
                                        Name: Hugh Thompson
                                        Title: Director

                                                                  EXECUTION COPY

                     FOURTH AMENDMENT TO, AND WAIVER UNDER,
                           LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Fourth Amendment") is made and entered into as of January 26, 2005, by and among eTelecare Global Solutions, Inc., a Metro-Manila, Philippines corporation (formerly known as E-Telecare International, Inc., "Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, October 4, 2004 and December 28, 2004, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, on January 7, 2005 Parent changed its name from E-Telecare International, Inc. to eTelecare Global Solutions, Inc., which has resulted in a breach of Section 7.5 of the Loan Agreement (the "Section 7.5 Default"); and

     WHEREAS, Parent, Borrower, the Lenders and the Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. WAIVER. Subject to the terms and conditions set forth herein, Agent and Lenders hereby agree to waive the Section 7.5 Default.

SECTION 3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Fourth Amendment becomes effective in accordance with Section 5 hereof, as follows:

     3.01 AMENDMENTS TO SECTION 1.1.

          (a) The definition of "EBITDA" is hereby amended by inserting after "extraordinary expenses" in lines three and four thereof the following: ", IPO Expenses".

          (b) The definition of "Highbridge" is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          "Highbridge" means D.B. Zwirn Special Opportunities Fund, L.P., a Delaware limited partnership.

          (c) The definition of "Maximum Credit Amount" is hereby amended by deleting such definition in its entirety.

          (d) The definition of "Maximum Revolver Amount" is hereby amended by deleting "15,000,000" and inserting "19,000,000" in lieu thereof.

          (e) The definition of "Term Loan B Amount" is hereby deleted in its entirety.

          (f) The following additional definitions shall be inserted in Section
1.1 of the Loan Agreement in proper alphabetical order:

          "Additional Term Loan B" has the meaning set forth in Section 2.2(b).

          "Additional Term Loan B Amount" means $4,000,000.

          "Fourth Amendment Effective Date" means January 27, 2005.

          "Initial Term Loan B" has the meaning set forth in Section 2.2(b).

          "Initial Term Loan B Amount" means $13,500,000.

          "IPO Expenses" means those expenses described on Annex 1 to the Fourth Amendment to this Agreement incurred in 2004 and 2005, in an aggregate amount not to exceed $3,000,000.

     3.02 AMENDMENTS TO SECTION 2.2(B). Section 2.2(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

          (b) TERM LOAN B. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan B Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, "Initial Term Loan B") to Borrower in an amount equal to such Lender's Pro Rata Share (determined as of the Closing Date) of the Initial Term Loan B Amount. On the Fourth Amendment Effective Date, Highbridge agrees to make term loans (collectively, "Additional Term Loan B," and collectively with the Initial Term Loan B, the "Term Loan B") (the Term Loan A and the Term Loan B are collectively referred to as the "Term Loans") to Borrower in an amount equal to the Additional Term Loan B Amount. On the earlier of (i) the Maturity Date and
(ii) the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration, the unpaid balance of Term Loan B shall be due and payable in full, together with all accrued and unpaid interest on such amount. All amounts outstanding under Term Loan B shall constitute Obligations. Once any portion of Term Loan B has been paid or prepaid, it may not be reborrowed.

     3.03 AMENDMENTS TO SECTION 7.18(A)(II). Section 7.18(a)(ii) of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

          (II) LEVERAGE RATIO. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period.

Applicable Ratio             Applicable Period
----------------   -------------------------------------
      2.58                For the 12-month period
                          ending January 31, 2005

      2.48                For the 12-month period
                          ending February 28, 2005

      2.44                For the 12-month period
                           ending March 31, 2005

      2.43                For the 12-month period
                           ending April 30, 2005

      2.40                For the 12-month period
                            ending May 31, 2005

      2.29                For the 12-month period
                            ending June 30, 2005

      2.13                For the 12-month period
                            ending July 31, 2005

      2.04                For the 12-month period
                           ending August 31, 2005

      1.91                For the 12-month period
                         ending September 30, 2005

      1.82                For the 12-month period
                          ending October 31, 2005

      1.75                For the 12-month period
                          ending November 30, 2005

      1.67                For the 12-month period
                          ending December 31, 2005

      1.50                For the 12-month period
                   ending each fiscal quarter thereafter

     3.04 AMENDMENTS TO SECTION 7.18(B)(I). Section 7.18(b)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

          (i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the following: (A) $12,000,000 in fiscal year 2004, (B) $12,000,000 in fiscal year 2005, and (C) $15,000,000 in each fiscal year thereafter.

     3.05 AMENDMENTS TO SECTION 15.1(J). Section 15.1(j) of the Loan Agreement is hereby amended by (a) deleting "Maximum Credit Amount" therefrom and (b) deleting "Term Loan B Amount, Term Loan B Formula Amount" therefrom and inserting "Initial Term Loan B Amount, Additional Term Loan B Amount" in lieu thereof.

     3.06 AMENDMENT TO SCHEDULE C-1. Schedule C-1 to the Loan Agreement is hereby amended by replacing such Schedule with the new Schedule C-1 attached hereto as Annex 2.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Fourth Amendment, each of Parent and Borrower hereby represents and warrants that:

     4.01 NO DEFAULT. At and as of the date of this Fourth Amendment, after giving effect to this Fourth Amendment, no Default or Event of Default exists.

     4.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Fourth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Fourth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     4.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Fourth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fourth Amendment and the consummation of the transactions contemplated hereby.

     4.04 NO CONFLICT. The execution, delivery and performance by such Person of this Fourth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     4.05 BINDING EFFECT. This Fourth Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5. CONDITIONS. This Fourth Amendment shall be effective as of January 27, 2005 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to the Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5:

     5.01 EXECUTION OF THE FOURTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Fourth Amendment.

     5.02 DELIVERY OF OTHER DOCUMENTS. The Agent shall have received all such instruments, documents and agreements as any Lead Lender may reasonably request, in form and substance reasonably satisfactory to the Lead Lenders.

     5.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

     5.04 DELIVERY OF OTHER DOCUMENTS. The Agent shall have received all of the following, each duly executed and dated the date hereof, in form and substance reasonably satisfactory to Lead Lenders:

          (a) a certificate from the Secretary of Borrower (i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Fourth Amendment, (ii) authorizing specific officers of Borrower to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of Borrower, and (iv) attesting that Borrower's Governing Documents have not been amended, modified or supplemented since the Closing Date;

          (b) a certificate of status with respect to Borrower, dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

          (c) a legal opinion of Borrower's U.S. counsel, in form and substance reasonably satisfactory to Lead Lenders; and

          (d) all other such instruments, documents and agreements as any Lead Lender may reasonably request.

     5.05 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

     5.06 AMENDMENT FEE. A fee in the amount of $227,500 shall be earned and payable by Parent and Borrower to Agent, for the benefit of the Lenders, as of the Effective Date, and shall be apportioned among the Lenders as follows: (a) $60,000 to the Lenders with Revolver Commitments in accordance with their respective Pro Rata Shares thereof (the "Modification Fee"); (b) $67,500 to the Lenders holding Initial Term Loan B in accordance with their respective Pro Rata Shares thereof (the "Amendment Fee"); and (c) $100,000 to the Lenders making the Additional Term Loan B in accordance with their respective Pro Rata Shares thereof (the "Closing Fee"). Agent is hereby expressly authorized by Borrower and Parent to charge the Modification Fee, the Amendment Fee and the Closing Fee to the Loan Account on the Effective Date.

SECTION 6. MISCELLANEOUS.

     6.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     6.02 NO WAIVER; DEFAULTS. This Fourth Amendment is limited as specified and the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

     6.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Fourth Amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     6.04 GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6.05 SEVERABILITY. The provisions of this Fourth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fourth Amendment in any jurisdiction.

     6.06 COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

     6.07 HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

     6.08 BINDING EFFECT; ASSIGNMENT. This Fourth Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and the Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Fourth Amendment shall not be assigned or delegated without the prior written consent of the Agent.

     6.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Fourth Amendment and any document required to be furnished herewith.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ETELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        L.P.,
                                        a Delaware limited partnership, as a
                                        Lender

                                        By: D. B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Chief Financial Officer

                      [SIGNATURE PAGE OF FOURTH AMENDMENT]

                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Director


                                        BERNARD LEVERAGED LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Chris Watler
                                            ------------------------------------
                                        Name: Chris Watler
                                        Title: Director

                      [SIGNATURE PAGE OF FOURTH AMENDMENT]

                                                                  EXECUTION COPY

                      FIFTH AMENDMENT TO, AND WAIVER UNDER,
                           LOAN AND SECURITY AGREEMENT

     THIS FIFTH AMENDMENT TO, AND WAIVER AND CONSENT UNDER, LOAN AND SECURITY AGREEMENT (this "Fifth Amendment") is made and entered into as of February 23, 2005, by and among eTelecare Global Solutions, Inc., a Metro-Manila, Philippines corporation (formerly known as E-Telecare International, Inc., "Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, October 4, 2004, December 28, 2004 and January 26, 2005, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, on January 25, 2005 Etelecare US (as defined in the Loan Agreement) changed its name from Etelecare International, Inc. to Etelecare Global Solutions-US, Inc, which has resulted in a breach of Section 7.5 of the Loan Agreement (the "Section 7.5 Default"); and

     WHEREAS, Parent, Borrower, the Lenders and Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. WAIVER. Subject to the terms and conditions set forth herein, Agent and Lenders hereby agree to waive the Section 7.5 Default.

SECTION 3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Fifth Amendment becomes effective in accordance with Section 5 hereof, by deleting clause (i) of the definition of "Eligible Billed Accounts" and inserting the following in lieu thereof:

     "(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower and Parent exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, as to the following

Account Debtors, the following percentage limitations (in lieu of 10%) shall apply for purposes hereof: (i) Dell, 35%; (ii) SBC, 30%; (iii) Cingular, 45%; and (iv) American Express, 15%; provided, further, that an aggregate percentage limitation of 60% shall apply for purposes hereof with respect to the Account Debtors set forth in (ii) and (iii) above; provided, further, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,"

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Lenders to enter into this Fifth Amendment, each of Parent and Borrower hereby represents and warrants that:

     4.01 NO DEFAULT. At and as of the date of this Fifth Amendment, after giving effect to this Fifth Amendment, no Default or Event of Default exists.

     4.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Fifth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Fifth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     4.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Fifth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fifth Amendment and the consummation of the transactions contemplated hereby.

     4.04 NO CONFLICT. The execution, delivery and performance by such Person of this Fifth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     4.05 BINDING EFFECT. This Fifth Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5. CONDITIONS. This Fifth Amendment shall be effective as of February 23, 2005 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5:

     5.01 EXECUTION OF THE FIFTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Fifth Amendment.

     5.02 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as any Lead Lender may reasonably request, in form and substance reasonably satisfactory to the Lead Lenders.

     5.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

     5.04 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

     5.05 UCC-3 FINANCING STATEMENT. Agent shall have a filed a UCC-3 financing statement, in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware.

     5.06 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

SECTION 6. MISCELLANEOUS.

     6.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     6.02 NO WAIVER; DEFAULTS. This Fifth Amendment is limited as specified and the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein.

     6.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Fifth Amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan

Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     6.04 GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6.05 SEVERABILITY. The provisions of this Fifth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fifth Amendment in any jurisdiction.

     6.06 COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and Agent.

     6.07 HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

     6.08 BINDING EFFECT; ASSIGNMENT. This Fifth Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Fifth Amendment shall not be assigned or delegated without the prior written consent of Agent.

     6.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Fifth Amendment and any document required to be furnished herewith.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ETELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        L.P.,
                                        a Delaware limited partnership,
                                        as a Lender

                                        By: D. B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Chief Financial Officer

                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Director


                                        BERNARD LEVERAGED LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Hugh Thompson
                                            ------------------------------------
                                        Name: Hugh Thompson
                                        Title: Director

                                                                  EXECUTION COPY

                               SIXTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS SIXTH AMENDMENT TO, AND WAIVER UNDER, LOAN AND SECURITY AGREEMENT (this "Sixth Amendment") is made and entered into as of June 6, 2005, by and among eTelecare Global Solutions, Inc., a Metro-Manila, Philippines corporation (formerly known as E-Telecare International, Inc., "Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, October 4, 2004, December 28, 2004, January 26, 2005 and February 23, 2005, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, on May 11, 2005, Parent, Borrower, the Lenders and Agent entered into that certain Waiver (the "Interim Waiver"), which provided a waiver until May 31, 2005 of the requirement in Section 6.3(b) of the Loan Agreement that Parent deliver to Agent its fiscal-year end 2004 audited financial statements;

     WHEREAS, on May 10, 2005, Parent delivered to Agent (a) its 2004 audited financial statements, prepared in accordance with generally accepted accounting principles, as in effect from time to time in the Philippines, consistently applied, and (b) a certification from Parent's accountants that, as of December 31, 2004, Parent and its Subsidiaries, in all material respects, comply with the accounting and financial reporting matters of Section 7.18 of the Loan Agreement;

     WHEREAS, Parent has not delivered to Agent its fiscal year-end 2004 financial statements, determined in Dollars and audited in accordance with generally accepted accounting principles as in effect from time to time in the United States, consistently applied (the "2004 US Financial Statements"); and

     WHEREAS, Parent, Borrower, the Lenders and Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Sixth Amendment becomes effective in accordance with Section 4 hereof, by deleting Section 6.3(b) of the Loan Agreement in its entirety and inserting the following in lieu thereof:

     (b) As soon as available, but in any event within 120 days after the end of each of Parent's fiscal years,

          (i) consolidated and consolidating financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lead Lenders and certified, without any qualifications (including any (A) "going concern" or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.18), by such accountants to have been prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States and the Philippines, in each case consistently applied (such audited financial statements to be measured in Dollars and to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

          (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.18, and

          (iii) a Compliance Certificate,

Section 3. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Sixth Amendment, each of Parent and Borrower hereby represents and warrants that:

     3.01 NO DEFAULT. At and as of the date of this Sixth Amendment, after giving effect to this Sixth Amendment, no Default or Event of Default exists (other than in respect of (x) Section 7.18(a)(ii) for the 12-month period ended February 28, 2005 and (y) Section 7.18(a)(i) for the 12-month period ended March 31, 2005 and as projected for the 12-month period ended April 30, 2005).

     3.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Sixth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Sixth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     3.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Sixth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Sixth Amendment and the consummation of the transactions contemplated hereby.

     3.04 NO CONFLICT. The execution, delivery and performance by such Person of this Sixth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     3.05 BINDING EFFECT. This Sixth Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4. CONDITIONS. This Sixth Amendment shall be effective as of June 6, 2005 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

     4.01 EXECUTION OF THE SIXTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Sixth Amendment.

     4.02 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as any Lead Lender may reasonably request, in form and substance reasonably satisfactory to the Lead Lenders.

     4.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

     4.04 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

     4.05 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

SECTION 5. FINANCIAL STATEMENTS. Parent agrees to deliver to Agent the 2004 US Financial Statements on or before July 31, 2005.

SECTION 6. MISCELLANEOUS.

     6.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     6.02 NO WAIVER; RESERVATION OF RIGHTS. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement (including in respect of (x) Section 7.18(a)(ii) for the 12-month period ended February 28, 2005 and (y) Section 7.18(a)(i) for the 12-month period ended March 31, 2005 and as projected for the 12-month period ended April 30, 2005) or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Loan Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

     6.03 REFERENCES.

     (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Sixth Amendment.

     (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof', "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof', "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     6.04 GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6.05 SEVERABILITY. The provisions of this Sixth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Sixth Amendment in any jurisdiction.

     6.06 COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and Agent.

     6.07 HEADINGS. Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

     6.08 BINDING EFFECT; ASSIGNMENT. This Sixth Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Sixth Amendment shall not be assigned or delegated without the prior written consent of Agent.

     6.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Sixth Amendment and any document required to be furnished herewith.

                           [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ETELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ Alfredo Ayala
                                            ------------------------------------
                                        Name: Alfredo Ayala
                                        Title: Chairman


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        L.P.,
                                        a Delaware limited partnership

                                        By: D.B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Authorized Signatory

                                        BERNARD GLOBAL LOAN INVESTORS, LTD.,
                                        a Cayman islands company, as a Lender


                                        By: /s/ Olivier Roussel
                                            ------------------------------------
                                        Name: Olivier Roussel
                                        Title: Director


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Authorized Signatory

                                                                  EXECUTION COPY

                              SEVENTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS SEVENTH AMENDMENT TO, AND WAIVER UNDER, LOAN AND SECURITY AGREEMENT (this "Seventh Amendment") is made and entered into as of July 21, 2005, by and among eTelecare Global Solutions, Inc., a Metro-Manila, Philippines corporation (formerly known as E-Telecare International, Inc., "Parent"), Phase 2 Solutions, Inc., an Arizona corporation (successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, October 4, 2004, December 28, 2004, January 26, 2005, February 23, 2005 and June 6, 2005, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, Parent and Borrower are not in compliance with the covenants set forth in (a) Section 7.18(a)(i) of the Loan Agreement with respect to the twelve-month periods ended on March 31, 2005, April 30, 2005, and May 31, 2005 and (b) Section 7.18(a)(ii) of the Loan Agreement with respect to the twelve-month periods ended on February 28, 2005 and April 30, 2005, which has resulted in Events of Default under the Loan Agreement (collectively, the "Section 7.18 Defaults"); and

     WHEREAS, Parent, Borrower, the Lenders and Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. WAIVER. Subject to the terms and conditions set forth herein, Agent and Lenders hereby agree to waive the Section 7.18 Defaults.

SECTION 3. AMENDMENT TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Seventh Amendment becomes effective in accordance with Section 5 hereof, as follows:

     3.01 AMENDMENTS TO SECTION 1.1.

          (a) The definition of "Applicable Prepayment Premium" is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of the Term Loans on the date immediately prior to the date of determination, (b) during the period from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4.0% times the sum of
(i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of the Term Loans on the date immediately prior to the date of determination, (c) during the period from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of the Term Loans on the date immediately prior to the date of determination, (d) during the period from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of the Term Loans on the date immediately prior to the date of determination, and (e) during the period from and including the date that is the fourth anniversary of the Closing Date up to the Maturity Date, 1.0% times the sum of (i) the Maximum Revolver Amount plus (ii) the outstanding principal balance of the Term Loans on the date immediately prior to the date of determination; provided, however, that if (x) this Agreement is terminated as a result of Borrower entering into a new financing arrangement with Wells Fargo or any Affiliate thereof, then the Applicable Prepayment Premium with respect to Advances and the Term Loan A shall be deemed to be zero (0) or (y) this Agreement is terminated as a result of Borrower entering into a new financing arrangement with Highbridge or any Affiliate thereof, then the Applicable Prepayment Premium with respect to the Term Loan B shall be deemed to be zero (0).

          (b) The definition of "Availability Reserve" is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          "Availability Reserve" means a reserve established against the Borrowing Base and the Maximum Revolver Amount in an amount equal to (a) prior to January 1, 2007, $1,000,000 and (b) from and after January 1, 2007, $1,500,000.

          (c) The definition of "Base Rate Margin" is hereby amended by deleting "0.50" and inserting "1.00" in lieu thereof.

          (d) The definition of "Base Rate Term Loan A Margin" is hereby amended by deleting "3.50" and inserting "4.00" in lieu thereof.

          (e) The definition of "Base Rate Term Loan B Margin" is hereby amended by deleting "7.00" and inserting "7.50" in lieu thereof.

          (f) The definition of "EBITDA" is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          "EBITDA" means, with respect to any fiscal period, Parent's, Borrower's and their Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains, interest income, non-cash unrealized foreign exchange gains, and non-cash gains in connection with foreign currency translation fluctuations, plus interest expense, income taxes, non-cash non-recurring or extraordinary expenses, non-cash unrealized foreign exchange losses, non-cash charges or expenses in connection with foreign currency translation fluctuations, IPO Expenses, Restructuring Charges, and depreciation and amortization for such period, in each case, as determined in accordance with GAAP.

     3.02 AMENDMENT TO SECTION 6.3(A). Section 6.3(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(a) as soon as possible, but in any event within 30 days (45 days in the case of a month that is the end of one of Parent's fiscal quarters) after the end of each month during each of Parent's fiscal years,

               (i) an unaudited consolidated and consolidating balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

               (ii) a Compliance Certificate, including a calculation of the required covenants for the applicable period, and

               (iii) a written summary of Parent's, Borrower's and their Subsidiaries' material operating and financial events during such period, together with operating statistics for top divisional customers and a sales pipeline report detailing wins, losses and delays, in the form of Annexes I and II to the Seventh Amendment to this Agreement,"

     3.03 AMENDMENT TO SECTION 6.9. Section 6.9 of the Loan Agreement is hereby amended by inserting the following at the end thereof:

          "(or Agent elects, in its Permitted Discretion, to take a reserve for rent payable in respect of any such leased location (in an amount determined by Agent in its Permitted Discretion) for which a Collateral Access Agreement is not so obtained)"

     3.04 AMENDMENTS TO SECTION 7.18(A). Section 7.18(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(a) (i) MINIMUM EBITDA. Fail to maintain EBITDA, measured on a month-end basis, of at least the required amount set forth opposite thereto:

Applicable Amount             Applicable Period
-----------------   -------------------------------------
   $13,891,000             For the 12-month period
                            ending June 30, 2005

   $13,601,000             For the 12-month period
                            ending July 31, 2005

   $13,048,000             For the 12-month period
                           ending August 31, 2005

   $13,295,000             For the 12-month period
                          ending September 30, 2005

   $13,028,000             For the 12-month period
                           ending October 31, 2005

   $13,336,000             For the 12-month period
                          ending November 30, 2005

   $14,195,000             For the 12-month period
                          ending December 31, 2005

   $13,929,000             For the 12-month period
                           ending January 31, 2006

   $14,205,000             For the 12-month period
                          ending February 28, 2006

   $14,173,000             For the 12-month period
                            ending March 31, 2006

   $14,278,000             For the 12-month period
                            ending April 30, 2006

   $15,294,000             For the 12-month period
                             ending May 31, 2006

   $16,254,000             For the 12-month period
                            ending June 30, 2006

   $17,310,000             For the 12-month period
                            ending July 31, 2006

   $17,967,000             For the 12-month period
                           ending August 31, 2006

   $18,325,000             For the 12-month period
                          ending September 30, 2006

   $18,704,000             For the 12-month period
                           ending October 31, 2006

   $18,728,000             For the 12-month period
                          ending November 30, 2006

   $18,428,000             For the 12-month period
                          ending December 31, 2006

   $21,700,000             For the 12-month period
                    ending each fiscal quarter thereafter

          (ii) LEVERAGE RATIO. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period.

Applicable Ratio             Applicable Period
----------------   -------------------------------------
    2.40:1.00             For the 12-month period
                            ending May 31, 2005

    2.75:1.00             For the 12-month period
                            ending June 30, 2005

    3.00:1.00             For the 12-month period
                            ending July 31, 2005

    3.20:1.00             For the 12-month period
                           ending August 31, 2005

    3.10:1.00             For the 12-month period
                         ending September 30, 2005

    3.10:1.00             For the 12-month period
                          ending October 31, 2005

    3.00:1.00             For the 12-month period
                          ending November 30, 2005

    2.85:1.00             For the 12-month period
                          ending December 31, 2005

    2.75:1.00             For the 12-month period
                          ending January 31, 2006

    2.75:1.00             For the 12-month period
                          ending February 28, 2006

    2.75:1.00             For the 12-month period

                           ending March 31, 2006

    2.75:1.00             For the 12-month period
                           ending April 30, 2006

    2.50:1.00             For the 12-month period
                            ending May 31, 2006

    2.25:1.00             For the 12-month period
                            ending June 30, 2006

    2.10:1.00             For the 12-month period
                            ending July 31, 2006

    2.00:1.00             For the 12-month period
                           ending August 31, 2006

    2.00:1.00             For the 12-month period
                         ending September 30, 2006

    1.80:1.00             For the 12-month period
                          ending October 31, 2006

    1.80:1.00             For the 12-month period
                          ending November 30, 2006

    1.80:1.00             For the 12-month period
                          ending December 31, 2006

    1.80:1.00             For the 12-month period
                   ending each fiscal quarter thereafter

     3.05 AMENDMENT TO SECTION 7.18(B)(I). Section 7.18(b)(i) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the following: (A) $8,500,000 in fiscal year 2005, (B) $8,500,000 in fiscal year 2006, and (C) $12,000,000 in each fiscal year thereafter."

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Lenders to enter into this Seventh Amendment, each of Parent and Borrower hereby represents and warrants that:

     4.01 NO DEFAULT. At and as of the date of this Seventh Amendment, after giving effect to this Seventh Amendment, no Default or Event of Default exists.

     4.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Seventh Amendment and at and as of the Effective Date and both prior to and after giving effect to this Seventh Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     4.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Seventh Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Seventh Amendment and the consummation of the transactions contemplated hereby.

     4.04 NO CONFLICT. The execution, delivery and performance by such Person of this Seventh Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     4.05 BINDING EFFECT. This Seventh Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5. CONDITIONS. This Seventh Amendment shall be effective as of July 21, 2005 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5:

     5.01 EXECUTION OF THE SEVENTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Seventh Amendment.

     5.02 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as any Lead Lender may reasonably request, in form and substance reasonably satisfactory to the Lead Lenders.

     5.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

     5.04 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

     5.05 AMENDMENT FEE. A fee in the amount of $117,500 shall be earned and payable by Parent and Borrower to Agent, for the benefit of the Lenders, as of the Effective Date, and shall be apportioned among the Lenders as follows: (a) $30,000 to Wells Fargo Foothill, Inc. (the "WFF Modification Fee") and (b) $87,500 to the Lenders with Term Loan B Commitments in accordance with their respective Pro Rata Shares thereof (the "DBZ Modification Fee"). Agent is hereby expressly authorized by Borrower and Parent to charge the WFF Modification Fee and the DBZ Modification Fee to the Loan Account on the Effective Date.

SECTION 6. MISCELLANEOUS.

     6.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     6.02 NO WAIVER; RESERVATION OF RIGHTS. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Loan Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

     6.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Seventh Amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     6.04 GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     6.05 SEVERABILITY. The provisions of this Seventh Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Seventh Amendment in any jurisdiction.

     6.06 COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and Agent.

     6.07 HEADINGS. Section headings in this Seventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Seventh Amendment for any other purpose.

     6.08 BINDING EFFECT; ASSIGNMENT. This Seventh Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Seventh Amendment shall not be assigned or delegated without the prior written consent of Agent.

     6.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Seventh Amendment and any document required to be furnished herewith.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ETELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ Alfredo I. Ayala
                                            ------------------------------------
                                        Name: Alfredo I. Ayala
                                        Title: Chairman


                                        PHASE 2 SOLUTIONS, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ Alfredo I. Ayala
                                            ------------------------------------
                                        Name: Alfredo I. Ayala
                                        Title: Chairman


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Thomas P. Shughrue
                                            ------------------------------------
                                        Name: Thomas P. Shughrue
                                        Title: Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES
                                        FUND, L.P.,
                                        a Delaware limited partnership

                                        By: D. B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Chief Financial Officer

                                        BERNARD GLOBAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Hugh Thompson
                                            ------------------------------------
                                        Name: Hugh Thompson
                                        Title: Director


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Perry A. Gruss
                                            ------------------------------------
                                        Name: Perry A. Gruss
                                        Title: Director

                                                                  EXECUTION COPY

                               EIGHTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Eighth Amendment") is made and entered into as of June __, 2006, by and among eTelecare Global Solutions, Inc., a Metro-Manila, Philippines corporation (formerly known as E-Telecare International, Inc., "Parent"), eTelecare Global Solutions-AZ, Inc., an Arizona corporation (formerly known as Phase 2 Solutions, Inc. and successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, October 4, 2004, December 28, 2004, January 26, 2005, February 23, 2005, June 6, 2005 and July 21, 2005, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, Parent, Borrower, the Lenders and Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. AMENDMENTS TO LOAN AGREEMENT EFFECTIVE AS OF THE EFFECTIVE DATE. The Loan Agreement is hereby amended, effective as of the date this Eighth Amendment becomes effective in accordance with Section 4 hereof, as follows:

     2.01 AMENDMENTS TO SECTION 1.1.

          (a) The definition of "Eligible Billed Accounts" is hereby amended by deleting clause (i) of such definition in its entirety and inserting the following in lieu thereof:

     "(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrower and Parent exceed 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, as to the following Account Debtors, the following percentage limitations (in lieu of 10%) shall apply for purposes hereof: (i) Dell, 40%; (ii) SBC, 30%; (iii) Cingular, 45%;
(iv) American Express, 15%; (v) AOL, 20%; (vi) Intuit, 20%; Sprint Nextel, 20%; and (vii) Vonage, 20%; provided, further, that an aggregate percentage limitation of 60% shall apply for purposes hereof with respect to the

Account Debtors set forth in (ii) and (iii) above; provided, further, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,"

          (b) The definition of "Eligible Unbilled Accounts Limiter" is hereby amended by deleting $3,000,000 from such definition and inserting "4,000,000" in lieu thereof.

     2.02 AMENDMENT TO SECTION 6.3(B). Section 6.3(b) of the Loan Agreement is hereby amended by inserting after "120 days" in the first sentence thereof:
"(180 days, in the case of Parent's fiscal year ended December 31, 2005)".

     2.03 AMENDMENT TO SECTION 6.8(D). Section 6.8(d) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

               "(d) At its expense, maintain key man life insurance policies with respect to the following individuals and in the following amounts:

      Name           Amount
      ----           ------
John Harris       $4,500,000
James W. Franke   $5,000,000

Borrower shall furnish Agent with an "Absolute Assignment" of each such key man life insurance policy, shall record each such "Absolute Assignment" with the issuer of the respective policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key man life insurance policies shall be payable to Agent to be applied on account of the Obligations in accordance with Section 2.4(d)."

     2.04 AMENDMENT TO SECTION 7.15. Section 7.15 of the Credit Agreement is hereby amended by deleting each reference to "2005 in such Section and inserting "2006" in lieu thereof.

     2.05 AMENDMENTS TO SECTION 7.18(A). Section 7.18(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(a) (i) MINIMUM EBITDA. Fail to maintain EBITDA, measured on a month-end basis, of at least the required amount set forth opposite thereto:

Applicable Amount             Applicable Period
-----------------   -------------------------------------
   $12,580,000             For the 12-month period
                            ending March 31, 2006

   $12,920,000             For the 12-month period
                            ending April 30, 2006

   $13,600,000             For the 12-month period
                             ending May 31, 2006

   $14,365,000             For the 12-month period
                            ending June 30, 2006

   $15,045,000             For the 12-month period
                            ending July 31, 2006

   $15,300,000             For the 12-month period
                           ending August 31, 2006

   $16,065,000             For the 12-month period
                          ending September 30, 2006

   $16,830,000             For the 12-month period
                           ending October 31, 2006

   $17,935,000             For the 12-month period
                          ending November 30, 2006

   $17,935,000             For the 12-month period
                          ending December 31, 2006

   $19,200,000             For the 12-month period
                            ending March 31, 2007

   $20,400,000             For the 12-month period
                            ending June 30, 2007

   $21,700,000             For the 12-month period
                    ending each fiscal quarter thereafter

     (ii) LEVERAGE RATIO. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period.

Applicable Ratio             Applicable Period
----------------   -------------------------------------
   2.30:1.00              For the 12-month period
                            ending June 30, 2006

   2.25:1.00              For the 12-month period

                            ending July 31, 2006

   2.25:1.00              For the 12-month period
                           ending August 31, 2006

   2.20:1.00              For the 12-month period
                         ending September 30, 2006

   2.10:1.00              For the 12-month period
                          ending October 31, 2006

   2.00:1.00              For the 12-month period
                          ending November 30, 2006

   1.95:1.00              For the 12-month period
                          ending December 31, 2006

   1.95:1.00              For the 12-month period
                   ending each fiscal quarter thereafter

     2.06 AMENDMENT TO SECTION 12. Section 12 of the Loan Agreement is hereby amended by deleting the contact information for Wells Fargo Foothill, Inc. and inserting the following in lieu thereof:

          If to Agent:    WELLS FARGO FOOTHILL, INC.
                          2450 Colorado Avenue, Suite 3000 West
                          Santa Monica, CA 90404
                          Attn: Business Finance Division Manager
                          Fax No.: 310-453-7413

          with copies to: BINGHAM MCCUTCHEN LLP
                          399 Park Avenue
                          New York, New York 10022
                          Attn: Mark B. Joachim, Esq.
                          Fax No.: 212-702-3608

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Lenders to enter into this Eighth Amendment, each of Parent and Borrower hereby represents and warrants that:

     3.01 NO DEFAULT. At and as of the date of this Eighth Amendment, after giving effect to this Eighth Amendment, no Default or Event of Default exists.

     3.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Eighth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Eighth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     3.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Eighth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Eighth Amendment and the consummation of the transactions contemplated hereby.

     3.04 NO CONFLICT. The execution, delivery and performance by such Person of this Eighth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     3.05 BINDING EFFECT. This Eighth Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4. CONDITIONS. This Eighth Amendment and the amendments set forth in
Section 2 (but not the amendment set forth in Section 5) shall be effective as of June __, 2006 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

     4.01 EXECUTION OF THE EIGHTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Eighth Amendment.

     4.02 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as any Lead Lender may reasonably request, in form and substance reasonably satisfactory to the Lead Lenders.

     4.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

     4.04 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

     4.05 AMENDMENT FEE. A fee in the amount of $200,000 shall be earned and payable by Parent and Borrower to Agent, for the benefit of the Lenders, as of the Effective Date, and shall be apportioned among the Lenders as follows: (a) $25,000 to Wells Fargo Foothill, Inc. (the "WFF Modification Fee") and (b) $175,000 to the Lenders with Term Loan B Commitments in accordance with their respective Pro Rata Shares thereof (the "DBZ Modification Fee"). Agent is hereby expressly authorized by Borrower and Parent to charge the WFF Modification Fee and the DBZ Modification Fee to the Loan Account on the Effective Date.

SECTION 5. POST-EFFECTIVE AMENDMENT TO LOAN AGREEMENT. Section 7.18(b) of the Loan Agreement is hereby amended, effective as of the date that Lead Lenders are satisfied that the conditions set forth in Section 6 have been met, by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(b)(i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the following: (A) $13,500,000 in fiscal year 2006, and (B) $12,000,000 in each fiscal year thereafter."

SECTION 6. CONDITIONS TO EFFECTIVENESS OF AMENDMENT IN SECTION 5. The amendment set forth in Section 5 shall be effective upon the fulfillment by the Borrower, in a manner satisfactory to Agent and the Lenders, of the following conditions:

     6.01 DELIVERY OF AUDITED FINANCIALS. Lead Lenders shall have received audited financial statements of Parent and its Subsidiaries for Parent's fiscal year ended December 31, 2005 and any other financial information required by
Section 6.3(b) of the Loan Agreement.

     6.02 DELIVERY OF BOARD CONSENT. Agent shall have received all evidence satisfactory to Lead Lenders that Parent's Board of Directors have approved the amendment to the Loan Agreement set forth in Section 5 hereof.

SECTION 7. MISCELLANEOUS.

     7.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     7.02 NO WAIVER; RESERVATION OF RIGHTS. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Loan Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

     7.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Eighth Amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     7.04 GOVERNING LAW. THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     7.05 SEVERABILITY. The provisions of this Eighth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Eighth Amendment in any jurisdiction.

     7.06 COUNTERPARTS. This Eighth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and Agent.

     7.07 HEADINGS. Section headings in this Eighth Amendment are included herein for convenience of reference only and shall not constitute a part of this Eighth Amendment for any other purpose.

     7.08 BINDING EFFECT; ASSIGNMENT. This Eighth Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Eighth Amendment shall not be assigned or delegated without the prior written consent of Agent.

     7.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Eighth Amendment and any document required to be furnished herewith.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ETELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ J. Michael Dodson
                                            ------------------------------------
                                        Name: J. Michael Dodson
                                        Title: CFO


                                        ETELECARE GLOBAL SOLUTIONS-AZ, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ J. Michael Dodson
                                            ------------------------------------
                                        Name: J. Michael Dodson
                                        Title: CFO


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Daniel Whitwer
                                            ------------------------------------
                                        Name: Daniel Whitwer
                                        Title: Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        L.P.,
                                        a Delaware limited partnership

                                        By: D. B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ David A. Proshan
                                            ------------------------------------
                                        Name: David A. Proshan
                                        Title: General Counsel

                                        BERNARD GLOBAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ W. Ginsberg
                                            ------------------------------------
                                        Name: W. Ginsberg
                                        Title: Director


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ David Proshan
                                            ------------------------------------
                                        Name: David Proshan
                                        Title: Director

                                                               EXECUTION VERSION

                               NINTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Ninth Amendment") is made and entered into as of September 22, 2006, by and among eTelecare Global Solutions, Inc., a Metro-Manila, Philippines corporation (formerly known as E-Telecare International, Inc., "Parent"), eTelecare Global Solutions-AZ, Inc., an Arizona corporation (formerly known as Phase 2 Solutions, Inc. and successor-in-interest to Macarthur Acquisition Corp., the "Borrower"), the lenders listed on the signature page hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent (the "Agent") for the Lenders.

                                   WITNESSETH:

     WHEREAS, Parent, Borrower, the Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of May 25, 2004 (as amended on August 25, 2004, October 4, 2004, December 28, 2004, January 26, 2005, February 23, 2005, June 6, 2005, July 21, 2005, and June 23, 2006, and as may be further amended, supplemented or modified, the "Loan Agreement");

     WHEREAS, Parent, Borrower, the Lenders and Agent wish to amend the Loan Agreement as herein provided;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended, effective as of the date this Ninth Amendment becomes effective in accordance with Section 4 hereof, as follows:

     2.01 AMENDMENTS TO SECTION 1.1.

          (a) The definition of "Applicable Prepayment Premium" is hereby amended by deleting the proviso at the end thereof and inserting the following in lieu thereof: "provided, however, that if (x) this Agreement is terminated as a result of Borrower entering into a new financing arrangement with Wells Fargo or any Affiliate thereof, then the Applicable Prepayment Premium with respect to that portion of the Advances, the Term Loan A and the Term Loan B payable to WFF or any Affiliate thereof shall be deemed to be zero (0), or (y) this Agreement is terminated as a result of Borrower entering into a new financing arrangement with Highbridge or any Affiliate thereof, then the Applicable Prepayment Premium with respect to that portion of the Advances, the Term Loan A and the Term Loan B payable to Highbridge or any Affiliate thereof shall be deemed to be zero
(0)".

          (b) The definition of "EBITDA" is hereby amended by adding the words "non-cash stock compensation charges," immediately after the words "Restructuring Charges," therein.

          (c) The definition of "Highbridge" is hereby amended and restated by deleting it in its entirety and inserting the following in lieu thereof:

          ""Highbridge" means, collectively, Bernard National Loan Investors, Ltd. and Bernard Global Loan Investors, Ltd. (f/k/a Bernard Leveraged Loan Investors, Ltd.), as successors in interest to D.B. Zwirn Special Opportunities Fund, L.P."

          (d) The definition of "Maximum Revolver Amount" is hereby amended by deleting "$19,000,000" therein and inserting "25,000,000" in lieu thereof.

          (e) The definition of "Term Loan A" is hereby amended and restated by deleting it in its entirety and inserting the following in lieu thereof:

          "Term Loan A" means (a) from and after the Closing Date up to (but not including) the Ninth Amendment Effective Date, the Original Term Loan A, and (b) thereafter, collectively, the Original Term Loan A and the Additional Term Loan A.

          (f) The following additional definitions shall be inserted in Section
1.1 of the Loan Agreement in proper alphabetical order:

          "Additional Term Loan A" has the meaning set forth in Section 2.2(a).

          "Additional Term Loan A Commitment" means, with respect to each Lender, its Additional Term Loan A Commitment, and with respect to all Lenders, their Additional Term Loan A Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-2.

          "Ninth Amendment Effective Date" means September 22, 2006.

          "Original Term Loan A" has the meaning set forth in Section 2.2(a).

          "Permitted Deviation" means, with respect to any line item set forth on Schedule 7.18 (other than the line item with respect to the total expansion budget), Capital Expenditures not exceeding 133% of the maximum amount set forth on Schedule 7.18 for such line item.

          (g) All references to "Highbridge/Zwirn Special Opportunities Fund, L.P." in the Loan Agreement or any other Loan Document shall be deemed to be references to "D.B. Zwirn Special Opportunities Fund, L.P." All references to "Bernard Leveraged Loan Investors, Ltd." in the Loan Agreement or any other Loan Document shall be deemed to be references to "Bernard Global Loan Investors, Ltd."

     2.02 AMENDMENT TO SECTION 2.2(A). Section 2.2(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(a) Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender with a Term Loan A Commitment agreed (severally, not jointly or jointly and severally) to make term loans (collectively, "Original Term Loan A") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan A Amount. Prior to the Ninth Amendment Effective Date, the principal amount of the Original Term Loan A was repaid in monthly installments, each in an amount equal to one-thirty-sixth (1/36th) of the Term Loan A Amount. Immediately prior to the Ninth Amendment Effective Date, the outstanding principal amount of the Original Term Loan A was $2,050,000. On the Ninth Amendment Effective Date, subject to the terms and conditions of this Agreement, each Lender with an Additional Term Loan A Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, "Additional Term Loan A") to Borrower in an amount equal to such Lender's Additional Term Loan A Commitment. From and after the Ninth Amendment Effective Date, Term Loan A shall be repaid in monthly installments of $333,333, plus accrued and unpaid interest on such amounts, such installments to be due and payable on the first day of each month commencing on October 1, 2006 and continuing until the Maturity Date, with the outstanding unpaid principal balance and all accrued and unpaid interest under Term Loan A due and payable on the date of termination of this Agreement, whether by its terms, prepayment, or by acceleration. All amounts outstanding under Term Loan A shall constitute Obligations. Once any portion of Term Loan A has been paid or prepaid, it may not be reborrowed."

     2.03 AMENDMENT TO SECTION 6.2. Section 6.2 of the Loan Agreement is hereby amended by (a) deleting "and" at the end of clause (g) in the second row of the table set forth therein; (b) replacing the period at the end of clause (h) in the second row of the table set forth therein with ", and"; (c) adding the following clause (i) in the second row of the table set forth therein: "(i) a detailed report setting forth Capital Expenditures for such monthly period and for the period from January 1 of such year to the end of such monthly period."; and (d) and re-lettering clauses (i) through (m), inclusive, as clauses (j) through (n).

     2.04 AMENDMENT TO SECTION 6.3(C). Section 6.3(c) of the Loan Agreement is hereby amended by (a) deleting "and" at the end of clause (i) therein and substituting in lieu thereof ","; and (b) adding the following clause (iii) at the end thereof: "and (iii) as soon as available, but in any event prior to December 31, 2006, an updated Schedule 7.18, in form and detail substantially the same as the Schedule 7.18 delivered by Borrower to the Lead Lenders on the Ninth Amendment Effective Date, which updated Schedule 7.18 shall be reasonably satisfactory to the Lead Lenders,".

     2.05 AMENDMENT TO SECTION 6.8(D). Section 6.8(d) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:
"Notwithstanding the foregoing, Borrowers shall not be required to renew the key man life insurance policy with respect to James W. Franke when such policy expires on September 12, 2007."

     2.06 AMENDMENTS TO SECTION 7.18(A). Section 7.18(a) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

          "(a) (i) MINIMUM EBITDA. Fail to maintain EBITDA, measured on a month-end basis, of at least the required amount set forth opposite thereto:

Applicable Amount             Applicable Period
-----------------   -------------------------------------
   $19,000,000             For the 12-month period
                           ending August 31, 2006

   $19,000,000             For the 12-month period
                          ending September 30, 2006

   $23,000,000             For the 12-month period
                           ending October 31, 2006

   $24,300,000             For the 12-month period
                          ending November 30, 2006

   $24,400,000             For the 12-month period
                          ending December 31, 2006

   $24,300,000             For the 12-month period
                           ending January 31, 2007

   $24,800,000             For the 12-month period
                          ending February 28, 2007

   $24,000,000             For the 12-month period
                            ending March 31, 2007

   $23,900,000             For the 12-month period
                            ending April 30, 2007

   $23,400,000             For the 12-month period
                             ending May 31, 2007

   $24,200,000             For the 12-month period
                            ending June 30, 2007

   $26,000,000             For the 12-month period
                            ending July 31, 2007

   $27,000,000             For the 12-month period
                           ending August 31, 2007

   $27,000,000             For the 12-month period
                          ending September 30, 2007
   $27,000,000             For the 12-month period
                    ending each fiscal quarter thereafter

               (ii) LEVERAGE RATIO. Permit the Leverage Ratio, as at the end of each period set forth below, to exceed the required ratio set forth in the following table for the applicable period.

Applicable Ratio             Applicable Period
----------------   -------------------------------------
    1.75:1.00             For the 12-month period
                           ending August 31, 2006

    1.90:1.00             For the 12-month period
                         ending September 30, 2006

    1.90:1.00             For the 12-month period
                          ending October 31, 2006

    1.90:1.00             For the 12-month period
                          ending November 30, 2006

    1.95:1.00             For the 12-month period
                          ending December 31, 2006

    1.80:1.00             For the 12-month period
                          ending January 31, 2007

    1.85:1.00             For the 12-month period
                          ending February 28, 2007

    1.85:1.00             For the 12-month period
                           ending March 31, 2007

    1.90:1.00             For the 12-month period
                           ending April 30, 2007

    1.95:1.00             For the 12-month period
                            ending May 31, 2007

    1.90:1.00             For the 12-month period
                            ending June 30, 2007

    1.85:1.00             For the 12-month period

                            ending July 31, 2007

    1.85:1.00             For the 12-month period
                           ending August 31, 2007

    1.85:1.00             For the 12-month period
                         ending September 30, 2007

    1.85:1.00             For the 12-month period
                          ending October 31, 2007

    1.85:1.00             For the 12-month period
                          ending November 30, 2007

    1.85:1.00             For the 12-month period
                          ending December 31, 2007

    1.85:1.00             For the 12-month period
                   ending each fiscal quarter thereafter

     2.07 AMENDMENT TO SECTION 7.18(B)(I). Section 7.18(b)(i) of the Loan Agreement is hereby amended and restated by deleting such Section in its entirety and inserting the following in lieu thereof:

     "(i) CAPITAL EXPENDITURES. Capital Expenditures in any fiscal year in excess of the following: (A) $27,100,000 in fiscal year 2006, (B) $27,100,000 in fiscal year 2007, and (C) for each fiscal year thereafter, an amount to be determined by mutual agreement between Borrower and Lead Lenders or, in the absence of such mutual agreement, $12,000,000; provided, that, notwithstanding the foregoing, (v) in the case of fiscal year 2006, Capital Expenditures in excess of $8,500,000 shall be used solely to support the growth in the business of the Borrower by providing additional "seats" and/or IT enhancements to meet the Projections for such fiscal year in accordance with Schedule 7.18 (subject to any Permitted Deviation), (w) in the case of fiscal year 2007, Capital Expenditures in excess of $12,000,000 shall be used solely to support the growth in the business of the Borrower by providing additional "seats" and/or IT enhancements to meet the Projections for such fiscal year in accordance with the updated
     Schedule 7.18 (subject to any Permitted Deviation) provided by the Borrower to the Lead Lenders pursuant to Section 6.3(c) (as such Schedule may be further updated from time to time with the prior written consent of the Lead Lenders (which may be by facsimile or electronic mail)), (x) in no event shall Capital Expenditures during the third or the fourth fiscal quarter of 2006 exceed $13,000,000, (y) if during fiscal year 2006 the full amount of Capital Expenditures permitted for such fiscal year is not utilized, the lesser of (I) 100% of such unutilized amount and (II) $5,000,000 may be utilized in fiscal year 2007, and (z) in no event shall Capital Expenditures (including any amounts carried over from 2006 in accordance with clause (y) above) during any fiscal quarter of 2007 exceed $10,000,000."

     2.08 AMENDMENT TO SCHEDULE C-1. Schedule C-1 to the Loan Agreement is hereby amended and restated by deleting such Schedule in its entirety and inserting in lieu thereof the Schedule attached hereto as Exhibit A.

     2.09 NEW SCHEDULE C-2. A new Schedule C-2 to the Loan Agreement is hereby added to the Loan Agreement in the form attached hereto as Exhibit B.

     2.10 NEW SCHEDULE 7.18. A new Schedule 7.18 to the Loan Agreement is hereby added to the Loan Agreement in the form attached hereto as Exhibit C.

SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Lenders to enter into this Ninth Amendment, each of Parent and Borrower hereby represents and warrants that:

     3.01 NO DEFAULT. At and as of the date of this Ninth Amendment, after giving effect to this Ninth Amendment, no Default or Event of Default exists.

     3.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Ninth Amendment and at and as of the Effective Date and both prior to and after giving effect to this Ninth Amendment, each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects.

     3.03 CORPORATE POWER, ETC. Such Person (a) has all requisite corporate power and authority to execute and deliver this Ninth Amendment and to consummate the transactions contemplated hereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Ninth Amendment and the consummation of the transactions contemplated hereby.

     3.04 NO CONFLICT. The execution, delivery and performance by such Person of this Ninth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to such Person, the Governing Documents of such Person, or any order, judgment, or decree of any court or other Governmental Authority binding on such Person, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Person, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Person, other than Permitted Liens, or (d) require any unobtained approval of such Person's interestholders or any unobtained approval or consent of any Person under any material contractual obligation of such Person.

     3.05 BINDING EFFECT. This Ninth Amendment has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4. CONDITIONS. This Ninth Amendment shall be effective as of September 22, 2006 (the "Effective Date") upon the fulfillment by the Borrower, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 4:

     4.01 EXECUTION OF THE NINTH AMENDMENT. Each of the parties hereto shall have executed and delivered an original counterpart of this Ninth Amendment.

     4.02 DELIVERY OF OTHER DOCUMENTS. Agent shall have received all such instruments, documents and agreements as any Lead Lender may reasonably request, in form and substance reasonably satisfactory to the Lead Lenders.

     4.03 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 3 hereof shall be true and correct.

     4.04 COMPLIANCE WITH TERMS. The Borrower shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrower in connection herewith.

     4.05 AMENDMENT FEE. A fee in the amount of $331,250 shall be fully earned and payable by Parent and Borrower to Agent, for the benefit of the Lenders, as of the Effective Date, and shall be apportioned among the Lenders as follows:
(a) $125,000 to Wells Fargo Foothill, Inc. (the "WFF Modification Fee"), (b) $75,000 to the Lenders (other than WFF) with Additional Term Loan A Commitments in accordance with their respective Pro Rata Shares thereof, and (c) $131,250 to the Lenders with Term Loan B Commitments in accordance with their respective Pro Rata Shares thereof (the fees set forth in clauses (b) and (c) hereof are collectively referred to as the "DBZ Modification Fee"). Agent is hereby expressly authorized by Borrower and Parent to charge the WFF Modification Fee and the DBZ Modification Fee to the Loan Account on the Effective Date.

SECTION 5. MISCELLANEOUS.

     5.01 CONTINUING EFFECT. Except as specifically provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     5.02 NO WAIVER; RESERVATION OF RIGHTS. This Ninth Amendment is limited as specified and the execution, delivery and effectiveness of this Ninth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Notwithstanding anything contained in this Ninth Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Loan Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default.

     5.03 REFERENCES.

          (a) From and after the Effective Date, the Loan Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Ninth Amendment.

          (b) From and after the Effective Date, (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby and (ii) all references in the Loan Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     5.04 GOVERNING LAW. THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     5.05 SEVERABILITY. The provisions of this Ninth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Ninth Amendment in any jurisdiction.

     5.06 COUNTERPARTS. This Ninth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and Agent.

     5.07 HEADINGS. Section headings in this Ninth Amendment are included herein for convenience of reference only and shall not constitute a part of this Ninth Amendment for any other purpose.

     5.08 BINDING EFFECT; ASSIGNMENT. This Ninth Amendment shall be binding upon and inure to the benefit of Parent, Borrower, the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Parent and Borrower under this Ninth Amendment shall not be assigned or delegated without the prior written consent of Agent.

     5.09 EXPENSES. The Borrower agrees to pay the Lender Group upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender Group (who may be employees of the Lender Group), incurred by the Lender Group in connection with the preparation, negotiation and execution of this Ninth Amendment and any document required to be furnished herewith.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ETELECARE GLOBAL SOLUTIONS, INC.
                                        a Metro-Manila, Philippines corporation, as Parent


                                        By: /s/ J. Michael Dodson
                                            ------------------------------------
                                        Name: J. Michael Dodson
                                        Title: CFO


                                        ETELECARE GLOBAL SOLUTIONS-AZ, INC.
                                        an Arizona corporation, as Borrower


                                        By: /s/ J. Michael Dodson
                                            ------------------------------------
                                        Name: J. Michael Dodson
                                        Title: CFO


                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        as a Lender


                                        By: /s/ Stacy Yucht
                                            ------------------------------------
                                        Name: Stacy Yucht
                                        Title: Senior Vice President


                                        D.B. ZWIRN SPECIAL OPPORTUNITIES
                                        FUND, L.P.,
                                        a Delaware limited partnership,
                                        as a Lender

                                        By: D. B. Zwirn Partners, LLC,
                                            its general partner

                                            By: Zwirn Holdings, LLC,
                                                its managing member


                                        By: /s/ Daniel Zwirn
                                            ------------------------------------
                                        Name: Daniel Zwirn
                                        Title: Authorized Signatory

                       [SIGNATURE PAGE OF NINTH AMENDMENT]

                                        BERNARD GLOBAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ W. Ginsberg
                                            ------------------------------------
                                        Name: W. Ginsberg
                                        Title: Director


                                        BERNARD NATIONAL LOAN INVESTORS, LTD,
                                        a Cayman Islands company, as a Lender


                                        By: /s/ Daniel B. Zwirn
                                            ------------------------------------
                                        Name: Daniel B. Zwirn
                                        Title: Authorized Signatory

                       [SIGNATURE PAGE OF NINTH AMENDMENT]

                                    EXHIBIT A

                       SCHEDULE C-1 TO THE LOAN AGREEMENT

                                   COMMITMENTS

                          REVOLVER    TERM LOAN A   TERM LOAN B      TOTAL
        LENDER           COMMITMENT    COMMITMENT    COMMITMENT    COMMITMENT
        ------          -----------   -----------   -----------   -----------
Wells Fargo Foothill,   $25,000,000   $ 6,000,000           N/A   $31,000,000
Inc.

D.B. Zwirn Special              N/A           N/A           N/A   $         0
Opportunities Fund,
L.P.

Bernard National Loan           N/A   $ 6,000,000   $ 8,000,000   $14,000,000
Investors, Ltd.

Bernard Global Loan             N/A           N/A   $ 9,500,000   $ 9,500,000
Investors, Ltd.

All Lenders             $25,000,000   $12,000,000   $17,500,000   $54,500,000

                                    EXHIBIT B

                       SCHEDULE C-2 TO THE LOAN AGREEMENT

                       ADDITIONAL TERM LOAN A COMMITMENTS

                                    ADDITIONAL TERM
             LENDER                LOAN A COMMITMENT
             ------                -----------------
Wells Fargo Foothill, Inc.             $3,950,000

D.B. Zwirn Special Opportunities              N/A
Fund, L.P.

Bernard National Loan Investors,       $6,000,000
Ltd.

Bernard Global Loan Investors,                N/A
Ltd.

All Lenders                            $9,950,000

                                    EXHIBIT C

                       SCHEDULE 7.18 TO THE LOAN AGREEMENT

                                  SEE ATTACHED.